    As Filed with the Securities and Exchange Commission on April 25, 2008

                                                            File No. 333-111553
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 6 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         LINCOLN BENEFIT LIFE COMPANY
            (Exact name of Registrant as Specified in its Charter)

                            Nebraska 6300 470221457
               (State or other jurisdiction of (Primary Standard
                 Industrial (I.R.S. Employer incorporation or
                   organization) Classification Code Number)
                              Identification No.)

                 2940 South 84th St., Lincoln, Nebraska 68506
                                1-800-525-9287
             (Address of registrant's principal executive offices)

                            WILLIAM F. EMMONS, ESQ.
                         LINCOLN BENEFIT LIFE COMPANY
                              2940 South 84th St.
                               LINCOLN, NE 68506
                                1-800-525-9287
                          (Name of agent for service)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        Calculation of Registration Fee

                                               Proposed  Proposed
                                                Maximum   Maximum
                                      Amount   Offering  Aggregate  Amount of
Title of Each Class                   to be    Price Per Offering  Registration
of Securities to be Registered      Registered   Unit      Price       Fee
------------------------------      ---------- --------- --------- ------------
Market Value Adjusted Interest
  under Individual Flexible
  Premium Deferred Variable Annuity     *          *         *          *

* These Contracts are not issued in predetermined amounts or units. A maximum aggregate offering price of $25,000,000 was previously registered. No additional amount of securities is being registered by this post-effective amendment to the registration statement.

================================================================================

The Consultant Solutions Variable Annuities
(Classic, Plus, Elite, Select)

Lincoln Benefit Life Company

Street Address: 5801 SW 6th Ave. Topeka, KS 66606-0001
Mailing Address: P.O. Box 758561, Topeka, KS 66675-8561
Telephone Number: 800-457-7617 / Fax Number: 1-785-228-4584

1940 Act file number: 811-07924
1933 Act file number: 333-109688

                                                   Prospectus dated May 1, 2008

--------------------------------------------------------------------------------

Lincoln Benefit Life Company ("Lincoln Benefit") is the issuer of the following individual and group flexible premium deferred variable annuity contracts (each, a "Contract"):

   .   Consultant Solutions Classic

   .   Consultant Solutions Plus

   .   Consultant Solutions Elite

   .   Consultant Solutions Select

Effective November 30, 2006, this product is no longer being offered for sale.

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Not all Contracts may be available in all states or through your sales representative. Please check with your sales representative for details.

Each Contract currently offers several investment alternatives ("Investment Alternatives"). The Investment Alternatives include up to 2 fixed account options ("Fixed Account Options"), depending on the Contract, and include 50 variable sub-accounts ("Variable Sub-accounts") of the Lincoln Benefit Life Variable Annuity Account ("Variable Account"). Each Variable Sub-account invests exclusively in shares of the following underlying funds ("Funds"):

 AIM Variable Insurance Funds           Premier VIT

 The Alger American Fund                PIMCO Variable Insurance Trust

 Fidelity(R) Variable Insurance         The Rydex Variable Trust
   Products
                                        T. Rowe Price Equity Series, Inc.
 Janus Aspen Series
                                        Van Eck Worldwide Insurance Trust
 Legg Mason Partners Variable Equity
   Trust                                Van Kampen Life Investment Trust

 Legg Mason Partners Variable Income    The Universal Institutional Funds,
   Trust                                  Inc.

 MFS(R) Variable Insurance Trust(SM)

 Oppenheimer Variable Account Funds

Each Fund has multiple investment Portfolios ("Portfolios"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract value ("Contract Value") a credit enhancement ("Credit Enhancement") of up to 5% (depending on the issue age and your total purchase payments) of such purchase payment. Expenses for this Contract may be higher than a Contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.


We (Lincoln Benefit) have filed a Statement of Additional Information, dated May 1, 2008, with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its table of contents appears on page 74 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                               1     PROSPECTUS

IMPORTANT The Securities and Exchange Commission has not approved or disapproved the securities
  NOTICES described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus.
          Anyone who tells you otherwise is committing a federal crime.

          The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits in, or obligations of, or guaranteed or endorsed by, such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.

          The Contracts are not FDIC insured.

                               2     PROSPECTUS

Table of Contents
--------------------------------------------------------------------------------

                                                          Page
                 ---------------------------------------------
                 Overview
                 ---------------------------------------------
                    Important Terms                         4
                 ---------------------------------------------
                    Overview of Contracts                   5
                 ---------------------------------------------
                    The Contracts at a Glance               6
                 ---------------------------------------------
                    How the Contracts Work                 10
                 ---------------------------------------------
                    Expense Tables                         11
                 ---------------------------------------------
                    Financial Information                  15
                 ---------------------------------------------
                 Contract Features
                 ---------------------------------------------
                    The Contracts                          15
                 ---------------------------------------------
                    Purchases                              17
                 ---------------------------------------------
                    Contract Loans for 403(b) Contracts    19
                 ---------------------------------------------
                    Contract Value                         20
                 ---------------------------------------------
                    Investment Alternatives                33
                 ---------------------------------------------
                       The Variable Sub-accounts           33
                 ---------------------------------------------
                       The Fixed Account Options           38
                 ---------------------------------------------
                       Transfers                           42
                 ---------------------------------------------
                    Expenses                               45
                 ---------------------------------------------
                    Access to Your Money                   49
                 ---------------------------------------------

                                                                  Page
         -------------------------------------------------------------
            Income Payments                                        50
         -------------------------------------------------------------
            Death Benefits                                         56
         -------------------------------------------------------------
         Other Information
         -------------------------------------------------------------
            More Information                                       63
         -------------------------------------------------------------
            Taxes                                                  66
         -------------------------------------------------------------
            Annual Reports and Other Documents                     73
         -------------------------------------------------------------
         Statement of Additional Information Table of Contents     74
         -------------------------------------------------------------
         Appendix A - Contract Comparison Chart                    75
         -------------------------------------------------------------
         Appendix B - Market Value Adjustment                      76
         -------------------------------------------------------------
         Appendix C - Example of Calculation of Income Protection
          Benefit                                                  78
         -------------------------------------------------------------
         Appendix D - Withdrawal Adjustment Example - Death
          Benefits                                                 79
         -------------------------------------------------------------
         Appendix E - Calculation of Enhanced Earnings Death
          Benefit                                                  80
         -------------------------------------------------------------
         Appendix F - Withdrawal Adjustment Example -
          Accumulation Benefit                                     82
         -------------------------------------------------------------
         Appendix G - SureIncome Withdrawal Benefit Option
          Calculation Examples                                     83
         -------------------------------------------------------------
         Appendix H - Accumulation Unit Values                     85
         -------------------------------------------------------------

                               3     PROSPECTUS

Important Terms
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                          Page
                  --------------------------------------------
                  AB Factor                                22
                  --------------------------------------------
                  Accumulation Benefit                     22
                  --------------------------------------------
                  TrueReturn Accumulation Benefit Option   21
                  --------------------------------------------
                  Accumulation Phase                       10
                  --------------------------------------------
                  Accumulation Unit                        15
                  --------------------------------------------
                  Accumulation Unit Value                  15
                  --------------------------------------------
                  Annual Increase Death Benefit Option     57
                  --------------------------------------------
                  Annuitant                                16
                  --------------------------------------------
                  Automatic Additions Program              17
                  --------------------------------------------
                  Automatic Portfolio Rebalancing Program  44
                  --------------------------------------------
                  Beneficiary                              16
                  --------------------------------------------
                  Benefit Base                             22
                  --------------------------------------------
                  Benefit Payment                          28
                  --------------------------------------------
                  Benefit Payment Remaining                28
                  --------------------------------------------
                  Benefit Year                             28
                  --------------------------------------------
                  Co-Annuitant                             16
                  --------------------------------------------
                  *Contract                                15
                  --------------------------------------------
                  Contract Anniversary                      7
                  --------------------------------------------
                  Contract Owner ("You")                   15
                  --------------------------------------------
                  Contract Value                           20
                  --------------------------------------------
                  Contract Year                             7
                  --------------------------------------------
                  Credit Enhancement                       18
                  --------------------------------------------
                  Dollar Cost Averaging Program            44
                  --------------------------------------------
                  Due Proof of Death                       56
                  --------------------------------------------
                  Enhanced Earnings Death Benefit Option   58
                  --------------------------------------------
                  Excess of Earnings Withdrawal            59
                  --------------------------------------------
                  Fixed Account Options                    38
                  --------------------------------------------
                  Free Withdrawal Amount                   47
                  --------------------------------------------
                  Funds                                     1
                  --------------------------------------------
                  Guarantee Period Accounts                38
                  --------------------------------------------
                  Guarantee Options                        21
                  --------------------------------------------
                  Income Plan                              50
                  --------------------------------------------
                  Income Protection Benefit Option         54
                  --------------------------------------------
                  In-Force Earnings                        58
                  --------------------------------------------
                  In-Force Premium                         58
                  --------------------------------------------


                                                                Page
           ---------------------------------------------------------
           Investment Alternatives                               33
           ---------------------------------------------------------
           IRA Contract                                           7
           ---------------------------------------------------------
           Issue Date                                            10
           ---------------------------------------------------------
           Lincoln Benefit ("We")                                63
           ---------------------------------------------------------
           Market Value Adjustment                               40
           ---------------------------------------------------------
           Maximum Anniversary Value (MAV) Death Benefit Option  57
           ---------------------------------------------------------
           Payout Phase                                          10
           ---------------------------------------------------------
           Payout Start Date                                     10
           ---------------------------------------------------------
           Payout Withdrawal                                     53
           ---------------------------------------------------------
           Portfolios                                            63
           ---------------------------------------------------------
           Qualified Contract                                    62
           ---------------------------------------------------------
           Return of Premium ("ROP") Death Benefit               56
           ---------------------------------------------------------
           Rider Application Date                                 7
           ---------------------------------------------------------
           Rider Anniversary                                     21
           ---------------------------------------------------------
           Rider Date                                            21
           ---------------------------------------------------------
           Rider Fee                                              7
           ---------------------------------------------------------
           Rider Maturity Date                                   21
           ---------------------------------------------------------
           Rider Period                                          21
           ---------------------------------------------------------
           Rider Trade-In Option                                 27
           ---------------------------------------------------------
           Right to Cancel                                       18
           ---------------------------------------------------------
           SEC                                                    1
           ---------------------------------------------------------
           Settlement Value                                      56
           ---------------------------------------------------------
           Spousal Protection Benefit (Co-Annuitant) Option      62
           ---------------------------------------------------------
           Standard Fixed Account Option                         39
           ---------------------------------------------------------
           SureIncome Withdrawal Benefit Option                  28
           ---------------------------------------------------------
           Systematic Withdrawal Program                         50
           ---------------------------------------------------------
           Tax Qualified Contract                                69
           ---------------------------------------------------------
           Transfer Period Accounts                              31
           ---------------------------------------------------------
           Trial Examination Period                               6
           ---------------------------------------------------------
           TrueBalance/SM/ Asset Allocation Program              36
           ---------------------------------------------------------
           Withdrawal Benefit Factor                             29
           ---------------------------------------------------------
           Withdrawal Benefit Payout Phase                       29
           ---------------------------------------------------------
           Withdrawal Benefit Payout Phase Start Date            29
           ---------------------------------------------------------
           Valuation Date                                        18
           ---------------------------------------------------------
           Variable Account                                      63
           ---------------------------------------------------------
           Variable Sub-account                                  33
           ---------------------------------------------------------

* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include all four Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.

                               4     PROSPECTUS

Overview of Contracts
--------------------------------------------------------------------------------

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

    . The Consultant Solutions Classic Contract has a mortality and expense risk charge of 1.25%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

    . The Consultant Solutions Plus Contract offers a Credit Enhancement of up to 5% on purchase payments, a mortality and expense risk charge of 1.45%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 8.5% with an 8-year withdrawal charge period;

    . The Consultant Solutions Elite Contract has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

    . The Consultant Solutions Select Contract has a mortality and expense risk charge of 1.70%, an administrative expense charge of 0.10%*, and no withdrawal charges.

Other differences among the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

* The administrative expense charge may be increased, but will never exceed 0.25%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.

                               5     PROSPECTUS

The Contracts at a Glance
--------------------------------------------------------------------------------

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.


Flexible Payments        We are no longer offering new Contracts. You can add to your Contract as often and as much as you like, but each subsequent payment must be at least
                         $1,000 ($100 for automatic payments).

                         We reserve the right to accept a lesser initial purchase payment amount for each
                         Contract. We may limit the cumulative amount of purchase payments to a maximum of $1,000,000 in any Contract. You must maintain a minimum
                         Contract Value of $1,000.

                         For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement of up to 5%
                         of such purchase payment.
------------------------------------------------------------------------------------------------------------
Trial Examination Period You may cancel your Contract within 20 days of receipt or any longer period as your state may require ("Trial Examination Period"). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable
                         Account, including the deduction of mortality and expense risk charges and administrative expense charges. If you cancel your Contract during the Trial
                         Examination Period, the amount we refund to you will not include any Credit
                         Enhancement. See "Trial Examination Period" for details.
------------------------------------------------------------------------------------------------------------
Expenses                 Each Portfolio pays expenses that you will bear indirectly if you invest in a
                         Variable Sub-account. You also will bear the following expenses:

                         Consultant Solutions Classic Contracts

                         .      Annual mortality and expense risk charge equal to 1.25% of average daily net assets.

                         .      Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                         Consultant Solutions Plus Contracts

                         .      Annual mortality and expense risk charge equal to 1.45% of average daily net assets.

                         .      Withdrawal charges ranging from 0% to 8.5% of purchase payments withdrawn.

                         Consultant Solutions Elite Contracts

                         .      Annual mortality and expense risk charge equal to 1.60% of average daily net assets.

                         .      Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                         Consultant Solutions Select Contracts

                         .      Annual mortality and expense risk charge equal to 1.70% of average daily net assets.

                         .      No withdrawal charges.


                               6     PROSPECTUS

  All Contracts

  .      Annual administrative expense charge of 0.10% average daily net assets
         (up to 0.25% for future Contracts).

  .      Annual contract maintenance charge of $40 (reduced to $30 if Contract
         Value is at least $2000, and waived in certain cases).

  .      If you select the Maximum Anniversary Value (MAV) Enhanced Death
         Benefit Option ("MAV Death Benefit Option") you will pay an additional mortality and expense risk charge of 0.20% (up to 0.50% for Options added in the future).

  .      If you select the Annual Increase Enhanced Death Benefit Option
         ("Annual Increase Death Benefit Option"), you will pay an additional mortality and expense risk charge of 0.30% (up to 0.50% for options added in the future).

  . If you select the Enhanced Earnings Death Benefit Option you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner, the Co-Annuitant, and/or oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later ("Rider Application Date").

  . If you select the TrueReturn Accumulation Benefit Option you would pay an additional annual fee ("Rider Fee") of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary ("Contract Anniversary") during the Rider Period.
         You may not select the TrueReturn Accumulation Benefit Option together with the SureIncome Withdrawal Benefit Option.

  .      If you select the SureIncome Withdrawal Benefit Option ("SureIncome
         Option") you would pay an additional annual fee ("SureIncome Option
         Fee") of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (See the SureIncome Option
         Fee section). You may not select the SureIncome Option together with the TrueReturn Accumulation Benefit Option.

  . If you select the Income Protection Benefit Option you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

  . If you select the Spousal Protection Benefit (Co-Annuitant) Option you would pay an additional annual fee ("Rider Fee") of 0.10% (up to 0.15% for Options added in the future) of the Contract Value ("Contract Value") on each Contract Anniversary. This Option is available only for Individual Retirement Annuity ("IRA") Contracts qualified under
         Section 408 of the Internal Revenue Code. For Contracts purchased on or after May 1, 2005, we may discontinue offering the Spousal Protection
         Benefit (Co-Annuitant) Option at any time. No Rider Fee is charged for the Spousal Protection Benefit (Co-Annuitant) Option for Contract
         Owners who added the Option prior to May 1, 2005.

  .      Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12/th/ transfer in any Contract Year ("Contract
         Year"), but not more than $25. A Contract Year is measured from the date we issue your Contract or a Contract Anniversary.

  .      State premium tax (if your state imposes one)

  .      Not all Options are available in all states

  .      We may discontinue offering any of these Options at any time.
------------------------------------------------------------------------------------------

                               7     PROSPECTUS

-------------------------------------------------------------------------------------------------------------
Investment Alternatives Each Contract offers several investment alternatives including:

                        .      up to 2 Fixed Account Options that credit interest at rates we guarantee,
                               and

                        .      50 Variable Sub-accounts investing in Portfolios offering professional money management by these investment advisers:

                        .         Invesco A I M Advisors, Inc.

                        .         Fred Alger Management, Inc.

                        .         Fidelity Management & Research Company

                        .         Janus Capital Management LLC

                        .         MFS(TM) Investment Management

                        .         OppenheimerFunds, Inc.

                        .         OpCap Advisors LLC

                        .         Pacific Investment Management Company LLC

                        .         Rydex Investments

                        .         Legg Mason Partners Fund Advisor, LLC

                        .         T. Rowe Price Associates, Inc.

                        .         Van Eck Associates Corporation

                        .         Van Kampen Asset Management

                        .         Van Kampen/(1)/

                           (1) Morgan Stanley Investment Management Inc., the adviser to the UIF
                           Portfolios, does business in certain instances using the name Van Kampen.

                        Not all Fixed Account Options are available in all states or with all Contracts.

                        To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-accounts have performed, please call us at 800-457-
                        7617.
-------------------------------------------------------------------------------------------------------------
Special Services        For your convenience, we offer these special services:

                        .      Automatic Portfolio Rebalancing Program

                        .      Automatic Additions Program

                        .      Dollar Cost Averaging Program

                        .      Systematic Withdrawal Program

                        .      TrueBalance/SM/ Asset Allocation Program
-------------------------------------------------------------------------------------------------------------
Income Payments         You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

                        .      life income with guaranteed number of payments

                        .      joint and survivor life income with guaranteed number of payments

                        .      guaranteed number of payments for a specified period

                        .      life income with cash refund

                        .      joint life income with cash refund

                        .      life income with installment refund

                        .      joint life income with installment refund

                        In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.
-------------------------------------------------------------------------------------------------------------


                               8     PROSPECTUS

--------------------------------------------------------------------------------------------------
Death Benefits If you die before the Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract. In addition to the death benefit included in your Contract ("ROP Death Benefit"), the death benefit options we currently offer include:

               .      MAV Death Benefit Option;

               .      Annual Increase Death Benefit Option; and

               .      Enhanced Earnings Death Benefit Option.
--------------------------------------------------------------------------------------------------
Transfers      Before the Payout Start Date, you may transfer your Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less.
               The minimum amount that can be transferred into the Standard Fixed Account or
               Market Value Adjusted Account Options is $100.

               A charge may apply after the 12/th/ transfer in each Contract Year.
--------------------------------------------------------------------------------------------------
Withdrawals    You may withdraw some or all of your Contract Value at any time during the
               Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. If any withdrawal reduces your Contract
               Value to less than $1,000, we will treat the request as a withdrawal of the entire
               Contract Value, unless the SureIncome Withdrawal Benefit Option is in effect under your Contract. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a Market Value
               Adjustment may also apply.
--------------------------------------------------------------------------------------------------

                               9     PROSPECTUS

How the Contracts Work
--------------------------------------------------------------------------------

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "Contract Owner") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans") described on 53. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

                                  [FLOW CHART]



Other income payment options are also available. See "Income Payments."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."


Please call us at 800-457-7617 if you have any question about how the Contracts work.


                               10     PROSPECTUS

Expense Tables
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.

Contract Owner Transaction Expenses

Withdrawal Charge (as a percentage of purchase payments withdrawn)*

                                    Number of Complete Years Since We Received the Purchase Payment
                                       Being Withdrawn/Applicable Charge:
 ---------------------------------------------------------------------------------------------------
 Contract:                            0       1       2       3       4      5    6       7    8+
 Consultant Solutions Classic         7%      7%      6%      5%      4%     3%   2%      0%    0%
 Consultant Solutions Plus          8.5%    8.5%    8.5%    7.5%    6.5%   5.5%   4%    2.5%    0%
 Consultant Solutions Elite:          7%      6%      5%      0%      0%     0%   0%      0%    0%
 Consultant Solutions Select:                         None

 All Contracts:
 Annual Contract Maintenance Charge                   $40**
 Transfer Fee                       up to 2.00% of the amount transferred, but not more than $25***
 Premium Taxes                         0% to 4.00% of Purchase Payment****
 Loan Interest Rate                                7.25%*****

   * Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

   ** Reduced to $30 if Contract Value is not less than $2000, and waived in certain cases. See "Expenses."

   *** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred. The transfer fee will never be greater than $25.

   **** Some States charge premium taxes that generally range from 0 to 4%. We are responsible for paying these taxes, and will deduct them from your Contract Value. Our current practice is to not charge for these taxes until the Payout Start Date or surrender of the Contract. See "Premium Taxes" for more information.

   ***** For more information, see "Contract Loans for 403(b) Contracts." The loan interest rate is subject to change.

Variable Account Annual Expenses (as a percentage of average daily net asset value deducted from each Variable Sub-account)

If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                             Mortality and Expense Administrative  Total Variable Account
Basic Contract (without any optional benefit)                     Risk Charge      Expense Charge*     Annual Expense
-------------------------------------------------------------------------------------------------------------------------
Consultant Solutions Classic                                         1.25%              0.10%              1.35%
-------------------------------------------------------------------------------------------------------------------------
Consultant Solutions Plus                                            1.45%              0.10%              1.55%
-------------------------------------------------------------------------------------------------------------------------
Consultant Solutions Elite                                           1.60%              0.10%              1.70%
-------------------------------------------------------------------------------------------------------------------------
Consultant Solutions Select                                          1.70%              0.10%              1.80%
-------------------------------------------------------------------------------------------------------------------------

   * We reserve the right to raise the administrative expense charge to 0.25%. If we increase this charge, we will amend the prospectus, accordingly. However, we will not increase the charge once we issue your Contract.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

 MAV Death Benefit Option               Currently 0.20%, up to a maximum of
                                        0.50% for Options added in the future
                                        *
 Annual Increase Death Benefit Option   Currently 0.30%, up to a maximum of
                                        0.50% for Options added in the future
                                        *
 Enhanced Earnings Death Benefit        Currently 0.25%, up to a maximum of
  Option (issue age 0-70)               0.35% for Options added in the future
                                        *
 Enhanced Earnings Death Benefit        Currently 0.40%, up to a maximum of
  Option (issue age 71-79)              0.50% for Options added in the future
                                        *

                               11     PROSPECTUS

If you select the Options with the highest possible combination of mortality and expense risk charges during the Accumulation Phase, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option,
Annual Increase Death Benefit Option, and                    Mortality and Expense Administrative  Total Variable Account
Enhanced Earnings Death Benefit Option (issue age 71-79)         Risk Charge*      Expense Charge*     Annual Expense
-------------------------------------------------------------------------------------------------------------------------
Consultant Solutions Classic                                         2.15%              0.10%              2.25%
-------------------------------------------------------------------------------------------------------------------------
Consultant Solutions Plus                                            2.35%              0.10%              2.45%
-------------------------------------------------------------------------------------------------------------------------
Consultant Solutions Elite                                           2.50%              0.10%              2.60%
-------------------------------------------------------------------------------------------------------------------------
Consultant Solutions Select                                          2.60%              0.10%              2.70%
-------------------------------------------------------------------------------------------------------------------------

   * As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher in the future if you add this Option to your Contract. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract. If we increase any of these charges, we will amend the prospectus, accordingly.

TrueReturn Accumulation Benefit Option Annual Fee

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

TrueReturn Accumulation Benefit Option                       Currently 0.50%, up to a
                                                              maximum of 1.25% for
                                                              Options added in the
                                                              future. *
-------------------------------------------------------------------------------------

   * If we increase this charge, we will amend the prospectus, accordingly. See "TrueReturn Accumulation Benefit Option" for details.

Spousal Protection Benefit (Co-Annuitant) Option Annual Fee

(annual rate as a percentage of Contract Value on a Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option             Currently 0.10%, up to a
                                                              maximum of 0.15% for
                                                              Options added in the
                                                              future *
-------------------------------------------------------------------------------------

   * For Options added on or after 5/1/2005. If we increase this charge, we will amend the prospectus, accordingly. See "Spousal Protection Benefit (Co-Annuitant) Option" for details.

SureIncome Option Fee

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

SureIncome Withdrawal Benefit Option                         Currently 0.50%, up to a
                                                              maximum of 1.25% for
                                                              SureIncome Options
                                                              added in the future *
-------------------------------------------------------------------------------------

   * If we increase this charge, we will amend the prospectus, accordingly. See "SureIncome Withdrawal Benefit Option" for details.

Income Protection Benefit Option Fee (Payout Phase only)*

(as a percentage of average daily net assets)

Income Protection Benefit Option                             Currently 0.50%, up to a
                                                              maximum of 1.25% for
                                                              Options added in the
                                                              future*
-------------------------------------------------------------------------------------

   * See "Income Payments - Income Protection Benefit Option," below, for a description of the Income Protection Benefit Option. You may add this Option when you elect to receive annuity benefits. We begin to deduct the charge for this Option on the Payout Start Date. Currently, the charge for this Option is 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We will charge you the Option charge in effect when you choose to apply this Option to your Contract. We reserve the right to raise the Income Protection Benefit Option charge to up to 0.75%. If we increase this charge, we will amend the prospectus accordingly. Once your Income Protection Benefit Option is in effect, however, we will not change the option charge you will pay for this Option. See "Expenses - Mortality and Expense Risk Charge," below, for details.

                               12     PROSPECTUS

Portfolio Annual Expenses - Minimum and Maximum

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisors and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the second table below and in the prospectus for each Portfolio.


                                                               Minimum Maximum
  ----------------------------------------------------------------------------
  Total Annual Portfolio Operating Expenses/(1)/ (expenses
  that are deducted from Portfolio assets, which may include management fees, distribution and/or services (12b-1) fees,
  and other expenses)                                           0.35%   5.32%
  ----------------------------------------------------------------------------



(1)Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2007.


Example 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..   invested $10,000 in the Contract for the time periods indicated;

..   earned a 5% annual return on your investment;

..   surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

..   elected the MAV Death Benefit Option and the Annual Increase Death Benefit
    Option;

..   elected the Enhanced Earnings Death Benefit Option (assuming issue age
    71-79);

..   elected the Spousal Protection Benefit (Co-Annuitant) Option; and

..   elected the TrueReturn Accumulation Benefit Option or SureIncome Withdrawal
    Benefit Option.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.


                           Consultant Solutions Classic      Consultant Solutions Plus
                          1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years
-----------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio Expenses $1,460 $2,936  $4,303   $7,456  $1,608 $3,203  $4,595   $7,568
-----------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio Expenses $  952 $1,507  $2,079   $3,756  $1,100 $1,780  $2,390   $3,945
-----------------------------------------------------------------------------------------

                            Consultant Solutions Elite      Consultant Solutions Select
                          1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years
-----------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio Expenses $1,411 $2,606  $4,187   $7,650  $  911 $2,633  $4,226   $7,704
-----------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio Expenses $  902 $1,188  $1,997   $4,084  $  403 $1,218  $2,046   $4,175
-----------------------------------------------------------------------------------------




                               13     PROSPECTUS

Example 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.


                            Consultant Solutions Classic      Consultant Solutions Plus
                           1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years
------------------------------------------------------------------------------------------
Costs Based on Maximum
 Annual Portfolio Expenses  $865  $2,511  $4,048   $7,456   $886  $2,565  $4,128   $7,568
------------------------------------------------------------------------------------------
Costs Based on Minimum
 Annual Portfolio Expenses  $357  $1,082  $1,824   $3,756   $377  $1,142  $1,923   $3,945
------------------------------------------------------------------------------------------

                             Consultant Solutions Elite      Consultant Solutions Select
                           1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years
------------------------------------------------------------------------------------------
Costs Based on Maximum
 Annual Portfolio Expenses  $901  $2,606  $4,187   $7,650   $911  $2,633  $4,226   $7,704
------------------------------------------------------------------------------------------
Costs Based on Minimum
 Annual Portfolio Expenses  $392  $1,188  $1,997   $4,084   $403  $1,218  $2,046   $4,175
------------------------------------------------------------------------------------------




Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented. The examples reflect the Free Withdrawal Amounts, if applicable, and the deduction of the annual contract maintenance charge of $40 each year. The above examples assume you have selected the MAV Death Benefit Option, the Annual Increase Death Benefit Option, the Enhanced Earnings Death Benefit Option (assuming the oldest Contract Owner and Co-Annuitant, or, if the Contract Owner is a non-living person, the oldest Annuitant, are age 71 or older, and all are age 79 or younger on the Rider Application Date), the Spousal Protection Benefit (Co-Annuitant) Option, and the TrueReturn Accumulation Benefit Option or SureIncome Withdrawal Benefit Option. If any or all of these features were not elected, the expense figures shown above would be slightly lower.

                               14     PROSPECTUS

Financial Information
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix H of this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The financial statements of Lincoln Benefit and the financial statements of the Variable Account, which are comprised of the financial statements of the underlying sub-accounts, appear in the Statement of Additional Information.


The Contracts
--------------------------------------------------------------------------------

CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Lincoln Benefit, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

    .  the investment alternatives during the Accumulation and Payout Phases,

    .  the amount and timing of your purchase payments and withdrawals,

    .  the programs you want to use to invest or withdraw money,

    .  the income payment plan(s) you want to use to receive retirement income,

    . the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..   the Beneficiary or Beneficiaries who will receive the benefits that the
    Contract provides when the last surviving Contract Owner dies, or, if the Contract Owner is a non-living person, an Annuitant dies, and

    . any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die prior to the Payout Start Date, any surviving joint Contract Owner, or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a non-living person, we will pay the death benefit to the current Contract Owner.

The Contract cannot be jointly owned by both a living and a non-living person. The Consultant Solutions Select is not available for purchase by non-living persons. The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the MAV Death Benefit Option, the Annual Increase Death Benefit Option, or the Enhanced Earnings Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 85.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.

Except for certain Qualified Contracts, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

                               15     PROSPECTUS

ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). If the Contract is a Non-Qualified Contract, you also may designate a joint Annuitant, who is a second person on whose life income payments depend. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.

If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

If you select the MAV Death Benefit Option, Annual Increase Death Benefit Option, or Enhanced Earnings Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is 79.

If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application date is age 90. If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is currently age 85.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.

CO-ANNUITANT
Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option must name their spouse as a Co-Annuitant:

    . the individually owned Contract must be either a traditional, Roth or Simplified Employee Pension IRA;

    .  the Contract Owner must be age 90 or younger on the Rider Application
       Date;

    . and the Co-Annuitant must be age 79 or younger on the Rider Application Date; and

    .  the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date and the "Death of Annuitant" provision of your Contract does not apply upon the death of the Co-Annuitant. If you are single when you purchase this Contract, and are married later, you may add the Spousal Protection Benefit Option within six months of your marriage only if you provide proof of marriage in a form satisfactory to us. You may change the Co-Annuitant to a new spouse within six months of re-marriage only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. The Co-Annuitant will be considered an Owner for the purposes of determining the age or birthday of the Owners under the MAV Death Benefit Option, the Annual Increase Death Benefit Option and the Enhanced Earnings Death Benefit Option. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.

BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement ("Death Proceeds") or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries. We will provide a form to be signed by you and filed with us. Once we accept the form, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the

                               16     PROSPECTUS
sole surviving Contract Owner dies, the new Beneficiary will be:

    .  your spouse or, if he or she is no longer living,

    .  your surviving children equally, or if you have no surviving children,

    .  your estate.

If more than one Beneficiary survives you, we will divide the death benefit among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the death benefit in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract owner is not a living person), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple Beneficiaries, we will only value the death proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any death proceed amounts attributable to any Beneficiary which remain in the Variable Sub-accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the death proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the death proceeds. Each Beneficiary will exercise all rights related to his or her share of the death proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

MODIFICATION OF THE CONTRACT
Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Contract.

Purchases
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
The minimum initial purchase payment for Classic Contracts is $1,200 (Qualified or Non-Qualified Contracts); the minimum initial purchase payment for all other Non-Qualified Contracts is $10,000, ($2,000 for Qualified Contracts). All subsequent purchase payments under a Contract must be $1,000 or more ($100 for automatic payments). For Consultant Solutions Plus Contracts, purchase payments do not include any Credit Enhancements. You may make purchase payments at any time prior to the Payout Start Date; however, any additional payments after the initial purchase payment may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $100 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.

                               17     PROSPECTUS

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling 1-800-457-7617.


We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

For Consultant Solutions Select Contracts, the maximum amount that can be allocated during any single day to certain selected funds is $25,000. Please see the current list of funds affected by this restriction on page 25.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central
Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed for the next Valuation Date.

CREDIT ENHANCEMENT
For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment if the oldest Contract Owner, or, if the Contract Owner is a non-living person, the oldest Annuitant, is age 85 or younger on the date we receive the completed application for the Contract ("Application Date"). If the oldest Contract Owner or, if the Owner is a non-living person, the oldest Annuitant is age 86 or older and 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. The thresholds apply individually to each Consultant Solutions Plus Contract you own. The additional Credit Enhancements and their corresponding thresholds are as follows:

                                             Cumulative Purchase
                   Additional Credit       Payments less Cumulative
                 Enhancement for Large         Withdrawals must
                       Contracts                   exceed:
             0.50% of the purchase payment        $  500,000
             1.00% of the purchase payment        $1,000,000

If, during the first Contract Year only, the cumulative purchase payments less cumulative withdrawals exceed the thresholds, the additional credit enhancement will apply to prior purchase payments, less cumulative withdrawals, and will be added to the Contract Value as of the date of the most recent purchase payment. The additional credit enhancement will be applied only once to any given purchase payment, current or prior.

If you exercise your right to cancel the Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See "Trial Examination Period" below for details. The Consultant Solutions Plus Contract may not be available in all states.

We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the most recent purchase payment. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.

We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See "Expenses." Under certain circumstances (such as a period of poor market performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.

TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this "Right to Cancel," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code
Section 408(b), we

                               18     PROSPECTUS
will refund the greater of any purchase payments or the Contract Value.

For Consultant Solutions Plus Contracts, we have received regulatory relief to enable us to recover the amount of any Credit Enhancement applied to Contracts that are cancelled during the Trial Examination Period. The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement. In states where required, we will return the amount of your purchase payments. In other states, we will return the amount of your purchase payments, reduced by the amount of any mortality and expense risk charges and administrative expense charges deducted prior to cancellation, and adjusted by any investment gain or loss associated with:

    .  your Variable Account purchase payments; and

    .  any portion of the Credit Enhancement assigned to the Variable
       Sub-accounts.

We reserve the right to allocate your purchase payments to the PIMCO VIT Money Market - Administrative Shares Sub-Account during the Trial Examination Period. For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the PIMCO VIT Money Market - Administrative Shares Sub-Account. On the next Valuation Date 40 day after the issue date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.

State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for any state specific information.

Contract Loans for 403(b) Contracts
--------------------------------------------------------------------------------


Subject to the restrictions described below, we will make loans to the Contract Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Internal Revenue Code. Such loans may not be available in all states. Loans are not available under non-qualified Contracts. We will only make loans after the right to cancel period and before the Payout Start Date. All loans are subject to the terms of the Contract, the relevant qualified plan, and the Internal Revenue Code, which impose restrictions on loans. Loans may not be available with all rider options.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the amount available for full withdrawal, including any applicable Market Value Adjustment, under your Contract on the date of the loan. In addition, you may not borrow a loan if the total of the requested loan and all of your loans under TSA Plans with the same employer is more than the lesser of (a) or (b) where:

   (a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

   (b) equals the greater of $10,000 or half of the amount available for full withdrawal.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Payout Start Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Internal Revenue Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Variable Account and/or the Fixed Account Options to the Loan Account as collateral for the loan. The Loan Account is an account established for amounts transferred from the Variable Sub-accounts or Fixed Account Options as security for an outstanding Contract loan. We will transfer to the Loan Account amounts from each Variable Sub-account in proportion to the total assets in all Variable Sub-accounts. If your loan amount is greater than your Contract Value in the Variable Sub-accounts, we will transfer the remaining required collateral from the Market Value Adjusted or Standard Fixed Account Option. If your loan amount is greater than your contract value in the Variable Sub-accounts and the Market Value Adjusted or Standard Fixed Account Option, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Options.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Variable Sub-accounts or any of the Fixed Account Options. We may, however, apply a Market Value Adjustment to a transfer from the Market Value Adjusted Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Market Value Adjusted Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan

                               19     PROSPECTUS

Account will be the greater of: (a) an annual effective rate of 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Variable Sub-accounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

(1)the Death Proceeds;

(2)full withdrawal proceeds;

(3)the amount available for partial withdrawal; and

(4)the amount applied on the Payout Start Date to provide income payments.

If a New Owner elects to continue the Contract under Death of Owner Option D, the new Contract Value will be reduced by the amount of the loan outstanding plus accrued interest and the loan will be canceled.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Variable Sub-account(s) in the proportion that you have selected for your most recent Purchase Payment. Allocations of loan payments are not permitted to the Fixed Accounts (Standard Fixed Account, Market Value Adjusted Account, and Dollar Cost Averaging Fixed Account Option). If your Purchase
Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the PIMCO Money Market Sub-account.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. Until we are permitted by law to extinguish a defaulted loan, we will continue to charge interest and add unpaid interest to your outstanding loan balance.

If the total loan balance exceeds the amount available for full withdrawal, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

Contract Value
--------------------------------------------------------------------------------


On the Issue Date, the Contract Value is equal to your initial purchase payment (for Consultant Solutions Plus Contracts, your initial purchase payment plus the Credit Enhancement).

Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-account by (ii) the Accumulation Unit Value of that Variable Sub-account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-account when the Accumulation Unit Value for the Sub-account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-account to your Contract. For Consultant Solutions Plus Contracts, we would credit your Contract additional Accumulation Units of the Variable Sub-account to reflect the Credit Enhancement paid on your purchase payment. See "Credit Enhancement." Withdrawals and transfers from a Variable Sub-account would, of course, reduce the number of Accumulation Units of that Sub-account allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

    . changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

..   the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

                               20     PROSPECTUS

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

You should refer to the prospectuses for the Funds for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

TRUERETURN ACCUMULATION BENEFIT OPTION
We offer the TrueReturn Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Accumulation Benefit Option guarantees a minimum Contract Value on the "Rider Maturity Date." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Accumulation Benefit Option" below for details on termination.

The TrueReturn Accumulation Benefit Option is available at time of application for the Contract, or the date we receive a written request to add the option, whichever is later, subject to availability and issue requirements. Currently, you may not add the TrueReturn Option to your Contract after Contract issue without prior approval if your Contract Value is greater than $1,000,000 at the time you try to add the TrueReturn Option. Currently, you may have only one TrueReturn Accumulation Benefit Option in effect on your Contract at one time. You may have only either the TrueReturn Accumulation Benefit Option or the SureIncome Option in effect on your Contract at one time. The TrueReturn Accumulation Benefit Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the youngest Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Accumulation Benefit Option may be cancelled at any time on or after the 5th Rider Anniversary by:

..   notifying us in writing in a form satisfactory to us; or

    . changing your investment allocations or making other changes so that that the allocation of investment alternatives no longer adheres to the investment requirements for the TrueReturn Accumulation Benefit Option. For more information regarding investment requirements for this Option, see the "Investment Requirements" section below.

The "Rider Anniversary" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Accumulation Benefit Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Accumulation Benefit Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Accumulation Benefit Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "Rider Period" begins on the Rider Date and ends on the Rider Maturity Date. The "Rider Date" is the date the TrueReturn Accumulation Benefit Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two "Guarantee Options," Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the "Investment Requirements" section below and may depend upon the Rider Date. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Accumulation Benefit Option may not be available in all states. We may discontinue offering the TrueReturn Accumulation Benefit Option at any time.

Accumulation Benefit.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the PIMCO Money Market Variable Sub-account. You may transfer the excess amount out of the PIMCO Money Market Variable Sub-account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Accumulation

                               21     PROSPECTUS

Benefit Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Accumulation Benefit Option provides no additional benefit.

The "Accumulation Benefit" is equal to the Benefit Base multiplied by the AB Factor. The "AB Factor" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

                                  AB Factors
                       Rider Period    Guarantee Guarantee
                     (number of years) Option 1  Option 2
                     -------------------------------------
                            8            100.0%       NA
                     -------------------------------------
                            9            112.5%       NA
                     -------------------------------------
                            10           125.0%    100.0%
                     -------------------------------------
                            11           137.5%    110.0%
                     -------------------------------------
                            12           150.0%    120.0%
                     -------------------------------------
                            13           162.5%    130.0%
                     -------------------------------------
                            14           175.0%    140.0%
                     -------------------------------------
                            15           187.5%    150.0%
                     -------------------------------------
                            16           200.0%    160.0%
                     -------------------------------------
                            17           212.5%    170.0%
                     -------------------------------------
                            18           225.0%    180.0%
                     -------------------------------------
                            19           237.5%    190.0%
                     -------------------------------------
                            20           250.0%    200.0%
                     -------------------------------------

The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

Example 1: Guarantee Option 1

                  Guarantee Option:                       1
                  Rider Period:                          15
                  AB Factor:                           187.5%
                  Rider Date:                          1/2/04
                  Rider Maturity Date:                 1/2/19
                  Benefit Base on Rider Date:          $50,000
                  Benefit Base on rider Maturity Date: $50,000

              On the Rider Maturity Date (1/2/19):
              Accumulation Benefit =Benefit Base on Rider Maturity
                                    Date X AB Factor
                                   =$50,000 X 187.5%
                                   =$93,750

Example 2: Guarantee Option 2

                  Guarantee Option:                       2
                  Rider Period:                          15
                  AB Factor:                           150.0%
                  Rider Date:                          1/2/04
                  Rider Maturity Date:                 1/2/19
                  Benefit Base on Rider Date:          $50,000
                  Benefit Base on rider Maturity Date: $50,000

              On the Rider Maturity Date (1/2/19):
              Accumulation Benefit =Benefit Base on Rider Maturity
                                    Date X AB Factor
                                   =$50,000 X 150.0%
                                   =$75,000

Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See "Investment Requirements" below for more information.

Benefit Base.

The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "Benefit Base" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

    . The Benefit Base will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

    . The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

   (a) = the withdrawal amount;

   (b) = the Contract Value immediately prior to the withdrawal; and

   (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.

Investment Requirements.

If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the

                               22     PROSPECTUS
investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option ("Model Portfolio Option") you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain investment alternatives.

We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will not apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.

If you have an outstanding loan balance, you may not elect the TrueReturn Option until the outstanding balance has been repaid. If you elect the TrueReturn Option, we will not make a policy loan to you until the TrueReturn Option matures or is cancelled.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

1) to a model portfolio option ("Model Portfolio Option") available with the Guarantee Option you selected, as defined below; or

2) to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and interest according to a Model Portfolio Option available for use with the Guarantee Option you selected; or

3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2 and TrueBalance/SM/ Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn Option:

                 Guarantee Option 1        Guarantee Option 2
              ---------------------------------------------------
              *Model Portfolio Option 1 *Model Portfolio Option 2
              *TrueBalance              *TrueBalance
               Conservative Model        Conservative Model
               Portfolio Option          Portfolio Option
              *TrueBalance Moderately   *TrueBalance Moderately
               Conservative Model        Conservative Model
               Portfolio Option          Portfolio Option
                                        *TrueBalance Moderate
                                         Model Portfolio Option
                                        *TrueBalance Moderately
                                         Aggressive Model
                                         Portfolio Option
                                        *TrueBalance Aggressive
                                         Model Portfolio Option
              ---------------------------------------------------

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

Any subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your most recent instructions on file with us. You must comply with any required percentage allocations for the Model Portfolio Option you have selected. You may also request that purchase payments (and Credit Enhancement for Consultant Solutions Plus Contracts) be allocated to the DCA Fixed Account Option.

                               23     PROSPECTUS

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Effective May 1, 2005, certain Variable Sub-Accounts under Model Portfolio 1 have been reclassified into different asset categories. These changes apply to TrueReturn Accumulation Benefit Options effective both prior to and on or after May 1, 2005. The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category:

                           Model Portfolio Option 1
--------------------------------------------------------------------------------
                                20% Category A
                                50% Category B
                                30% Category C
                                 0% Category D
--------------------------------------------------------------------------------

Category A
Fidelity VIP Money Market - Service Class 2 Sub-Account
PIMCO VIT Money Market - Administrative Shares Sub-Account
--------------------------------------------------------------------------------
Category B
Fidelity VIP Investment Grade Bond - Service Class 2 Sub-Account
Legg Mason Partners Variable Global High Yield Bond - Class II Sub-Account
MFS High Income - Service Class Sub-Account
PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account PIMCO VIT Real Return - Administrative Shares Sub-Account
PIMCO VIT Total Return - Administrative Shares Sub-Account

UIF U.S. Real Estate, Class II Sub-Account/(1)(4)/

Van Kampen LIT Government, Class II Sub-Account


--------------------------------------------------------------------------------
Category C
AIM V.I. Basic Value - Series II Sub-Account
AIM V.I. Core Equity - Series II Sub-Account
AIM V.I. Mid Cap Core Equity - Series II Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Equity-Income - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Overseas - Service Class 2 Sub-Account
Fidelity VIP Asset Manager/(SM)/ - Service Class 2 Sub-Account

Janus Aspen Series International Growth - Service Shares Sub-Account

Janus Aspen Series Forty - Service Shares Sub-Account
Janus Aspen Series Mid Cap Value - Service Shares Sub-Account
Janus Aspen Series INTECH Risk-Managed Core - Service Shares Sub-Account Janus Aspen Series Balanced - Service Shares Sub-Account
Janus Aspen Series Small Company Value - Service Shares Sub-Account
Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account/(1)/
Legg Mason Partners Variable Investors - Class I Sub-Account/(2)/
MFS Investors Trust - Service Class Sub-Account
MFS Total Return - Service Class Sub-Account
MFS Investors Growth Stock - Service Class Sub-Account
MFS Value - Service Class Sub-Account
Oppenheimer MidCap/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account


Premier VIT OpCap Balanced Sub-Account
Rydex VT Sector Rotation Sub-Account
T. Rowe Price Equity Income - II Sub-Account
T. Rowe Price Blue Chip Growth - II Sub-Account
Van Eck Worldwide Absolute Return Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
--------------------------------------------------------------------------------
Category D (Variable Sub-Accounts not available under Model Portfolio Option 1) AIM V.I. Capital Appreciation - Series II Sub-Account

Alger American LargeCap Growth - Class S Sub-Account
Alger American Capital Appreciation - Class S Sub-Account

Alger American MidCap Growth - Class S Sub-Account
Fidelity VIP Growth - Service Class 2 Sub-Account
MFS New Discovery - Service Class Sub-Account
Oppenheimer Global Securities/VA - Service Shares Sub-Account

UIF Capital Growth, Class II Sub-Account/(3)(4)/

Van Eck Worldwide Emerging Markets Sub-Account
Van Eck Worldwide Hard Assets Sub-Account

Van Kampen LIT Mid Cap Growth, Class II Sub-Account

--------------------------------------------------------------------------------

/(1)/Effective April 27, 2007, the Legg Mason Partners Variable All Cap
     Portfolio - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I.

/(2)/Effective April 27, 2007, the Legg Mason Partners Variable Investors
     Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I.


/(3)/Morgan Stanley Investment Management Inc., the investment advisor to the UIF Portfolios, does business in certain instances as Van Kampen.

/(4)/Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio and the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio.


Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio
Option 1. We will use the percentage allocations as of your most recent instructions.

Model Portfolio Option 2.

The investment requirements under Model Portfolio Option 2 depend on the effective date of your TrueReturn Accumulation Benefit Option.

Rider Date prior to May 1, 2005

If your TrueReturn Accumulation Benefit Option Rider Date is prior to May 1, 2005, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2 under Guarantee Option 2, you must allocate your Contract Value among four asset categories in accordance with the percentage allocation requirements set out in the table below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also

                               24     PROSPECTUS
make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to May 1, 2005) and the Variable Sub-Accounts available under each category:

          Model Portfolio Option 2 (Rider Date Prior to May 1, 2005)
--------------------------------------------------------------------------------
                                10% Category A
                                20% Category B
                                50% Category C
                                20% Category D
--------------------------------------------------------------------------------
Category A
Fidelity VIP Money Market - Service Class 2 Sub-Account
PIMCO VIT Money Market - Administrative Shares Sub-Account
--------------------------------------------------------------------------------
Category B
Fidelity VIP Investment Grade Bond - Service Class 2 Sub-Account
Legg Mason Partners Variable Global High Yield Bond - Class II Sub-Account
MFS High Income - Service Class Sub-Account
PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account PIMCO VIT Real Return - Administrative Shares Sub-Account
PIMCO VIT Total Return - Administrative Shares Sub-Account

UIF U.S. Real Estate, Class II Sub-Account/(1)(4)/

Van Kampen LIT Government, Class II Sub-Account


--------------------------------------------------------------------------------
Category C
AIM V.I. Basic Value - Series II Sub-Account
AIM V.I. Mid Cap Core Equity - Series II Sub-Account
Fidelity VIP Equity-Income - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Asset Manager/(SM)/ - Service Class 2 Sub-Account
Janus Aspen Series Mid Cap Value - Service Shares Sub-Account
Janus Aspen Series INTECH Risk-Managed Core - Service Shares Sub-Account
Janus Aspen Series Balanced - Service Shares Sub-Account
Janus Aspen Series Small Company Value - Service Shares Sub-Account
Legg Mason Partners Variable Investors - Class I Sub-Account/(2)/
MFS Investors Trust - Service Class Sub-Account
MFS Total Return - Service Class Sub-Account
MFS Value - Service Class Sub-Account
Oppenheimer MidCap/VA - Service Shares Sub-Account
Premier VIT OpCap Balanced Sub-Account


T. Rowe Price Equity Income - II Sub-Account
Van Eck Worldwide Absolute Return Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
--------------------------------------------------------------------------------
Category D
AIM V.I. Capital Appreciation - Series II Sub-Account
AIM V.I. Core Equity - Series II Sub-Account

Alger American LargeCap Growth - Class S Sub-Account
Alger American Capital Appreciation - Class S Sub-Account

Alger American MidCap Growth - Class S Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Growth - Service Class 2 Sub-Account
Fidelity VIP Overseas - Service Class 2 Sub-Account

Janus Aspen Series International Growth - Service Shares Sub-Account

Janus Aspen Series Forty - Service Shares Sub-Account
Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account/(3)/
MFS New Discovery - Service Class Sub-Account
MFS Investors Growth Stock - Service Class Sub-Account
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account Rydex VT Sector Rotation Sub-Account
T. Rowe Price Blue Chip Growth - II Sub-Account

UIF Capital Growth, Class II Sub-Account/(1)(4)/

Van Eck Worldwide Emerging Markets Sub-Account
Van Eck Worldwide Hard Assets Sub-Account

Van Kampen LIT Mid Cap Growth, Class II Sub-Account
--------------------------------------------------------------------------------

(1)Morgan Stanley Investment Management Inc., the investment advisor to the UIF Portfolios, does business in certain instances as Van Kampen.


(2)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I.

(3)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I.


(4)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio and the Van Kampen UIF U.S.
   Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio.


Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to May 1, 2005). We will use the percentage allocations as of your most recent instructions.

Rider Date on or after May 1, 2005

If your TrueReturn Accumulation Benefit Option Rider Date is on or after May 1, 2005, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2 under Guarantee Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts, however, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after May 1, 2005):

         Model Portfolio Option 2 (Rider Date on or after May 1, 2005)
--------------------------------------------------------------------------------
                                   Available
--------------------------------------------------------------------------------
AIM V.I. Basic Value - Series II Sub-Account
AIM V.I. Core Equity - Series II Sub-Account
AIM V.I. Mid Cap Core Equity - Series II Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Equity-Income - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Investment Grade Bond - Service Class 2 Sub-Account
Fidelity VIP Overseas - Service Class 2 Sub-Account

                               25     PROSPECTUS

Fidelity VIP Asset Manager/(SM)/ - Service Class 2 Sub-Account
Fidelity VIP Money Market - Service Class 2 Sub-Account

Janus Aspen Series International Growth - Service Shares Sub-Account

Janus Aspen Series Forty - Service Shares Sub-Account
Janus Aspen Series Mid Cap Value - Service Shares Sub-Account
Janus Aspen Series INTECH Risk-Managed Core - Service Shares Sub-Account
Janus Aspen Series Balanced - Service Shares Sub-Account
Janus Aspen Series Small Company Value - Service Shares Sub-Account
Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account/(1)/
Legg Mason Partners Variable Global High Yield Bond - Class II Sub-Account
Legg Mason Partners Variable Investors - Class I Sub-Account/(2)/
MFS Investors Trust - Service Class Sub-Account
MFS High Income - Service Class Sub-Account
MFS Investors Growth Stock - Service Class Sub-Account
MFS Total Return - Service Class Sub-Account
MFS Value - Service Class Sub-Account
PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account PIMCO VIT Money Market - Administrative Shares Sub-Account
PIMCO VIT Real Return - Administrative Shares Sub-Account
PIMCO VIT Total Return - Administrative Shares Sub-Account
Oppenheimer MidCap/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
Premier VIT OpCap Balanced Sub-Account


Rydex VT Sector Rotation Sub-Account
T. Rowe Price Equity Income - II Sub-Account
T. Rowe Price Blue Chip Growth - II Sub-Account

UIF U.S. Real Estate, Class II Sub-Account/(3)(4)/

Van Eck Worldwide Absolute Return Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen LIT Government, Class II Sub-Account



         Model Portfolio Option 2 (Rider Date on or after May 1, 2005)
--------------------------------------------------------------------------------
                                   Excluded
--------------------------------------------------------------------------------
AIM V.I. Capital Appreciation - Series II Sub-Account

Alger American LargeCap Growth - Class S Sub-Account
Alger American Capital Appreciation - Class S Sub-Account

Alger American MidCap Growth - Class S Sub-Account
Fidelity VIP Growth - Service Class 2 Sub-Account
MFS New Discovery - Service Class Sub-Account
Oppenheimer Global Securities/VA - Service Shares Sub-Account

UIF Capital Growth, Class II Sub-Account/(3)(4)/

Van Eck Worldwide Emerging Markets Sub-Account
Van Eck Worldwide Hard Assets Sub-Account

Van Kampen LIT Mid Cap Growth, Class II Sub-Account


(1)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I.

(2)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I.


(3)Morgan Stanley Investment Management Inc., the investment advisor to the UIF Portfolios, does business in certain instances as Van Kampen.

(4)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio and the Van Kampen UIF U.S.
   Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio.


TrueBalance/SM/ Model Portfolio Options.

If you choose one of the TrueBalance/SM/ Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance/SM/ Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance/SM/ Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.

Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.

Cancellation of the TrueReturn Option.

You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.

Death of Owner or Annuitant.

If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision as described on page 62 of your Contract, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will

                               26     PROSPECTUS
remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If an Annuitant dies before the Payout Start Date, and the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, the TrueReturn Accumulation Benefit Option will remain in effect until terminated. If the Contract is not continued under Category 1, then the TrueReturn Accumulation Benefit Option will terminate on the date we receive a complete request for settlement of the Death Proceeds.

Rider Trade-In Option.

We offer a "Rider Trade-In Option" that allows you to cancel your TrueReturn Accumulation Benefit Option and immediately add a new TrueReturn Accumulation Benefit Option ("New Option"), provided all of the following conditions are met:

..   The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date.

..   The New Option will be made a part of your Contract on the date the existing TrueReturn Accumulation Benefit Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..   The New Option must be a TrueReturn Accumulation Benefit Option that we make available for use with the Rider Trade-In Option.

..   The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Accumulation Benefit Option:

..   the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Accumulation Benefit Option at the time of trade-in;

..   the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

..   the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

..   the Model Portfolio Options will be determined by the Model Portfolio
    Options offered with the Guarantee Options available with the New Option;

..   any waiting period for canceling the New Option will start again on the new
    Rider Date;

..   any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

..   the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

Currently, we are also making the SureIncome Option available at the time of your first utilization of this TrueReturn Accumulation Benefit Option Rider Trade-In Option. We may discontinue offering the SureIncome Option under the Rider Trade-In Option for new TrueReturn Accumulation Benefit Options added in the future at anytime at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have the SureIncome Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option. You may cancel your TrueReturn Accumulation Benefit Option and immediately add a new SureIncome Option, provided all of the following conditions are met:

..   The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Accumulation Benefit Option that was added to your Contract prior to the implementation date of the change.

..   The new SureIncome Option will be made a part of your Contract on the date the existing TrueReturn Accumulation Benefit Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..   The new SureIncome Option must be a SureIncome Option that we make available for use with this Rider Trade-In Option.

..   The issue requirements and terms and conditions of the new SureIncome
    Option must be met as of the date the new SureIncome Option is made a part of your Contract.

You should consult with your sales representative before trading in your TrueReturn Accumulation Benefit Option.

Termination of the TrueReturn Option.

The TrueReturn Option will terminate on the earliest of the following to occur:

..   on the Rider Maturity Date;

..   on the Payout Start Date;

..   on the date your Contract is terminated;

..   on the date the Option is cancelled;

..   on the date we receive a Complete Request for Settlement of the Death
    Proceeds; or

..   on the date the Option is replaced with a New Option under the Rider
    Trade-In Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.

                               27     PROSPECTUS

SUREINCOME WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Withdrawal Benefit Option, which is available for an additional fee. The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).

The SureIncome Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" until the "Benefit Base" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the "Withdrawal Benefit Payout Phase".

For purposes of the SureIncome Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.

The SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you try to add the SureIncome Option. You may have only one SureIncome Option in effect on your Contract at one time. You may only have either the TrueReturn Accumulation Benefit Option, or the SureIncome Option in effect on your Contract at the same time. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the "Rider Application Date") (The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.

The SureIncome Option may not be available in all states. We may discontinue offering the SureIncome Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

At the beginning of each Benefit Year, the Benefit Payment Remaining is equal to the Benefit Payment.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

    . The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options); or

    . The value of the Benefit Payment of the previous Withdrawal Benefit Option (attached to your Contract) that is being terminated under a rider trade-in option (see "Rider Trade-In Option" below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts)

                               28     PROSPECTUS
multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

    . If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

    . If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

       .  The Benefit Payment immediately prior to the withdrawal; or

       . The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

At our discretion, the Benefit Payment available during a Benefit Year may be increased on a nondiscriminatory basis and without prior notice in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. We are currently not increasing the Benefit Payment available to satisfy IRS minimum distribution requirements, which may result in a withdrawal greater than the Benefit Payment Remaining.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and decreased by withdrawals as follows:

    . If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

    . The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

    . The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

The Benefit Base may also be reduced in other situations as detailed in the "Owner and Assignment of Payments or Interest" section below.

If the Benefit Base is reduced to zero, this SureIncome Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix I.

Contract Owner and Assignment of Payments or Interest

If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

    . The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

    . No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.

    . The Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates to be requested on a nondiscriminatory basis without prior notice.

    . During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested in a form acceptable to us and received by us before the first payment is made (the amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4). Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be reduced. If your Contract is a qualified contract, meaning an individual retirement annuity qualified as defined

                               29     PROSPECTUS
      under Internal Revenue Code Section 408(b) or a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b), the period certain cannot exceed that which is required by Internal Revenue Code
       Section 401(a)(9) and regulations promulgated thereunder. Therefore, the amount of each payment under this Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is a qualified contract, we will not permit a change in the payment frequency or level.

    . If your Contract is a non-qualified contract, we reserve the right to allow other payment frequencies or levels to be requested on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

    . If the Contract Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

    .  Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.

EXAMPLE

Beginning of Benefit Year 1*

Contract Value = $100,000

Benefit Base = $100,000

Benefit Payment = $8,000

Benefit Payment Remaining = $8,000

In this example, you can take a Benefit Payment of up to $8,000 in Benefit Year
1. If a withdrawal of $6,000 is taken then the following values would apply:

Contract Value = $94,000 (Assuming that your Contract Value has not been affected by any other factors)

Benefit Base = $94,000

Benefit Payment = $8,000

Benefit Payment Remaining = $2,000

Beginning of Benefit Year 2

Contract Value = $70,000 (Assuming that your contract value has declined due to poor performance)

Benefit Base = $94,000

Benefit Payment = $8,000

Benefit Payment Remaining = $8,000 (resets at the beginning of each Benefit
Year)

In Benefit Year 2 you have the right to a Benefit Payment of $8,000 and since you have not taken any withdrawals yet in Benefit Year 2, the Benefit Payment Remaining would also be $8,000 at the beginning of Benefit Year 2.

   * This example assumes an initial Contract Value of $100,000, no additional purchase payments, a withdrawal benefit factor of 8% and does not take into account fees or charges.

Investment Requirements

If you add the SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your currently selected Model Portfolio Option and your Withdrawal Benefit Factor. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a SureIncome Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a new Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future, including specific model portfolio options ("Model Portfolio Options") as described below, available only to certain Withdrawal Benefit Factors.

When you add the SureIncome Option to your Contract, you must allocate your entire Contract Value as follows:

1) to a Model Portfolio Option available as described below;

2) to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and interest to the Variable Sub-Accounts; or

3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available

                               30     PROSPECTUS

Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalance/SM/ Model Portfolio Options sections for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

                           *Model Portfolio Option 1
--------------------------------------------------------------------------------
*TrueBalance Conservative Model Portfolio Option
*TrueBalance Moderately Conservative Model Portfolio Option
*TrueBalance Moderate Model Portfolio Option
*TrueBalance Moderately Aggressive Model Portfolio Option
*TrueBalance Aggressive Model Portfolio Option
--------------------------------------------------------------------------------

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding the SureIncome Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections.

Any subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment, unless you request that the purchase payment (and Credit Enhancement for Consultant Solutions Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, you currently may allocate up to 100% of your Contract Value in any manner you choose to the Available Variable Sub-Accounts shown in the table below. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows:

                                   Available
--------------------------------------------------------------------------------
AIM V.I. Basic Value - Series II Sub-Account
AIM V.I. Core Equity - Series II Sub-Account
AIM V.I. Mid Cap Core Equity - Series II Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Equity-Income - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Investment Grade Bond - Service Class 2 Sub-Account
Fidelity VIP Overseas - Service Class 2 Sub-Account
Fidelity VIP Asset Manager/(SM)/ - Service Class 2 Sub-Account
Fidelity VIP Money Market - Service Class 2 Sub-Account

Janus Aspen Series International Growth - Service Shares Sub-Account

Janus Aspen Series Forty - Service Shares Sub-Account
Janus Aspen Series Mid Cap Value - Service Shares Sub-Account
Janus Aspen Series INTECH Risk-Managed Core - Service Shares Sub-Account Janus Aspen Series Balanced - Service Shares Sub-Account
Janus Aspen Series Small Company Value - Service Shares Sub-Account
Legg Mason Partners Variable All Cap - Class II Sub-Account/(1)/
Legg Mason Partners Variable Global High Yield Bond - Class II Sub-Account Legg Mason Partners Variable Investors - Class II Sub-Account/(2)/
MFS Investors Trust - Service Class Sub-Account
MFS High Income - Service Class Sub-Account
MFS Investors Growth Stock - Service Class Sub-Account
MFS Total Return - Service Class Sub-Account
MFS Value - Service Class Sub-Account
Oppenheimer MidCap/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account


Premier VIT OpCap Balanced Sub-Account
PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account PIMCO VIT Money Market - Administrative Shares Sub-Account
PIMCO VIT Real Return - Administrative Shares Sub-Account
PIMCO VIT Total Return - Administrative Shares Sub-Account
Rydex VT Sector Rotation Sub-Account
T. Rowe Price Equity Income - II Sub-Account
T. Rowe Price Blue Chip Growth - II Sub-Account

UIF U.S. Real Estate, Class II Sub-Account/(1)(4)/

Van Eck Worldwide Absolute Return Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen LIT Government, Class II Sub-Account


--------------------------------------------------------------------------------

                               31     PROSPECTUS

                                   Excluded
--------------------------------------------------------------------------------
AIM V.I. Capital Appreciation - Series II Sub-Account

Alger American LargeCap Growth - Class S Sub-Account
Alger American Capital Appreciation - Class S Sub-Account

Alger American MidCap Growth - Class S Sub-Account
Fidelity VIP Growth - Service Class 2 Sub-Account
MFS New Discovery - Service Class Sub-Account
Oppenheimer Global Securities/VA - Service Shares Sub-Account

UIF Capital Growth, Class II Sub-Account/(3)(4)/

Van Eck Worldwide Emerging Markets Sub-Account
Van Eck Worldwide Hard Assets Sub-Account

Van Kampen LIT Mid Cap Growth, Class II Sub-Account


(1)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I.

(2)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I.


(3)Morgan Stanley Investment Management Inc., the investment advisor to the UIF Portfolios, does business in certain instances as Van Kampen.

(4)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio and the Van Kampen UIF U.S.
   Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio.


TrueBalance/SM/ Model Portfolio Options.

If you choose one of the TrueBalance/SM/ Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance/SM/ Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance/SM/ Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the SureIncome Option to your Contract.

Cancellation of the SureIncome Option

You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

Rider Trade-In Option

We offer a "Rider Trade-In Option" that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option ("New SureIncome Option"). We may also offer other Options ("Other New Options") under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion.

This Rider Trade-in Option is available provided all of the following conditions are met:

..   The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

..   The New Option will be made a part of your Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..   The New Option must be an Option that we make available for use with this
    Rider Trade-In Option.

..   The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

If the New Option is a SureIncome Option, the New Option must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

You should consult with your sales representative before trading in your SureIncome Option.

Death of Owner or Annuitant.

If the Contract Owner dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner provision of your Contract, as described on page 62 of your prospectus, then the SureIncome Option will continue, unless the new

                               32     PROSPECTUS

Contract Owner elects to cancel this Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If an Annuitant dies before the Payout Start Date, and the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, the SureIncome Option will remain in effect until terminated. If the Contract is not continued under Category 1, then the SureIncome Option will terminate on the date we receive a complete request for settlement of the Death Proceeds.

Termination of the SureIncome Option

This SureIncome Option will terminate on the earliest of the following to occur:

..   The Benefit Base is reduced to zero;

..   On the Payout Start Date (except if the Contract enters the Withdrawal
    Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..   On the date the Contract is terminated;

..   On the date the SureIncome Option is cancelled;

..   On the date we receive a Complete Request for Settlement of the Death
    Proceeds; or

..   On the date the SureIncome Option is replaced with a New Option under the
    Rider Trade-In Option.

Investment Alternatives: The Variable Sub-accounts
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 50 Variable Sub-accounts. Each Variable Sub-account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.


You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 800-457-7617.



Portfolio                                Investment Objective           Investment Adviser
---------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds
---------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II    Long-term growth of capital
------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund -     Growth of capital
 Series II                                                              Invesco A I M Advisors, Inc./(1)/
------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II    Growth of capital
------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund -      Long-term growth of capital
 Series II
------------------------------------------------------------------------
The Alger American Fund
---------------------------------------------------------------------------------------------------------
Alger American LargeCap Growth           Long-term capital appreciation
 Portfolio - Class S
------------------------------------------------------------------------Fred Alger Management, Inc.
Alger American Capital Appreciation      Long-term capital appreciation
 Portfolio - Class S
------------------------------------------------------------------------
Alger American MidCap Growth Portfolio   Long-term capital appreciation
 - Class S
------------------------------------------------------------------------


                               33     PROSPECTUS


Portfolio                                Investment Objective                                       Investment Adviser
----------------------------------------------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products
----------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager/(SM)/         High total return with reduced risk over the long term by
 Portfolio - Service Class 2              allocating its assets among stocks, bonds, and short-
                                          term instruments.
----------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio -   Long-term capital appreciation
 Service Class 2
----------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio -   Reasonable income. The fund will also consider the         Fidelity Management &
 Service Class 2                          potential for capital appreciation. The fund's goal is to  Research Company achieve a yield which exceeds the composite yield on
                                          the securities comprising the Standard & Poor's
                                          500/(SM)/ Index (S&P 500(R)).
----------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Service  To achieve capital appreciation
 Class 2
----------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio -       Investment results that correspond to the total return of
 Service Class 2                          common stocks publicly traded in the United States as
                                          represented by the Standard & Poor's 500/(SM)/ Index
                                          (S&P 500(R))
----------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond       As high a level of current income as is consistent with
 Portfolio - Service Class 2              the preservation of capital
----------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio -    As high a level of current income as is consistent with
 Service Class 2                          preservation of capital and daily liquidity.
----------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio -        Long-term growth of capital
 Service Class 2
----------------------------------------------------------------------------------------------------
Janus Aspen Series
----------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio -  Long-term capital growth, consistent with preservation
 Service Shares                           of capital and balanced by current income
----------------------------------------------------------------------------------------------------
Janus Aspen Series International Growth  Long-term growth of capital.
 Portfolio - Service Shares
----------------------------------------------------------------------------------------------------Janus Capital Management
Janus Aspen Series Forty Portfolio -     Long-term growth of capital                                 LLC
 Service Shares
----------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Value         Capital appreciation
 Portfolio - Service Shares
----------------------------------------------------------------------------------------------------
Janus Aspen Series INTECH Risk-Managed   Long-term growth of capital
 Core Portfolio - Service Shares
----------------------------------------------------------------------------------------------------
Janus Aspen Series Small Company Value   Capital appreciation
 Portfolio - Service Shares
----------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Equity
 Trust
----------------------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable             Long-term capital growth with current income as a
 Fundamental Value Portfolio - Class      secondary consideration                                   Legg Mason Partners Fund
 I/(2)/                                                                                              Advisor, LLC
----------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors   Long-term growth of capital with current income as a
 Portfolio - Class I/(3)/                 secondary objective
----------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Income
 Trust
----------------------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Global      Maximum total return, consistent with preservation of      Legg Mason Partners Fund
 High Yield Bond Portfolio - Class II     capital                                                    Advisor, LLC
----------------------------------------------------------------------------------------------------------------------------
MFS(R) Variable Insurance Trust/(SM)/
----------------------------------------------------------------------------------------------------------------------------
MFS High Income Series - Service Class   Total return with an emphasis on high current income,
                                          but also considering capital appreciation
----------------------------------------------------------------------------------------------------
MFS Investors Growth Stock Series -      Capital appreciation
 Service Class
----------------------------------------------------------------------------------------------------MFS(TM) Investment
MFS Investors Trust Series - Service     Capital appreciation                                        Management
 Class
----------------------------------------------------------------------------------------------------
MFS New Discovery Series - Service Class Capital appreciation
----------------------------------------------------------------------------------------------------
MFS Total Return Series - Service Class  Total return
----------------------------------------------------------------------------------------------------
MFS Value Series - Service Class         Capital appreciation
----------------------------------------------------------------------------------------------------


                               34     PROSPECTUS


Portfolio                                Investment Objective                                    Investment Adviser
--------------------------------------------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds
--------------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA -  Long-term capital appreciation by investing a
 Service Shares                           substantial portion of assets in securities of foreign
                                          issuers, growth-type companies, cyclical industries    OppenheimerFunds, Inc.
                                          and special situations that are considered to have
                                          appreciation possibilities.
-------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap        Capital appreciation.
 Fund(R)/VA - Service Shares
-------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service     Capital appreciation by investing in "growth type"
 Shares                                   companies.
-------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust
--------------------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S.   Maximum total return, consistent with preservation
 Dollar- Hedged) - Administrative Shares  of capital and prudent investment management.
-------------------------------------------------------------------------------------------------
PIMCO VIT Money Market Portfolio -       Maximum current income, consistent with                 Pacific Investment
 Administrative Shares                    preservation of capital and daily liquidity            Management Company LLC
-------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio -        Maximum real return, consistent with preservation of
 Administrative Shares                    real capital and prudent investment management
-------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio -       Maximum total return, consistent with preservation
 Administrative Shares                    of capital and prudent investment management.
-------------------------------------------------------------------------------------------------
Premier VIT
--------------------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio     Growth of capital and investment income                 OpCap Advisors LLC
--------------------------------------------------------------------------------------------------------------------------
The Rydex Variable Trust
--------------------------------------------------------------------------------------------------------------------------
Rydex VT Sector Rotation Fund            Long-term capital appreciation.                         Rydex Investments
--------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Series, Inc.
--------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Blue Chip Growth           Long-term capital growth. Income is a secondary
 Portfolio - II                           objective.                                             T. Rowe Price Associates,
-------------------------------------------------------------------------------------------------Inc.
T. Rowe Price Equity Income Portfolio -  Substantial dividend income as well as long-term
 II                                       growth of capital.
-------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.
--------------------------------------------------------------------------------------------------------------------------
UIF Capital Growth Portfolio,            Long-term capital appreciation by investing primarily
 Class II/(5)/                            in growth-oriented equity securities of large          Van Kampen/(4)/
                                          capitalization companies.
-------------------------------------------------------------------------------------------------
UIF U.S. Real Estate Portfolio,          Above average current income and long-term capital
 Class II/(5)/                            appreciation by investing primarily in equity
                                          securities of companies in the U.S. real estate
                                          industry, including real estate investment trusts.
-------------------------------------------------------------------------------------------------
Van Eck Worldwide Insurance Trust
--------------------------------------------------------------------------------------------------------------------------
Van Eck Worldwide Absolute Return Fund   Consistent absolute (positive) returns in various
                                          market cycles
-------------------------------------------------------------------------------------------------Van Eck Associates
Van Eck Worldwide Emerging Markets Fund  Long-term capital appreciation by investing primarily   Corporation
                                          in equity securities in emerging markets around the
                                          world
-------------------------------------------------------------------------------------------------
Van Eck Worldwide Hard Assets Fund       Long-term capital appreciation by investing primarily
                                          in "hard asset securities" with income as a
                                          secondary consideration
-------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust
--------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Mid Cap Growth            Capital growth
 Portfolio, Class II
-------------------------------------------------------------------------------------------------Van Kampen Asset
Van Kampen LIT Government Portfolio,     High current return consistent with preservation of     Management
 Class II                                 capital
-------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income         Long-term growth of capital and income.
 Portfolio, Class II
-------------------------------------------------------------------------------------------------


(1) The investment objective(s) of each sub-account may be changed by the Board of Directors without shareholder approval.

(2) Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I.

                               35     PROSPECTUS

(3) Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I.

(4) Morgan Stanley Investment Management Inc., the investment advisor to the Van Kampen UIF Portfolios, does business in certain instances as Van Kampen.


(5) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio and the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio.


Amounts you allocate to Variable Sub-accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits in, or obligations of, or guaranteed or endorsed by, any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

TRUEBALANCE/SM/ ASSET ALLOCATION PROGRAM

The TrueBalance asset allocation program ("TrueBalance program") is no longer offered for new enrollments. If you enrolled in the TrueBalance program prior to January 31, 2008, you may remain in the program. If you terminate your enrollment or otherwise transfer your Contract Value out of the program, you may not re-enroll.

There is no additional charge for the TrueBalance program. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit Option or a Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.


Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.


Your sales representative helps you determine whether participating in an asset allocation program is appropriate for you. You complete a questionnaire to identify your investment style. Based on your investment style, you select one asset allocation model portfolio among the available model portfolios which may range from conservative to aggressive. Your Contract Value is allocated among the Variable Sub-Accounts according to your selected model portfolio. Not all Variable Sub-Accounts are available in any one model portfolio, and you must only allocate your Contract Value to the limited number of Variable Sub-Accounts available in the model portfolio you select. You should not select a model portfolio without first consulting with your sales representative.


Lincoln Benefit and the principal underwriter of the Contracts, ALFS, Inc., do not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.

Lincoln Benefit retained an independent investment management firm ("investment management firm") to construct the TrueBalance model portfolios. The investment management firm does not provide advice to Lincoln Benefit's Contract Owners. Neither Lincoln Benefit nor the investment management firm is acting for any Contract Owner as a "fiduciary" or as an "investment manager," as such terms are defined under applicable laws and regulations relating to the Employee Retirement Income Security Act of 1974 (ERISA).

The investment management firm does not take into account any information about any Contract Owner or any Contract Owner's assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Neither Lincoln Benefit nor the investment management firm is responsible for determining the suitability of the TrueBalance model portfolios for the Contract Owners' purposes.

Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that considers the investment goals of the applicable investment style. On the business day we accept your participation in the TrueBalance program, we will automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.

                               36     PROSPECTUS

We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.

Lincoln Benefit may offer new or revised TrueBalance model portfolios at any time, and may retain a different investment management firm to create any such new or revised TrueBalance model portfolios. Lincoln Benefit will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios that are offered. If you are invested in the TrueBalance model portfolio, your registered representative or the selling broker-dealer will notify you of any new or revised TrueBalance model portfolios that may be made available. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio to the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.

You may select only one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select only a currently available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your sales representative before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.

Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.

Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

You may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your sales representative before making transfers.

If you own the TrueReturn Accumulation Benefit Option, on the Rider Maturity Date the Contract Value may be increased due to the TrueReturn Accumulation Benefit Option. Any increase will be allocated to the PIMCO VIT Money Market - Administrative Shares Sub-Account. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio.

If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your sales representative.

Your participation in the TrueBalance program is subject to the program's terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.

                               37     PROSPECTUS

Investment Alternatives: The Fixed Account Options
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account Options. The Fixed Account Options we offer include the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Lincoln Benefit may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 46.

This option allows you to allocate purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.

Your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the 25th day after you establish a Transfer Period Account and monthly thereafter. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the money market Variable Sub-account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the PIMCO VIT Money Market - Administrative Shares Sub-Account unless you request a different investment alternative. Transferring Contract Value to the PIMCO VIT Money Market - Administrative Shares Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 46.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the PIMCO VIT Money Market - Administrative Shares Sub-Account unless you request a different investment alternative.

If you have a TrueReturn Option or SureIncome Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option currently is not available if you have selected the Consultant Solutions Select Contract.

The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.


                               38     PROSPECTUS

STANDARD FIXED ACCOUNT OPTION
If you have selected the Consultant Solutions Classic Contract, you may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "Guarantee Period Account" within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation. You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.

The Standard Fixed Account Option is not available in all states.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. We currently offer Standard Fixed Guarantee Periods of 1 year in length for Consultant Solutions Classic. For Consultant Solutions Plus, Select and Elite Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-Day Window"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

    . transfer all or part of the money from the Standard Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option; or

    . transfer all or part of the money from the Standard Fixed Guarantee Period Account to other investment alternatives available at the time; or

    . withdraw all or part of the money from the Standard Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

    . you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

    . you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a

                               39     PROSPECTUS
transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is available only with the Consultant Solutions Classic Contract.

MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("Market Value Adjusted Fixed Guarantee Period"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option. We currently offer Market Value Adjusted Fixed Guarantee Periods of 1, 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your representative for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Statistical Release H.15 ("Treasury Rate") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury

                               40     PROSPECTUS

Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

    . transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Market Value Adjusted Fixed Account Option; or

    . transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to other investment alternatives available at the time; or

    . withdraw all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.

                               41     PROSPECTUS

Investment Alternatives: Transfers
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. Currently, a transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Accumulation Benefit Option or SureIncome Option to your Contract, certain restrictions on transfers apply. See the "TrueReturn Accumulation Benefit Option" and "SureIncome Withdrawal Benefit Option" sections of this prospectus for more information. In any event, the transfer fee will never be greater than $25.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

For Consultant Solutions Select Contracts, the maximum amount that may be allocated during any single day to certain selected funds by telephone, fax, Internet, overnight or express mail services, same day messenger, or in person is $25,000. All trades exceeding this daily limit must be made by first class US Mail. The funds currently affected by this restriction are:

Fidelity VIP Overseas - Service Class 2 Sub-Account

Janus Aspen Series International Growth - Service Shares Sub-Account

Oppenheimer Global Securities/VA - Service Shares Sub-Account
Van Eck Worldwide Emerging Markets Sub-Account
MFS High Income - Service Class Sub-Account
Legg Mason Partners Variable Global High Yield Bond - Class II Sub-Account

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.

TELEPHONE OR ELECTRONIC TRANSFERS

You may make transfers by telephone by calling 800-457-7617. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.


We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for

                               42     PROSPECTUS
losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

    . we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

    . we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

    . the total dollar amount being transferred, both in the aggregate and in the transfer request;

    . the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

    . whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

    . whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

    . the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage

                               43     PROSPECTUS
market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES
The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio's prospectus for more complete information regarding the fees and charges associated with each Portfolio.

DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

   Assume that you want your initial purchase payment split among 2 Variable Sub-accounts. You want 40% to be in the PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account Variable Sub-account and 60% to be in the Fidelity VIP Index 500 - Service Class 2 Sub-Account Variable Sub-account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account Variable Sub-account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account Variable Sub-account for the appropriate Contract(s) and use the money to buy more units in the Fidelity VIP Index 500 - Service Class 2 Sub-Account Variable Sub-account so that the percentage allocations would again be 40% and 60% respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.

                               44     PROSPECTUS

Expenses
--------------------------------------------------------------------------------


As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $40 contract maintenance charge from your assets invested in the PIMCO Money Market Variable Sub-account ($30 if the Contract value is equal to or greater than $2,000.) If there are insufficient assets in that Variable Sub-account, we will deduct the balance of the charge proportionally from the other Variable Sub-accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge for a Contract Anniversary if, on that date:

    .  your Contract Value is equal to or greater than $50,000; or

    . your entire Contract Value is allocated to the Fixed Account Options or, after the Payout Start Date, if all income payments are fixed income payments.

We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.

ADMINISTRATIVE EXPENSE CHARGE
We currently deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.25%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

                       Consultant Solutions Classic 1.25%
                       ----------------------------------
                       Consultant Solutions Plus    1.45%
                       ----------------------------------
                       Consultant Solutions Elite   1.60%
                       ----------------------------------
                       Consultant Solutions Select  1.70%
                       ----------------------------------

The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. The mortality and expense risk charge also helps pay for the cost of the Credit Enhancement under the Consultant Solutions Plus Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

    . MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased, but will never exceed 0.50%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

    . Annual Increase Death Benefit Option: The current mortality and expense risk charge for this option is 0.30%. This charge may be increased, but will never exceed 0.50%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

    . Enhanced Earnings Death Benefit Option: The current mortality and expense risk charge for this option is:

       . 0.25% (maximum of 0.35%) if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the

                               45     PROSPECTUS
         oldest Annuitant, are age 70 or younger on the Rider Application Date;

       . 0.40% (maximum of 0.50%) if the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date.

       . The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Enhanced Earnings Death Benefit Option, the charge will be based on the age of the new Contract Owner at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.

    . Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk for this option after you have added it to your Contract. This option may be added to your Contract on the Payout Start Date. The charge will be deducted only during the Payout Phase.

TRUERETURN ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Accumulation Benefit Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Accumulation Benefit Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-account(s) on a pro rata basis in the proportion that your value in each Variable Sub-account bears to your total value in all Variable Sub-accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-account. If you terminate the Option, or terminate the Contract by a total withdrawal, prior to the Rider Maturity Date on a date other than the Contract Anniversary, we will deduct a Rider Fee that is prorated based on the number of full months between the Contract Anniversary immediately prior to the termination and the date of the termination. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn Accumulation Benefit Option" section of this prospectus for more information.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE
We charge a separate annual Rider Fee for the Spousal Protection Benefit (Co-Annuitant) Option. The current annual Rider Fee is 0.10% of the Contract Value. This fee applies to Options added on or after May 1, 2005. For Options added prior to May 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary and in certain circumstances on the date you terminate the Option. We reserve the right to increase the annual Rider Fee on newly issued Options to up to 0.15% of the Contract Value. We also reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options we offer in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary while the Rider is in force.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract

                               46     PROSPECTUS

Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary.

If the Rider is terminated for any reason on a Contract Anniversary, we will deduct a full Rider Fee. If the Option is terminated on a date other than a Contract Anniversary, we will deduct a pro rata Rider Fee, except we will not charge any Rider Fee if the Option is terminated on the Payout Start Date or due to the death of the Contract Owner or Annuitant. If we charge a Rider Fee on the termination of the Option, the Rider Fee will be reduced pro rata, so that you are only charged for the number of full months this Option was in effect.

SUREINCOME WITHDRAWAL BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the SureIncome Option ("SureIncome Option Fee" or "Rider Fee"). The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the Rider Fee to up to 1.25% of the Benefit Base. We also reserve the right to charge different Rider Fees for different Withdrawal Benefit Factors we may offer in the future. However, once we issue your SureIncome Option, we cannot change the Rider Fee that applies to your Option. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new SureIncome Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Rider Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary the SureIncome Option is in force.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to the 0.50% multiplied by the Benefit Base as of that Contract Anniversary.

If the SureIncome Option is terminated for any reason on a Contract Anniversary, we will deduct a full Rider Fee. If the SureIncome Option is terminated on a date other than a Contract Anniversary, we will deduct a pro rata Rider Fee, except we will not charge any Rider Fee if the SureIncome Option is terminated on the Payout Start Date or due to the death of the Contract Owner or Annuitant. If we charge a Rider Fee on the termination of the SureIncome Option, the Rider Fee will be reduced pro rata, so that you are only charged for the number of full months the SureIncome Option was in effect.

TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. In any event, the transfer fee will never be greater than $25. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE
For all of the contracts except the Consultant Solutions Select, we may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 11. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 42 for more information on market value adjustments.

FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments (excluding Credit Enhancements for Consultant Solutions Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a

                               47     PROSPECTUS
withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1) Purchase payments that no longer are subject to withdrawal charges;

2) Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4) Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

    .  The Free Withdrawal Amount described above; or

    . Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1) Earnings not previously withdrawn;

2) Purchase payments that are no longer subject to withdrawal charges;

3) Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

If you have selected the Consultant Solutions Select Contract, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.

All Contracts

We do not apply a withdrawal charge in the following situations:

    . the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

    . withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

    .  withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts, and to help defray the cost of the Credit Enhancement for the Consultant Solutions Plus Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Confinement Waiver. We will waive the withdrawal charge on all withdrawals taken under your Contract if the following conditions are satisfied:

1. you, or, if the Contract Owner is not a living person, the Annuitant, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must first enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital, and

3. Due proof of confinement is received by us prior to or at the time of, a request for a withdrawal.

"Due Proof" includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.

Terminal Illness Waiver. We will waive the withdrawal charge on all withdrawals under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.

"Due Proof" includes, but is not limited to, a letter signed by a physician stating that the Owner or

                               48     PROSPECTUS

Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.

Unemployment Waiver. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive unemployment compensation (as defined in the Contract) for at least 30 days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation, and we receive due proof that you are or have been unemployed and that unemployment compensation has been received for at least thirty consecutive days prior to or at the time of the request for withdrawal.

"Unemployment Compensation" means unemployment compensation received from a unit of state or federal government in the U.S. "Due Proof" includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

These waivers do not apply under the Consultant Solutions Select.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.

OTHER EXPENSES
Each Portfolio deducts management fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see page 11. We may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative services we provide to the Portfolios.

Access to Your Money
--------------------------------------------------------------------------------


WITHDRAWALS
You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 52.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the

                               49     PROSPECTUS

Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 41.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if the SureIncomeWithdrawal Benefit Option is currently attached to your Contract. See "SureIncome Withdrawal Benefit Option" for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2.   An emergency exists as defined by the SEC, or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 800-457-7617 for more information.


Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

Income Payments
--------------------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, adjusted by any applicable Market Value Adjustment and less applicable taxes, to an Income Plan. The first income payment may occur no sooner than 30 days after the Issue Date. The Payout Start Date must occur on or before the later of:

    .  the youngest Annuitant's 99th birthday, or

    .  the 10th Contract Anniversary.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income

                               50     PROSPECTUS

Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below.

If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. On the Payout Start Date, the portion of the Contract Value in any Fixed Account Option, adjusted by any applicable Market Value Adjustment and less any applicable taxes, will be used to derive fixed income payments; the portion of the Contract Value in any Variable Sub-account, less any applicable taxes, will be used to derive variable income payments.

If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

    .  fixed income payments;

    .  variable income payments; or

    .  a combination of the two.

Partial annuitizations are not allowed. Your total Contract Value, adjusted by any applicable Market Value Adjustment, and less any applicable taxes, must be applied to your Income Plan(s) on the Payout Start Date.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:

Income Plan 1 - Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.

Income Plan 3 - Guaranteed Number of Payments. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See "Modifying Payments" and "Payout Withdrawals" below for more details.

Income Plan 4 - Life Income with Cash Refund. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.

Income Plan 5 - Joint Life Income with Cash Refund. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum

                               51     PROSPECTUS
payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

Income Plan 6 - Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of (1) the death of the Annuitant, or
(2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.

Income Plan 7 - Joint Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of (1) the deaths of both the Annuitant and joint Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.

Modifying Payments

After the Payout Start Date, you may make the following changes under Income Plan 3:

    . You may request to modify the length of the Guaranteed Payment Period. Currently, we allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

    . You may request to change the frequency of your payments. We currently allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice. Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under qualified plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period cannot be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.

Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.

Payout Withdrawal

You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("Withdrawal Value"), subject to a Payout Withdrawal Charge, by requesting a withdrawal ("Payout Withdrawal") in writing. For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current

                               52     PROSPECTUS
interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.

Payout Withdrawal Charge

To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

                                 Number of Complete Years Since We Received the Purchase
                                 Payment Being Withdrawn/Applicable Charge:
    Contract:                     0      1      2      3      4      5     6     7    8+
    --------------------------------------------------------------------------------------
    Consultant Solutions Classic   7%     7%     6%     5%     4%     3%   2%     0%  0%
    Consultant Solutions Plus    8.5%   8.5%   8.5%   7.5%   6.5%   5.5%   4%   2.5%  0%
    Consultant Solutions Elite     7%     6%     5%     0%     0%     0%   0%     0%  0%
    Consultant Solutions Select                    None

Additional Information. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

    . terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

    . reduce the frequency of your payments so that each payment will be at least $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) company mortality experience or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and
(b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 3% AIR will automatically apply. We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the

                               53     PROSPECTUS
net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.

INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

    . The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

    . You must choose Income Plan 1 or 2 and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

    . You may apply the Income Protection Benefit Option to more than one Income Plan.

    . The AIR must be 3% for the Income Plan(s) that you wish to apply this benefit to.

    . You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

    . You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

    .  You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. Currently, the charge for this option is 0.50%. We may change the amount we charge, but it will not exceed 0.75%. Once the option is issued, we will not increase what we charge you for the benefit.

Investment Requirements.

If you add the Income Protection Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts, exclusion of certain Variable Sub-accounts, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to the Income Protection Benefit Option if it was added to your Contract prior to the implementation date of the change, except for changes made due to a change in Variable Sub-accounts available under the Contract.

                               54     PROSPECTUS

When you add the Income Protection Benefit Option to your Contract, you must allocate to a model portfolio option the entire portion of your Contract Value allocated to the Variable Sub-accounts.

We currently offer one Model Portfolio Option; however, we may add more Model Portfolio Options in the future. Transfers made for purposes of adhering to your Model Portfolio Option will not count towards the number of free transfers you may make each Contract Year.

The following table summarizes the Model Portfolio Option currently available for use with the Income Protection Benefit Option:

*Model Portfolio Option 1

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-account and return it to the percentage allocations for your Model Portfolio Option, using the percentage allocations as of your most recent instructions.

Model Portfolio Option 1

You must allocate a certain percentage of the portion of your Contract Value allocated to the Variable Sub-accounts into each of three asset categories. You may choose the Variable Sub-accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Options 1 and Variable Sub-accounts available under each category:

                           Model Portfolio Option 1
--------------------------------------------------------------------------------
                                20% Category A
                                50% Category B
                                30% Category C
--------------------------------------------------------------------------------

CATEGORY A

Fidelity VIP Money Market - Service Class 2 Sub-Account
PIMCO VIT Money Market - Administrative Shares Sub-Account

                           Model Portfolio Option 1
--------------------------------------------------------------------------------

CATEGORY B
Fidelity VIP Investment Grade Bond - Service Class 2 Sub-Account
Legg Mason Partners Variable Global High Yield Bond - Class II Sub-Account
MFS High Income - Service Class Sub-Account
PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account PIMCO VIT Real Return - Administrative Shares Sub-Account
PIMCO VIT Total Return - Administrative Shares Sub-Account

UIF U.S. Real Estate, Class II Sub-Account/(1)(4)/

Van Kampen LIT Government, Class II Sub-Account


--------------------------------------------------------------------------------
CATEGORY C
AIM V.I. Basic Value - Series II Sub-Account
AIM V.I. Core Equity - Series II Sub-Account
AIM V.I. Mid Cap Core Equity - Series II Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Equity-Income - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Overseas - Service Class 2 Sub-Account
Fidelity VIP Asset Manager/(SM)/ - Service Class 2 Sub-Account

Janus Aspen Series International Growth - Service Shares Sub-Account

Janus Aspen Series Forty - Service Shares Sub-Account
Janus Aspen Series Mid Cap Value - Service Shares Sub-Account
Janus Aspen Series INTECH Risk-Managed Core - Service Shares Sub-Account Janus Aspen Series Balanced - Service Shares Sub-Account
Janus Aspen Series Small Company Value - Service Shares Sub-Account
Legg Mason Partners Variable All Cap - Class II Sub-Account/(2)/
Legg Mason Partners Variable Investors - Class II Sub-Account/(3)/
MFS Investors Trust - Service Class Sub-Account
MFS Investors Growth Stock - Service Class Sub-Account
MFS Total Return - Service Class Sub-Account
MFS Value - Service Class Sub-Account
Oppenheimer MidCap/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account


Premier VIT OpCap Balanced Sub-Account
Rydex VT Sector Rotation Sub-Account
T. Rowe Price Equity Income - II Sub-Account
T. Rowe Price Blue Chip Growth - II Sub-Account
Van Eck Worldwide Absolute Return Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
--------------------------------------------------------------------------------


(1)Morgan Stanley Investment Management Inc., the investment advisor to the UIF Portfolios, does business in certain instances as Van Kampen.


(2)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I.

(3)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I.


(4)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio and the Van Kampen UIF U.S.
   Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

..   adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

..   deducting any applicable taxes; and

..   applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or

                               55     PROSPECTUS
whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.

Death Benefits
--------------------------------------------------------------------------------



DEATH PROCEEDS
Under certain conditions, described below, we will pay a death settlement ("Death Proceeds") for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. The Death Proceeds will not exceed the Contract Value plus $1 million. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" on page 57 for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a "Complete Request for Settlement," a claim for distribution of the Death Proceeds must include "Due Proof of Death" in any of the following forms of documentation:

    .  A certified copy of the death certificate;

    . A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

    .  Any other proof acceptable to us.

"Death Proceeds" are determined based on when we receive a Complete Request for
Settlement:

    . If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "Death Benefit."

    . If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-accounts are subject to investment risk.

DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

    .  MAV Death Benefit Option

    .  Annual Increase Death Benefit Option

    .  Enhanced Earnings Death Benefit Option

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the issue date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit options to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you want to add an option.

The "Death Benefit" is equal to the Enhanced Earnings Death Benefit (if selected) plus the greatest of:

    .  The Contract Value;

    .  The Settlement Value;

    .  The ROP Death Benefit;

    .  The MAV Death Benefit Option (if selected); or

    .  The Annual Increase Death Benefit Option (if selected).

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

The "ROP Death Benefit" is equal to the sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

   The sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus

                               56     PROSPECTUS

   Contracts) made prior to the withdrawal, less any prior withdrawal adjustments.

Maximum Anniversary Value Death Benefit Option.

The MAV Death Benefit Option is available only if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but it will never exceed 0.50%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV Death Benefit is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds" on page 58), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

    . Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment (and Credit Enhancement for Consultant Solutions Plus Contracts).

    . Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

    . On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date through the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 62, and if the New Contract Owner is age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

    . The first Contract Anniversary following the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant. (After the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant, the MAV Death Benefit will be recalculated only for purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and withdrawals); or

    .  The date we next determine the Death Proceeds.

Annual Increase Death Benefit Option.

The Annual Increase Death Benefit Option is only available if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.50%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Annual Increase Death Benefit is equal to the Contract Value. The Annual Increase Death Benefit, plus purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (may be 3% in certain states), subject to the "Cap" defined below. This accumulation will continue until the earlier of:

   (a) the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant; or

   (b) the date we determine the Death Proceeds.

After the 5% interest accumulation (may be 3% in certain states) ends, the Annual Increase Death Benefit will continue to be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and

                               57     PROSPECTUS
the result multiplied by the amount of the Annual Increase Death Benefit immediately prior to the withdrawal.

The Annual Increase Death Benefit Cap is equal to:

    .  200% of the Contract Value as of the Rider Date; plus

    . 200% of purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made in the 12-month period immediately prior to the death of a Contract Owner or the Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant; minus

    . Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 62, and if the New Contract Owner is age 80 or younger on the date we determine the Death Proceeds, then the Annual Increase Death Benefit Option will continue. The amount of the Annual Increase Death Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (may be 3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

    . The first Contract Anniversary following the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant. (After the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant, the Annual Increase Death Benefit will be recalculated only for purchase payments and withdrawals (and Credit Enhancements for Consultant Solutions Plus Contracts)); or

    .  The date we next determine the Death Proceeds.

Enhanced Earnings Death Benefit Option.

The "Enhanced Earnings Death Benefit Option" is only available if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

    . 0.25%, if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date; and

    . 0.40%, if the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Enhanced Earnings Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, at the time the Contract is continued.

If the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit is equal to the lesser of:

    . 100% of "In-Force Premium" (excluding purchase payment s (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of a Contract Owner or Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant); or

    .  40% of "In-Force Earnings"

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit is equal to the lesser of:

    . 50% of "In-Force Premium" (excluding purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date and during the twelve-month period immediately prior to the death of a Contract Owner or Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant); or

    .  25% of "In-Force Earnings"

                               58     PROSPECTUS
calculated as of the date we determine the Death Proceeds.

In-Force Earnings are equal to the current Contract Value less In-Force
Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

In-Force Premium is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all "Excess-of-Earnings Withdrawals" made after the Rider Date.

An Excess-of-Earnings Withdrawal is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix E for numerical examples that illustrate how the Enhanced Earnings Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 62, and if the New Contract Owner is younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

    .  The Rider Date will be changed to the date we determine the Death
       Proceeds;

    . The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

    . The Enhanced Earnings Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, as of the new Rider Date.

    . The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, as of the new Rider Date.

If the Contract Owner's, Co-Annuitant's or Annuitant's age is misstated, the Enhanced Earnings Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.

ALL OPTIONS.
We reserve the right to impose limitations on the Investment Alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain investment alternatives, restrictions on transfers to and from certain investment alternatives, and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

    .  the date the Contract is terminated;

    . if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the Death of Owner section on page 62, and the New Owner is older than age 80 (age 80 or older for the Enhanced Earnings Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

    . if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

    . on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is a current Contract Owner;

    . on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is a current Annuitant; or

    .  the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Enhanced Earnings Death Benefit at that time.

DEATH BENEFIT PAYMENTS

Death of Contract Owner

If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be the "New Contract Owners". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

                               59     PROSPECTUS

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to each New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

New Contract Owner Categories

Category 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.

Category 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

Category 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:

Option A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

    .  Over the life of the New Contract Owner; or

    . For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

    . Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.

Option C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the PIMCO Money Market Variable Sub-account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.

Option D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the PIMCO Money Market Variable Sub-account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may transfer all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers

                               60     PROSPECTUS
allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.

Option E. For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the "Annual Required Distribution" calculated for each calendar year. The first such withdrawal must occur within:

    .  One year of the date of death;

    . The same calendar year as the date we receive the first Complete Request for Settlement; and

    .  One withdrawal frequency.

The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds are determined, the Annual Required Distribution is equal to the Contract Value on the date of the first distribution divided by the "Life Expectancy" of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.

We reserve the right to offer additional death settlement options.

Death of Annuitant

If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

    . The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

    . The Contract Owner is a grantor trust established by a living person, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

Surviving Contract Owner Categories

Category 1. If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.

The new Annuitant will be:

    . A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

    .  The youngest Owner; otherwise,

    .  The youngest Beneficiary.

Category 2. If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:

Option A.  The Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the PIMCO Money Market Variable Sub-account. During the 5 year period that follows the Annuitant's date of death, the Owner may exercise all rights as set forth in the Transfers section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period, however, the amount withdrawal may be subject to a Market Value Adjustment.

No additional purchase payments may be added to the Contract under this section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

                               61     PROSPECTUS

We reserve the right to offer additional death settlement options.

Qualified Contracts

The death settlement options for qualified plans, including IRAs, may be different to conform with the individual tax requirements of each type of qualified plan. Please refer to your Endorsement for IRA plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

Spousal Protection Benefit (Co-Annuitant) Option and Death of Co-Annuitant

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

    . The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

    . The Contract Owner's spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

    . The Contract Owner must be age 90 or younger on the Rider Application Date; and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

    . The option may only be added when we issue the Contract or within 6 months of the Contract Owner's marriage. We may require proof of marriage in a form satisfactory to us. Currently, you may not add the option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date and the "Death of Annuitant" provision of your Contract does not apply on the death of the Co-Annuitant.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

There is an annual Rider Fee of 0.10% of the Contract Value for Options added on or after May 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after May 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time.

The option will terminate upon the date your written termination request is accepted by us or will terminate on the earliest of the following occurrences:

    . upon the death of the Co-Annuitant (as of the date we determine the Death Proceeds);

    . upon the death of the Contract Owner (as of the date we determine the Death Proceeds);

    .  on the date the Contract is terminated;

    .  on the Payout Start Date; or

    . on the date you change the beneficiary of the Contract and the change is accepted by us;

    . for options added on or after May 1, 2005, the Contract Owner may terminate the option upon the divorce of the Contract Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

    . for options added prior to May 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.

Once the Option is terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.

Death of Co-Annuitant. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the "Death of Owner" provision of your Contract:

    . The Co-Annuitant must have been your legal spouse on the date of his or her death; and

    . Option D of the "Death of Owner" provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.

                               62     PROSPECTUS

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More Information
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LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is the issuer of the Contract. Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is P.O. Box 80469, Lincoln, Nebraska. Lincoln Benefit is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois.

Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation.

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Variable Account and/or the Fixed Account.

Under our reinsurance agreement with Allstate Life, substantially all contract related transactions are transferred to Allstate Life and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreement. These assets represent our general account and are invested and managed by Allstate Life. While the reinsurance agreement provides us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable Contract assets and liabilities are held in legally-segregated, unitized separate accounts and are retained by the Company. However, the transactions related to such variable contracts such as premiums, expenses and benefits are transferred to Allstate Life.

Effective June 1, 2006, Allstate Life entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business, including that of its subsidiary Lincoln Benefit. Pursuant to the Agreement Allstate Life and PICA also have entered into an administrative services agreement which provides that PICA or an affiliate will administer the Variable Account and the Contracts after a transition period that may last up to two years. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.

VARIABLE ACCOUNT
Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Variable Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Variable Account or Lincoln Benefit.

We own the assets of the Variable Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Variable Account is divided into Sub-accounts. The assets of each Sub-account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Variable Account, its Sub-accounts or the Portfolios. Values allocated to the Variable Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


We have included additional information about the Variable Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-457-7617. We have reproduced the Table of Contents of the Statement of Additional Information on page 74.


THE PORTFOLIOS
Dividends and Capital Gain Distributions. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.

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Voting Privileges.  As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Portfolios. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.

Conflicts of Interest. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACTS

Distribution. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority ("FINRA").

ALFS does not sell Contracts directly to purchasers. ALFS enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered representatives. The broker-dealers are registered with the SEC and are FINRA member firms. Their registered representatives are licensed as insurance agents by applicable state insurance authorities and appointed as agents of Lincoln Benefit in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.


We will pay commissions to broker-dealers and banks which sell the Contracts. Commissions paid vary, but we may pay up to a maximum sales commission of 7.5% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker-dealer's or bank's practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.

From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among

                               64     PROSPECTUS

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banks and broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Contracts on a list of preferred or recommended products in the bank's or broker-dealer's distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer's registered representatives. A list of broker-dealers and banks that ALFS paid pursuant to such arrangements is provided in the Statement of Additional Information, which is available upon request. For a free copy, please write or call us at the address or telephone number listed on the front page of this prospectus, or go to the SEC's Web site (http://www.sec.gov).


To the extent permitted by FINRA rules and other applicable laws and regulations, we may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. We may not offer the arrangements to all broker-dealers and banks and the terms of the arrangement may differ among broker-dealers and banks.


Individual registered representatives, broker-dealers, banks, and branch managers within some broker-dealers and banks participating in one of these compensation arrangements may receive greater compensation for selling the contract than for selling a different contact that is not eligible for the compensation arrangement. While we take the compensation into account when establishing contract charges, any such compensation will be paid by us or ALFS and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply to the sale of the contract.

Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. ALFS compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract values. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.

Lincoln Benefit and ALFS have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account. Pursuant to the Agreement, we will enter into an administrative services agreement with PICA whereby, after a transition period that may last up to two years, PICA or an affiliate will provide administrative services to the Variable Account and the Contracts on our behalf.

We provide the following administrative services, among others:

    .  issuance of the Contracts;

    .  maintenance of Contract Owner records;

    .  Contract Owner services;

    .  calculation of unit values;

    .  maintenance of the Variable Account; and

    .  preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL PROCEEDINGS
There are no pending legal proceedings affecting the Variable Account. Lincoln Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to the respective total assets or material with respect to the Variable Account.

LEGAL MATTERS
All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Michael J. Velotta, Senior Vice President, General Counsel and Secretary of Lincoln Benefit.

                               65     PROSPECTUS

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Taxes
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The following discussion is general and is not intended as tax advice. Lincoln
Benefit makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Variable Account, then Lincoln Benefit may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL
Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

    .  the Contract Owner is a natural person,

    . the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

    . Lincoln Benefit is considered the owner of the Variable Account assets for federal income tax purposes.

Non-Natural Owners. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

Exceptions to the Non-Natural Owner Rule. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and
(5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Grantor Trust Owned Annuity. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification

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regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Level Monthly Variable Annuity Payments. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

Withdrawals After the Payout Start Date. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

Distribution at Death Rules. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

    . if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

    . if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

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    .  if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Taxation of Annuity Death Benefits. Death Benefit amounts are included in income as follows:

    . if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

    . if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

    .  made on or after the date the Contract Owner attains age 59 1/2,

    . made as a result of the Contract Owner's death or becoming totally disabled,

    . made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

    .  made under an immediate annuity, or

    .  attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Tax Free Exchanges under Internal Revenue Code Section 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

Partial Exchanges. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

Taxation of Ownership Changes. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

Aggregation of Annuity Contracts. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions

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as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non- resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

    .  Individual Retirement Annuities (IRAs) under Code Section 408(b);

    .  Roth IRAs under Code Section 408A;

    .  Simplified Employee Pension (SEP IRA) under Code Section 408(k);

    .  Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code
       Section 408(p);

    .  Tax Sheltered Annuities under Code Section 403(b);

    .  Corporate and Self Employed Pension and Profit Sharing Plans under Code
       Section 401; and

    . State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Taxation of Withdrawals from an Individually Owned Tax Qualified Contract. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

    .  made on or after the date the Contract Owner attains age 59 1/2,

    .  made to a beneficiary after the Contract Owner's death,

    .  attributable to the Contract Owner being disabled, or

    . made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

                               69     PROSPECTUS

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

Required Minimum Distributions. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

Penalty Tax on Premature Distributions from Tax Qualified Contracts. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

    .  made on or after the date the Contract Owner attains age 59 1/2,

    .  made as a result of the Contract Owner's death or total disability,

    . made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

    .  made after separation from service after age 55 (does not apply to IRAs),

    .  made pursuant to an IRS levy,

    .  made for certain medical expenses,

    . made to pay for health insurance premiums while unemployed (applies only for IRAs),

    .  made for qualified higher education expenses (applies only for IRAs)

    . made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

    . from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, and before Dec. 31, 2007, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments on Tax Qualified Contracts. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Income Tax Withholding on Tax Qualified Contracts. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect

                               70     PROSPECTUS
out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

    .  required minimum distributions, or,

    . a series of substantially equal periodic payments made over a period of at least 10 years, or,

    . a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

    .  hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

Charitable IRA Distributions. The Pension Protection Act of 2006 Included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes.

For distributions in tax years beginning after 2005 and before 2008, the Act provides an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to a certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

Individual Retirement Annuities. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

Roth Individual Retirement Annuities. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. An individual with adjusted gross income (AGI) of $100,000 or more won't be able to rollover amounts from an eligible retirement plan into a Roth IRA. Please note, however, that the $100,000 AGI limit will be eliminated for tax years beginning after December 31, 2009. Effective
January 1, 2005, the IRS requires conversions of annuity contracts to include the

                               71     PROSPECTUS
actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

Annuities Held By Individual Retirement Accounts (commonly known as Custodial
IRAs). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

   (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

   (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

   (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

Simplified Employee Pension IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

Savings Incentive Match Plans for Employees (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2002 or later, then your plan is up to date. If your plan has a revision date prior to March 2002, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590 and your competent tax advisor.

Tax Sheltered Annuities. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

    .  attains age 59 1/2,

    .  severs employment,

    .  dies,

    .  becomes disabled, or

    . incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Corporate and Self-Employed Pension and Profit Sharing Plans.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish

                               72     PROSPECTUS
tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under
Section 401(a): a qualified plan fiduciary or an annuitant owner.

    . A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

    . An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under
Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

Annual Reports and Other Documents
--------------------------------------------------------------------------------



Lincoln Benefit's Annual Report on Form 10-K for the year ended December 31, 2007, is incorporated herein by reference, which means that it is legally a part of this prospectus.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.


If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 758565, Topeka, KS 66675-8565 or 800-457-7617.



                               73     PROSPECTUS

Statement of Additional Information
Table of Contents
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       Additions, Deletions, or Substitutions of Investments
       --------------------------------------------------------------------
       The Contracts
       --------------------------------------------------------------------
       Calculation of Accumulation Unit Values
       --------------------------------------------------------------------
       Calculation of Variable Income Payments
       --------------------------------------------------------------------

--------------------------------------------------------------------------------

                      General Matters
                      -----------------------------------
                      Experts
                      -----------------------------------
                      Financial Statements
                      -----------------------------------
                      Accumulation Unit Values
                      -----------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                               74     PROSPECTUS

Appendix A
Contract Comparison Chart
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

Feature                                               Classic                          Plus                   Elite
----------------------------------------------------------------------------------------------------------------------------
                                                                              up to 5% depending on
                                                                              issue age and amount of
Credit Enhancement                                     None                   purchase payments               None
----------------------------------------------------------------------------------------------------------------------------
Mortality and Expense
Risk Charge
(Base Contract)                                        1.25%                           1.45%                  1.60%
----------------------------------------------------------------------------------------------------------------------------
Withdrawal Charge                                                               8.5/ 8.5/ 8.5/ 7.5/
(% of purchase payment)                         7/ 7/ 6/ 5/ 4/ 3/ 2               6.5/ 5.5/ 4/2.5            7/ 6/ 5
----------------------------------------------------------------------------------------------------------------------------
Withdrawal Charge                      Confinement, Terminal Illness,         Confinement, Terminal   Confinement, Terminal
Waivers                                Unemployment                           Illness, Unemployment   Illness, Unemployment

------------------------------------------------------------------------------------

Feature                                               Classic                 Select
------------------------------------------------------------------------------------


Credit Enhancement                                     None                   None
------------------------------------------------------------------------------------
Mortality and Expense
Risk Charge
(Base Contract)                                        1.25%                  1.70%
------------------------------------------------------------------------------------
Withdrawal Charge
(% of purchase payment)                         7/ 7/ 6/ 5/ 4/ 3/ 2           None
------------------------------------------------------------------------------------
Withdrawal Charge                      Confinement, Terminal Illness,
Waivers                                Unemployment                            N/A

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

                           DCA Fixed Account Option*
               --------------------------------------------------
                                Classic    Plus    Elite   Select
               --------------------------------------------------
                                6-month  6-month  6-month   N/A
               Transfer Periods ---------------------------------
                                12-month 12-month 12-month  N/A

                 Standard Fixed Account Option (not available in all states)**
-----------------------------------------------------------------------------------------------
                                                      Classic                 Plus Elite Select
-----------------------------------------------------------------------------------------------
                                                      1-year                  N/A   N/A   N/A
                                       --------------------------------------------------------
                                                        N/A                   N/A   N/A   N/A
Guarantee Periods                      --------------------------------------------------------
                                                        N/A                   N/A   N/A   N/A
                                       --------------------------------------------------------
                                                        N/A                   N/A   N/A   N/A

                      MVA Fixed Account Option (not available in all states)***
-----------------------------------------------------------------------------------------------------
                                                      Classic                  Plus    Elite  Select
-----------------------------------------------------------------------------------------------------
                                                      1-year                  1-year  1-year  1-year
                                       --------------------------------------------------------------
                                                      3-year                  3-year  3-year  3-year
                                       --------------------------------------------------------------
Guarantee Periods                                     5-year                  5-year  5-year  5-year
                                       --------------------------------------------------------------
                                                      7-year                  7-year  7-year  7-year
                                       --------------------------------------------------------------
                                                      10-year                 10-year 10-year 10-year

* At the time you allocate a purchase payment to the DCA Fixed Account Option, if you do not specify the term length over which the transfers are to take place, the default transfer period will be 6 months for the 6-month option and 12 months for the 12 month option.

** May be available only in states where the MVA Fixed Account Option is not offered.

*** Not available in states where the Standard Fixed Account Options are offered.

                               75     PROSPECTUS

Appendix B - Market Value Adjustment
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

   I       =       the Treasury Rate for a maturity equal to the term length of the
                Guarantee Period for the week preceding the establishment of the Market
                Value Adjusted Fixed Guarantee Period Account;

   J       =       the Treasury Rate for a maturity equal to the term length of the
                Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market
                Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be
                ("Market Value Adjustment Date").

   N       =       the number of whole and partial years from the Market Value
                Adjustment Date to the expiration of the term length of the Market
                Value Adjusted Fixed Guarantee Period Account.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

                           .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

                      Examples Of Market Value Adjustment
      Purchase Payment: $10,000 allocated to a Market Value Adjusted
                        Fixed Guarantee Period Account
      Guarantee Period: 5 years
      Interest Rate:    4.50%
      Full Withdrawal:  End of Contract Year 3
      Contract:         Consultant Solutions Classic*

                Example 1: (Assumes Declining Interest Rates)
Step 1: Calculate Contract Value at       =         $10,000.00 X (1.045)/3/ =
 End of Contract Year 3:                         $11,411.66
Step 2: Calculate the Free Withdrawal     =         .15 X $10,000 = $1,500
 Amount:
Step 3: Calculate the Withdrawal          =         .06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value        I         =          4.50%
 Adjustment:
                                          J         =          4.20%
                                                               730 DAYS
                                          N         =          _________  = 2
                                                               365 DAYS
                                       Market Value Adjustment Factor: .9 X [I - (J
                                       + .0025)] X N
                                          =         .9 X [.045 - (.042 + .0025)] X 2 =
                                                 .0009
                                          Market Value Adjustment = Market Value
                                       Adjustment Factor X Amount
                                          Subject To Market Value Adjustment:
                                          =         .0009 X $11,411.66 = $10.27
Step 5: Calculate the amount received     =         $11,411.66 - $510 + $10.27 =
 by Contract owner as a result of                $10,911.93
 full withdrawal at the end of
 Contract Year 3:

                               76     PROSPECTUS

                  Example 2: (Assumes Rising Interest Rates)
Step 1: Calculate Contract Value at       =         $10,000.00 X (1.045)/3/ =
 End of Contract Year 3:                         $11,411.66
Step 2: Calculate the Free Withdrawal     =         .15 X $10,000 = $1,500
 Amount:
Step 3: Calculate the Withdrawal          =         .06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value        I         =          4.50%
 Adjustment:
                                          J         =          4.80%
                                                               730 DAYS
                                          N         =          _________  = 2
                                                               365 DAYS
                                       Market Value Adjustment Factor: .9 X [I - (J
                                       + .0025)] X N
                                          =         .9 X [(.045 - (.048 + .0025)] X
                                                 (2) = -.0099
                                          Market Value Adjustment = Market Value
                                       Adjustment Factor X Amount
                                          Subject To Market Value Adjustment:
                                          =         -.0099 X $11,411.66 = -($112.98)
Step 5: Calculate the amount received     =         $11,411.66 - $510 - $112.98 =
 by Contract owner as a result of                $10,788.68
 full withdrawal at the end of
 Contract Year 3:

* These examples assume the election of the Consultant Solutions Classic Contract for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under Consultant Solutions Plus, Consultant Solutions Elite Contracts, and Consultant Solutions Select Contracts which have different expenses and withdrawal charges.

                               77     PROSPECTUS

Appendix C
Example of Calculation of Income Protection Benefit
--------------------------------------------------------------------------------

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

    Adjusted age of Annuitant on the Payout Start Date:         65
    -----------------------------------------------------------------------
    Sex of Annuitant:                                           male
    -----------------------------------------------------------------------
    Income Plan selected:                                       1
    -----------------------------------------------------------------------
    Payment frequency:                                          monthly
    -----------------------------------------------------------------------
    Amount applied to variable income payments under the Income
     Plan:                                                      $100,000.00
    -----------------------------------------------------------------------

The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                    3%
-------------------------------------------------------------------------------------------
Guaranteed minimum variable income payment: 85% of the initial variable amount income value
-------------------------------------------------------------------------------------------

Step 1 - Calculation of the initial variable amount income value:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

Step 2 - Calculation of the amount guaranteed under the Income Protection Benefit Option:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

Step 3 - Illustration of the effect of the minimum payment guarantee under the Income Protection Benefit Option:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

                               78     PROSPECTUS

Appendix D
Withdrawal Adjustment Example - Death Benefits*
--------------------------------------------------------------------------------

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000 (For Consultant Solutions Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90)).

                                                                              Death Benefit Amount
                                                                ------------------------------------------------
                                                                                                    Annual
                                                                    ROP Value                  Increase Value**
                                                                -----------------              -----------------
                                                     Contract   Classic,                       Classic,
                            Beginning                  Value      Elite             Maximum      Elite
             Type of         Contract  Transaction     After       And            Anniversary     And
 Date       Occurrence        Value       Amount    Occurrence   Select    Plus      Value      Select    Plus
----------------------------------------------------------------------------------------------------------------
1/1/06 Contract Anniversary $   55,000            _ $    55,000 $  50,000 $52,000 $     55,000 $  52,500 $54,600
----------------------------------------------------------------------------------------------------------------
7/1/06  Partial Withdrawal  $   60,000 $     15,000 $    45,000 $  37,500 $39,000 $     41,250 $  40,339 $41,953
----------------------------------------------------------------------------------------------------------------

The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.


------------------------------------------------------------------------------------------------------------
ROP Death Benefit
------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                          (a)
------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                             (b)
------------------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal                              (c)
------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                         [(a)/(b)]*(c)
------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit
------------------------------------------------------------------------------------------------------------

MAV Death Benefit
------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                          (a)
------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                             (b)
------------------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal                              (c)
------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                         [(a)/(b)]*(c)
------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit
------------------------------------------------------------------------------------------------------------

Annual Increase Death Benefit**
------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                          (a)
------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                             (b)
------------------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth
 of interest on $52,500 and $54,600, respectively)                                                 (c)
------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                         [(a)/(b)]*(c)
------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit
------------------------------------------------------------------------------------------------------------

                                                                                              Classic, Elite and Select  Plus
-------------------------------------------------------------------------------------------------------------------------------
ROP Death Benefit
-------------------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                              $15,000          $15,000
-------------------------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                                 $60,000          $60,000
-------------------------------------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal                                  $50,000          $52,000
-------------------------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                                  $12,500          $13,000
-------------------------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                                 $37,500          $39,000
-------------------------------------------------------------------------------------------------------------------------------

MAV Death Benefit
-------------------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                              $15,000          $15,000
-------------------------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                                 $60,000          $60,000
-------------------------------------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal                                  $55,000          $55,000
-------------------------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                                  $13,750          $13,750
-------------------------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                                 $41,250          $41,250
-------------------------------------------------------------------------------------------------------------------------------

Annual Increase Death Benefit**
-------------------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                              $15,000          $15,000
-------------------------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                                 $60,000          $60,000
-------------------------------------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth
 of interest on $52,500 and $54,600, respectively)                                                     $53,786          $55,937
-------------------------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                                  $13,446          $13,984
-------------------------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                                 $40,339          $41,953
-------------------------------------------------------------------------------------------------------------------------------

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

** Calculations for the Annual Increase Death Benefit assume that interest accumulates on a daily basis at a rate equivalent to 5% per year. There may be certain states in which the Benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.

                               79     PROSPECTUS

Appendix E
Calculation of Enhanced Earnings Death Benefit*
--------------------------------------------------------------------------------

The following are examples of the Enhanced Earnings Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

Example 1: Elected When Contract Was Issued Without Any Subsequent Additions or Withdrawals

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Enhanced Earnings Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Lincoln Benefit receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

  Excess of Earnings Withdrawals                    =   $0
  Purchase Payments in the 12 months prior to death =   $0
  In-Force Premium                                  =   $100,000
                                                        ($100,000 + $0 - $0)
  In-Force Earnings                                 =   $25,000
                                                        ($125,000 - $100,000)
  Enhanced Earnings Death Benefit**                 =   40%*$25,000 = $10,000

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

* For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

** If the oldest Contract Owner or Co-Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($6,250.00).

Example 2: Elected When Contract Was Issued With Subsequent Withdrawals

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Lincoln Benefit receives a Complete Request for Settlement will be assumed to be $114,000.

 Excess of Earnings Withdrawals                    =   $5,000
                                                       ($10,000 - $5,000)
 Purchase Payments in the 12 months prior to death =   $0
 In-Force Premium                                  =   $95,000
                                                       ($100,000 + $0 - $5,000)
 In-Force Earnings                                 =   $19,000
                                                       ($114,000 - $95,000)
 Enhanced Earnings Death Benefit**                 =   40%*$19,000 = $7,600

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

* For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

** If the oldest Contract Owner or Co-Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($4,750.00).

Example 3: Elected After Contract Was Issued With Subsequent Additions and Withdrawals

This example is intended to illustrate the effect of adding the Enhanced Earnings Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume there is no Co-Annuitant and that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Enhanced Earnings Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years

                               80     PROSPECTUS
later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Lincoln Benefit receives a Complete Request for Settlement.

Excess of Earnings Withdrawals                    =   $30,000
                                                      ($50,000 - $20,000)
Purchase Payments in the 12 months prior to death =   $0
In-Force Premium                                  =   $120,000
                                                      ($110,000 + $40,000 - $30,000)
In-Force Earnings                                 =   $20,000
                                                      ($140,000 - $120,000)
Enhanced Earnings Death Benefit**                 =   25%*$20,000 = $5,000

In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since In-Force Earnings are less than 50% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

* For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

** If the oldest Contract Owner had been age 70 or younger on the Rider
   Application Date, the Enhanced Earnings Death Benefit would be 40% of the In-Force Earnings ($8,000.00).

Example 4: Spousal Continuation:

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Enhanced Earnings Death Benefit Option and MAV Death Benefit Option. In this example, assume that there is no Co-Annuitant and that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Enhanced Earnings Death Benefit Option but without any other option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

  Excess of Earnings Withdrawals                    =   $0
  Purchase Payments in the 12 months prior to death =   $0
  In-Force Premium                                  =   $100,000
                                                        ($100,000 + $0 - $0)
  In-Force Earnings                                 =   $50,000
                                                        ($150,000 - $100,000)
  Enhanced Earnings Death Benefit**                 =   40%*$50,000 = $20,000
  Contract Value                                    =   $150,000
  Death Benefit                                     =   $160,000
  Enhanced Earnings Death Benefit                   =   $20,000
  Continuing Contract Value                         =   $180,000
                                                        ($160,000 + $20,000)

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Enhanced Earnings Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Enhanced Earnings Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Enhanced Earnings Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

** If the oldest Contract Owner had been over age 70 , and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($12,500.00).

                               81     PROSPECTUS

Appendix F
Withdrawal Adjustment Example - Accumulation Benefit*
--------------------------------------------------------------------------------

Rider Date: January 1, 2007

Initial Purchase Payment: $50,000 (For Consultant Solutions Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

Initial Benefit Base: $50,000 for Consultant Solutions Classic, Elite and Select Contracts, $52,000 for Consultant Solutions Plus Contracts (assuming issue age 85 or younger)

                                                                                  Benefit Base
                                                                             -----------------------
                                 Beginning    Transaction   Contract Value   Classic, Elite
  Date    Type of Occurrence  Contract Value     Amount    After Occurrence    and Select     Plus
----------------------------------------------------------------------------------------------------
1/1/2008 Contract Anniversary $        55,000            _ $          55,000 $        50,000 $52,000
----------------------------------------------------------------------------------------------------
7/1/2008  Partial Withdrawal  $        60,000 $     15,000 $          45,000 $        37,500 $39,000
----------------------------------------------------------------------------------------------------

The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

                                                                            Classic, Elite and Select  Plus
-------------------------------------------------------------------------------------------------------------
Benefit Base
-------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                          (a)               $15,000          $15,000
-------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal             (b)               $60,000          $60,000
-------------------------------------------------------------------------------------------------------------
Value of Benefit Base Immediately Prior to Partial Withdrawal      (c)               $50,000          $52,000
-------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                         [(a)/(b)]*(c)          $12,500          $13,000
-------------------------------------------------------------------------------------------------------------
Adjusted Benefit Base                                                                $37,500          $39,000
-------------------------------------------------------------------------------------------------------------

* For the purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges. Actual Contract Values will differ due to the different fees and charges under each Contract and the Credit Enhancement available under Consultant Solutions Plus Contracts. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

                               82     PROSPECTUS

Appendix G - SureIncome Withdrawal Benefit Option Calculation Examples
--------------------------------------------------------------------------------

Example 1: Assume you purchase a Consultant Solutions contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).

The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) =
$75,000.

The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000 - $25,000)) = $8,000.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000 - $5,000)) = $4,400.

The Benefit Payment Remaining is unchanged at $0.

Example 6: Assume example 5 is continued and an additional Purchase Payment of $40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

                               83     PROSPECTUS

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).

The Benefit Payment is unchanged and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

                               84     PROSPECTUS

Appendix H - Accumulation Unit Values
--------------------------------------------------------------------------------


Appendix H presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit values for each Contract. Please contract us at 800-457-7617 to obtain a copy of the Statement of Additional Information.

The names of the following Sub-Accounts changed since December 31, 2007. The names shown in the tables of Accumulation Units correspond to the name of the Sub-Account as of December 31, 2007:



 -----------------------------------------------------------------------------
 Sub-Account Name as of December 31,
 2007 (as appears in the following
 tables of Accumulation Unit Values)    Sub-Account Name as of May 1, 2008
 -----------------------------------------------------------------------------
 Alger American Growth Portfolio -      Alger American LargeCap Growth
 Class O                                Portfolio - Class O
 -----------------------------------------------------------------------------
 Alger American Leveraged AllCap        Alger American Capital Appreciation
 Portfolio - Class O                    Portfolio - Class O
 -----------------------------------------------------------------------------
 MFS Emerging Growth Series - Initial
 Class                                  MFS Growth Series - Initial Class
 -----------------------------------------------------------------------------
 Janus Aspen Series Foreign Stock       Janus Aspen Series International
 Portfolio - Service Shares             Growth Portfolio - Service Shares
 -----------------------------------------------------------------------------
 Van Kampen LIT Aggressive Growth       Van Kampen LIT Mid Cap Growth
 Portfolio, Class II                    Portfolio, Class II
 -----------------------------------------------------------------------------
 Van Kampen UIF Equity Growth
 Portfolio, Class II                    UIF Capital Growth Portfolio, Class II
 -----------------------------------------------------------------------------



LBL Consultant Solution Classic Contracts - Prospectus
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Low)

                          Mortality & Expense = 1.25


--------------------------------------------------------------------------------


                                                     For the Year Ending December 31,
Sub-Accounts                                          2004     2005     2006     2007
---------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II
 Accumulation Unit Value Beginning                  $ 10.000 $ 10.745 $ 11.176 $ 12.452
 Accumulation Unit Value Ending                     $ 10.745 $ 11.176 $ 12.452 $ 12.451
 Number of Units Outstanding at End of Year          132,216  223,522  287,925  280,725
---------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II
 Accumulation Unit Value Beginning                  $ 10.000 $ 10.303 $ 11.036 $ 11.547
 Accumulation Unit Value Ending                     $ 10.303 $ 11.036 $ 11.547 $ 12.727
 Number of Units Outstanding at End of Year           25,665   50,990   61,199   56,382
---------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II
 Accumulation Unit Value Beginning                         -        - $ 10.000 $ 10.800
 Accumulation Unit Value Ending                            -        - $ 10.800 $ 11.493
 Number of Units Outstanding at End of Year                -        -  173,314  185,437
---------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II
 Accumulation Unit Value Beginning                  $ 10.000 $ 10.989 $ 11.629 $ 12.732
 Accumulation Unit Value Ending                     $ 10.989 $ 11.629 $ 12.732 $ 13.725
 Number of Units Outstanding at End of Year          110,892  253,522  405,969  387,292
---------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class S
 Accumulation Unit Value Beginning                  $ 10.000 $ 10.103 $ 11.134 $ 11.523
 Accumulation Unit Value Ending                     $ 10.103 $ 11.134 $ 11.523 $ 13.598
 Number of Units Outstanding at End of Year          121,781  212,340  222,959  210,459
---------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class S
 Accumulation Unit Value Beginning                  $ 10.000 $ 10.219 $ 11.509 $ 13.506
 Accumulation Unit Value Ending                     $ 10.219 $ 11.509 $ 13.506 $ 17.746
 Number of Units Outstanding at End of Year           23,051   74,712  132,966  141,537
---------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class S
 Accumulation Unit Value Beginning                  $ 10.000 $ 10.628 $ 11.485 $ 12.450
 Accumulation Unit Value Ending                     $ 10.628 $ 11.485 $ 12.450 $ 16.122
 Number of Units Outstanding at End of Year           94,790  210,380  308,342  291,878
---------------------------------------------------------------------------------------


                               85     PROSPECTUS

                                                                            For the Year Ending December 31,
Sub-Accounts                                                               2004     2005      2006       2007
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.217 $   10.460 $   11.056
 Accumulation Unit Value Ending                                          $ 10.217 $ 10.460 $   11.056 $   12.561
 Number of Units Outstanding at End of Year                                56,932  111,219    134,814    148,955
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $ 11.389 $   13.106 $   14.408
 Accumulation Unit Value Ending                                          $ 11.389 $ 13.106 $   14.408 $   16.672
 Number of Units Outstanding at End of Year                               105,161  523,173    891,858    862,174
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.840 $   11.290 $   13.358
 Accumulation Unit Value Ending                                          $ 10.840 $ 11.290 $   13.358 $   13.344
 Number of Units Outstanding at End of Year                               248,175  457,976    699,045    675,449
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $  9.809 $   10.209 $   10.734
 Accumulation Unit Value Ending                                          $  9.809 $ 10.209 $   10.734 $   13.411
 Number of Units Outstanding at End of Year                               193,118  307,319    362,183    341,543
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.668 $   11.004 $   12.532
 Accumulation Unit Value Ending                                          $ 10.668 $ 11.004 $   12.532 $   13.002
 Number of Units Outstanding at End of Year                               306,038  812,899  1,175,182  1,100,162
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.215 $   10.269 $   10.549
 Accumulation Unit Value Ending                                          $ 10.215 $ 10.269 $   10.549 $   10.831
 Number of Units Outstanding at End of Year                               172,370  496,639    806,750    811,904
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $  9.965 $   10.104 $   10.429
 Accumulation Unit Value Ending                                          $  9.965 $ 10.104 $   10.429 $   10.797
 Number of Units Outstanding at End of Year                               319,746  913,007  1,383,659  1,358,656
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.931 $   12.810 $   14.883
 Accumulation Unit Value Ending                                          $ 10.931 $ 12.810 $   14.883 $   17.185
 Number of Units Outstanding at End of Year                                72,197  311,381    762,307    776,150
----------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.625 $   11.285 $   12.292
 Accumulation Unit Value Ending                                          $ 10.625 $ 11.285 $   12.292 $   13.373
 Number of Units Outstanding at End of Year                                54,585  153,996    242,446    234,531
----------------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $ 11.317 $   11.861 $   13.814
 Accumulation Unit Value Ending                                          $ 11.317 $ 11.861 $   13.814 $   16.114
 Number of Units Outstanding at End of Year                                32,940  115,107    165,929    179,041
----------------------------------------------------------------------------------------------------------------
Janus Aspen Series Forty Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $ 11.491 $   12.759 $   13.735
 Accumulation Unit Value Ending                                          $ 11.491 $ 12.759 $   13.735 $   18.512
 Number of Units Outstanding at End of Year                                14,808   76,819    168,017    143,770
----------------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $ 11.303 $   12.266 $   13.924
 Accumulation Unit Value Ending                                          $ 11.303 $ 12.266 $   13.924 $   14.720
 Number of Units Outstanding at End of Year                                68,978  356,713    564,227    539,843
----------------------------------------------------------------------------------------------------------------
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $ 11.339 $   12.407 $   13.558
 Accumulation Unit Value Ending                                          $ 11.339 $ 12.407 $   13.558 $   14.194
 Number of Units Outstanding at End of Year                                39,658  125,616    164,908    134,550
----------------------------------------------------------------------------------------------------------------
Janus Aspen Series Small Company Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                              - $ 10.000 $   10.974 $   13.193
 Accumulation Unit Value Ending                                                 - $ 10.974 $   13.193 $   12.219
 Number of Units Outstanding at End of Year                                     -   77,386    178,295    196,175
----------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Fundamental Value Portfolio - Class I (1)
 Accumulation Unit Value Beginning                                              -        -          - $   10.000
 Accumulation Unit Value Ending                                                 -        -          - $    9.509
 Number of Units Outstanding at End of Year                                     -        -          -     48,073
----------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Global High Yield Bond Portfolio - Class II
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.871 $   11.105 $   12.089
 Accumulation Unit Value Ending                                          $ 10.871 $ 11.105 $   12.089 $   11.885
 Number of Units Outstanding at End of Year                               168,236  465,661    703,308    698,823
----------------------------------------------------------------------------------------------------------------


                               86     PROSPECTUS

                                                                                 For the Year Ending December 31,
Sub-Accounts                                                                    2004     2005      2006       2007
---------------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors - Class I (2)
 Accumulation Unit Value Beginning                                                   -        -          -          -
 Accumulation Unit Value Ending                                                      -        -          -          -
 Number of Units Outstanding at End of Year                                          -        -          -          -
---------------------------------------------------------------------------------------------------------------------
MFS High Income Series - Service Class
 Accumulation Unit Value Beginning                                            $ 10.000 $ 10.652 $   10.724 $   11.637
 Accumulation Unit Value Ending                                               $ 10.652 $ 10.724 $   11.637 $   11.655
 Number of Units Outstanding at End of Year                                    105,366  209,209    238,258    216,819
---------------------------------------------------------------------------------------------------------------------
MFS Investors Growth Stock Series - Service Class
 Accumulation Unit Value Beginning                                            $ 10.000 $ 10.471 $   10.767 $   11.398
 Accumulation Unit Value Ending                                               $ 10.471 $ 10.767 $   11.398 $   12.483
 Number of Units Outstanding at End of Year                                     19,040  229,340    467,604    434,299
---------------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Service Class
 Accumulation Unit Value Beginning                                            $ 10.000 $ 10.810 $   11.413 $   12.689
 Accumulation Unit Value Ending                                               $ 10.810 $ 11.413 $   12.689 $   13.772
 Number of Units Outstanding at End of Year                                      9,814   32,676     38,786     40,966
---------------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Service Class
 Accumulation Unit Value Beginning                                            $ 10.000 $  9.945 $   10.304 $   11.480
 Accumulation Unit Value Ending                                               $  9.945 $ 10.304 $   11.480 $   11.579
 Number of Units Outstanding at End of Year                                     40,927   92,908    113,307    100,633
---------------------------------------------------------------------------------------------------------------------
MFS Total Return Series - Service Class
 Accumulation Unit Value Beginning                                            $ 10.000 $ 10.783 $   10.914 $   12.019
 Accumulation Unit Value Ending                                               $ 10.783 $ 10.914 $   12.019 $   12.323
 Number of Units Outstanding at End of Year                                    128,035  326,074    375,040    335,392
---------------------------------------------------------------------------------------------------------------------
MFS Value Series - Service Class
 Accumulation Unit Value Beginning                                            $ 10.000 $ 11.175 $   11.737 $   13.954
 Accumulation Unit Value Ending                                               $ 11.175 $ 11.737 $   13.954 $   14.810
 Number of Units Outstanding at End of Year                                     45,846  129,930    194,233    188,327
---------------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares (2)
 Accumulation Unit Value Beginning                                                   - $ 10.000 $   11.723 $   11.877
 Accumulation Unit Value Ending                                                      - $ 11.723 $   11.877 $   12.423
 Number of Units Outstanding at End of Year                                          -   26,917     87,641     90,045
---------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value Beginning                                            $ 10.000 $ 11.390 $   12.817 $   14.840
 Accumulation Unit Value Ending                                               $ 11.390 $ 12.817 $   14.840 $   15.529
 Number of Units Outstanding at End of Year                                    123,098  340,222    463,678    425,468
---------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value Beginning                                            $ 10.000 $ 11.324 $   12.256 $   13.864
 Accumulation Unit Value Ending                                               $ 11.324 $ 12.256 $   13.864 $   13.485
 Number of Units Outstanding at End of Year                                    138,676  457,975    760,414    690,006
---------------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
 Accumulation Unit Value Beginning                                            $ 10.000 $ 10.382 $   10.769 $   10.857
 Accumulation Unit Value Ending                                               $ 10.382 $ 10.769 $   10.857 $   11.099
 Number of Units Outstanding at End of Year                                     75,187  276,055    508,415    482,258
---------------------------------------------------------------------------------------------------------------------
PIMCO VIT Money Market Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                            $ 10.000 $  9.959 $   10.096 $   10.420
 Accumulation Unit Value Ending                                               $  9.959 $ 10.096 $   10.420 $   10.781
 Number of Units Outstanding at End of Year                                    167,490  325,748    459,580    401,905
---------------------------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                            $ 10.000 $ 10.596 $   10.671 $   10.602
 Accumulation Unit Value Ending                                               $ 10.596 $ 10.671 $   10.602 $   11.576
 Number of Units Outstanding at End of Year                                    206,384  648,012    937,569    902,299
---------------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                            $ 10.000 $ 10.283 $   10.392 $   10.647
 Accumulation Unit Value Ending                                               $ 10.283 $ 10.392 $   10.647 $   11.424
 Number of Units Outstanding at End of Year                                    249,949  653,328  1,083,265  1,062,806
---------------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
 Accumulation Unit Value Beginning                                            $ 10.000 $ 10.805 $   10.951 $   11.970
 Accumulation Unit Value Ending                                               $ 10.805 $ 10.951 $   11.970 $   11.284
 Number of Units Outstanding at End of Year                                     38,773   61,072     86,922     76,705
---------------------------------------------------------------------------------------------------------------------


                               87     PROSPECTUS

                                                            For the Year Ending December 31,
Sub-Accounts                                               2004     2005      2006       2007
------------------------------------------------------------------------------------------------
Premier VIT OpCap Renaissance Portfolio
 Accumulation Unit Value Beginning                       $ 10.000 $ 11.229 $   10.576 $   11.620
 Accumulation Unit Value Ending                          $ 11.229 $ 10.576 $   11.620 $   12.187
 Number of Units Outstanding at End of Year               121,721  203,935    218,567    170,119
------------------------------------------------------------------------------------------------
Rydex VT Sector Rotation Fund
 Accumulation Unit Value Beginning                       $ 10.000 $ 10.599 $   11.890 $   13.065
 Accumulation Unit Value Ending                          $ 10.599 $ 11.890 $   13.065 $   15.819
 Number of Units Outstanding at End of Year                15,602   56,294     91,432     78,479
------------------------------------------------------------------------------------------------
T. Rowe Price Blue Chip Growth Portfolio - II
 Accumulation Unit Value Beginning                       $ 10.000 $ 10.490 $   10.932 $   11.791
 Accumulation Unit Value Ending                          $ 10.490 $ 10.932 $   11.791 $   13.084
 Number of Units Outstanding at End of Year                74,071  438,125    846,349    814,281
------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - II
 Accumulation Unit Value Beginning                       $ 10.000 $ 11.106 $   11.361 $   13.299
 Accumulation Unit Value Ending                          $ 11.106 $ 11.361 $   13.299 $   13.516
 Number of Units Outstanding at End of Year               299,734  948,390  1,402,991  1,333,577
------------------------------------------------------------------------------------------------
Van Eck Worldwide Absolute Return Fund
 Accumulation Unit Value Beginning                       $ 10.000 $  9.917 $    9.804 $   10.509
 Accumulation Unit Value Ending                          $  9.917 $  9.804 $   10.509 $   10.787
 Number of Units Outstanding at End of Year                33,863   58,131     63,097     68,791
------------------------------------------------------------------------------------------------
Van Eck Worldwide Emerging Markets Fund
 Accumulation Unit Value Beginning                       $ 10.000 $ 12.106 $   15.764 $   21.694
 Accumulation Unit Value Ending                          $ 12.106 $ 15.764 $   21.694 $   29.449
 Number of Units Outstanding at End of Year                13,596   76,101    140,010    151,951
------------------------------------------------------------------------------------------------
Van Eck Worldwide Hard Assets Fund
 Accumulation Unit Value Beginning                       $ 10.000 $ 12.455 $   18.637 $   22.889
 Accumulation Unit Value Ending                          $ 12.455 $ 18.637 $   22.889 $   32.819
 Number of Units Outstanding at End of Year                25,156   98,493    151,158    197,678
------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
 Accumulation Unit Value Beginning                       $ 10.000 $ 11.112 $   12.180 $   12.608
 Accumulation Unit Value Ending                          $ 11.112 $ 12.180 $   12.608 $   14.626
 Number of Units Outstanding at End of Year                25,709   47,131     54,285     48,758
------------------------------------------------------------------------------------------------
Van Kampen LIT Government Portfolio - Class II
 Accumulation Unit Value Beginning                       $ 10.000 $ 10.187 $   10.379 $   10.558
 Accumulation Unit Value Ending                          $ 10.187 $ 10.379 $   10.558 $   11.145
 Number of Units Outstanding at End of Year                63,788  164,577    182,914    211,170
------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value Beginning                       $ 10.000 $ 11.083 $   11.996 $   13.725
 Accumulation Unit Value Ending                          $ 11.083 $ 11.996 $   13.725 $   13.881
 Number of Units Outstanding at End of Year               135,175  493,860    824,335    783,069
------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
 Accumulation Unit Value Beginning                       $ 10.000 $ 10.383 $   11.829 $   12.114
 Accumulation Unit Value Ending                          $ 10.383 $ 11.829 $   12.114 $   14.539
 Number of Units Outstanding at End of Year                14,496   58,864     88,585     86,678
------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
 Accumulation Unit Value Beginning                       $ 10.000 $ 12.853 $   14.804 $   20.106
 Accumulation Unit Value Ending                          $ 12.853 $ 14.804 $   20.106 $   16.407
 Number of Units Outstanding at End of Year               241,544  448,864    695,926    515,759
------------------------------------------------------------------------------------------------



* The LBL Consultant Solutions Classic Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on February 2, 2004, except for the Premier VIT OpCap Balanced Sub-Account which was first offered under the Contracts on April 30, 2004; and the Janus Aspen Series Small Company Value - Service Shares Sub-Account and Oppenheimer MidCap/VA - Service Shares Sub-Account which were first offered under the Contracts on May 1, 2005; and the AIM V.I. Core Equity - Series II Sub-Account which was first offered under the Contracts on May 1, 2006; and the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account and Legg Mason Partners Variable Investors - Class I Sub-Account which were first offered under the Contracts on April 27, 2007.

(1)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable All Cap - Class II Sub-Account into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account.

(2)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable Investors - Class II Sub-Account into the Legg Mason Partners Variable Investors - Class I Sub-Account.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


                               88     PROSPECTUS

LBL Consultant Solution Classic Contracts - Prospectus
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (High)

                          Mortality & Expense = 2.15


--------------------------------------------------------------------------------


                                                       For the Year Ending December 31,
Sub-Accounts                                            2004     2005    2006    2007
---------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II
  Accumulation Unit Value Beginning                    $10.000  $10.656 $10.982 $12.125
  Accumulation Unit Value Ending                       $10.656  $10.982 $12.125 $12.013
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II
  Accumulation Unit Value Beginning                    $10.000  $10.217 $10.845 $11.244
  Accumulation Unit Value Ending                       $10.217  $10.845 $11.244 $12.279
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II
  Accumulation Unit Value Beginning                          `        - $10.000 $10.734
  Accumulation Unit Value Ending                             -        - $10.734 $11.317
  Number of Units Outstanding at End of Year                 -        -       0       0
---------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II
  Accumulation Unit Value Beginning                    $10.000  $10.897 $11.427 $12.398
  Accumulation Unit Value Ending                       $10.897  $11.427 $12.398 $13.242
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class S
  Accumulation Unit Value Beginning                    $10.000  $10.019 $10.942 $11.220
  Accumulation Unit Value Ending                       $10.019  $10.942 $11.220 $13.120
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class S
  Accumulation Unit Value Beginning                    $10.000  $10.134 $11.309 $13.152
  Accumulation Unit Value Ending                       $10.134  $11.309 $13.152 $17.121
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class S
  Accumulation Unit Value Beginning                    $10.000  $10.539 $11.286 $12.123
  Accumulation Unit Value Ending                       $10.539  $11.286 $12.123 $15.555
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $10.132 $10.279 $10.765
  Accumulation Unit Value Ending                       $10.132  $10.279 $10.765 $12.119
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $11.295 $12.880 $14.030
  Accumulation Unit Value Ending                       $11.295  $12.880 $14.030 $16.085
  Number of Units Outstanding at End of Year                 0      303     292     280
---------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $10.750 $11.095 $13.007
  Accumulation Unit Value Ending                       $10.750  $11.095 $13.007 $12.875
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $ 9.727 $10.032 $10.452
  Accumulation Unit Value Ending                       $ 9.727  $10.032 $10.452 $12.939
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $10.579 $10.813 $12.202
  Accumulation Unit Value Ending                       $10.579  $10.813 $12.202 $12.544
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------


                               89     PROSPECTUS

                                                                         For the Year Ending December 31,
Sub-Accounts                                                              2004     2005    2006    2007
---------------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $10.130 $10.091 $10.272
 Accumulation Unit Value Ending                                          $10.130  $10.091 $10.272 $10.450
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $ 9.882 $ 9.929 $10.155
 Accumulation Unit Value Ending                                          $ 9.882  $ 9.929 $10.155 $10.417
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $10.840 $12.588 $14.492
 Accumulation Unit Value Ending                                          $10.840  $12.588 $14.492 $16.580
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $10.537 $11.089 $11.970
 Accumulation Unit Value Ending                                          $10.537  $11.089 $11.970 $12.902
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.223 $11.655 $13.452
 Accumulation Unit Value Ending                                          $11.223  $11.655 $13.452 $15.547
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Forty Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.395 $12.539 $13.375
 Accumulation Unit Value Ending                                          $11.395  $12.539 $13.375 $17.861
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.209 $12.053 $13.558
 Accumulation Unit Value Ending                                          $11.209  $12.053 $13.558 $14.202
 Number of Units Outstanding at End of Year                                    0      577     565     531
---------------------------------------------------------------------------------------------------------
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.245 $12.192 $13.202
 Accumulation Unit Value Ending                                          $11.245  $12.192 $13.202 $13.695
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Small Company Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                             -  $10.000 $10.906 $12.993
 Accumulation Unit Value Ending                                                -  $10.906 $12.993 $11.923
 Number of Units Outstanding at End of Year                                    -        0       0       0
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Fundamental Value Portfolio - Class I (1)
 Accumulation Unit Value Beginning                                             -        -       - $10.000
 Accumulation Unit Value Ending                                                -        -       - $ 9.450
 Number of Units Outstanding at End of Year                                    -        -       -       0
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Global High Yield Bond Portfolio - Class II
 Accumulation Unit Value Beginning                                       $10.000  $10.781 $10.912 $11.771
 Accumulation Unit Value Ending                                          $10.781  $10.912 $11.771 $11.467
 Number of Units Outstanding at End of Year                                    0      322     310     298
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors - Class I (2)
 Accumulation Unit Value Beginning                                             -        -       -       -
 Accumulation Unit Value Ending                                                -        -       -       -
 Number of Units Outstanding at End of Year                                    -        -       -       -
---------------------------------------------------------------------------------------------------------
MFS High Income Series - Service Class
 Accumulation Unit Value Beginning                                       $10.000  $10.563 $10.538 $11.331
 Accumulation Unit Value Ending                                          $10.563  $10.538 $11.331 $11.245
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
MFS Investors Growth Stock Series - Service Class
 Accumulation Unit Value Beginning                                       $10.000  $10.384 $10.580 $12.125
 Accumulation Unit Value Ending                                          $10.384  $10.580 $11.098 $12.013
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------


                               90     PROSPECTUS

                                                                              For the Year Ending December 31,
Sub-Accounts                                                                   2004     2005    2006    2007
--------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000  $10.720 $11.215 $11.098
  Accumulation Unit Value Ending                                              $10.720  $11.215 $12.355 $12.043
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000  $ 9.862 $10.126 $11.178
  Accumulation Unit Value Ending                                              $ 9.862  $10.126 $11.178 $11.171
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
MFS Total Return Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000  $10.694 $10.725 $11.703
  Accumulation Unit Value Ending                                              $10.694  $10.725 $11.703 $11.889
  Number of Units Outstanding at End of Year                                        0      326     314     301
--------------------------------------------------------------------------------------------------------------
MFS Value Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000  $11.082 $11.534 $13.587
  Accumulation Unit Value Ending                                              $11.082  $11.534 $13.587 $14.288
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares (2)
  Accumulation Unit Value Beginning                                                 -  $10.000 $11.651 $11.697
  Accumulation Unit Value Ending                                                    -  $11.651 $11.697 $12.123
  Number of Units Outstanding at End of Year                                        -        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
  Accumulation Unit Value Beginning                                           $10.000  $11.296 $12.595 $14.450
  Accumulation Unit Value Ending                                              $11.296  $12.595 $14.450 $14.982
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
  Accumulation Unit Value Beginning                                           $10.000  $11.230 $12.044 $13.500
  Accumulation Unit Value Ending                                              $11.230  $12.044 $13.500 $13.011
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000  $10.296 $10.583 $10.572
  Accumulation Unit Value Ending                                              $10.296  $10.583 $10.572 $10.708
  Number of Units Outstanding at End of Year                                        0      511     574     546
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Money Market Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000  $ 9.876 $ 9.922 $10.147
  Accumulation Unit Value Ending                                              $ 9.876  $ 9.922 $10.147 $10.401
  Number of Units Outstanding at End of Year                                        0      602     635     596
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000  $10.508 $10.487 $10.324
  Accumulation Unit Value Ending                                              $10.508  $10.487 $10.324 $11.168
  Number of Units Outstanding at End of Year                                        0      495     477     458
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000  $10.197 $10.212 $10.368
  Accumulation Unit Value Ending                                              $10.197  $10.212 $10.368 $11.022
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
  Accumulation Unit Value Beginning                                           $10.000  $10.739 $10.785 $11.682
  Accumulation Unit Value Ending                                              $10.739  $10.785 $11.682 $10.911
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Renaissance Portfolio
  Accumulation Unit Value Beginning                                           $10.000  $11.136 $10.393 $11.315
  Accumulation Unit Value Ending                                              $11.136  $10.393 $11.315 $11.758
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
Rydex VT Sector Rotation Fund
  Accumulation Unit Value Beginning                                           $10.000  $10.511 $11.684 $12.722
  Accumulation Unit Value Ending                                              $10.511  $11.684 $12.722 $15.263
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------


                               91     PROSPECTUS

                                                         For the Year Ending December 31,
Sub-Accounts                                              2004     2005    2006    2007
-----------------------------------------------------------------------------------------
T. Rowe Price Blue Chip Growth Portfolio - II
  Accumulation Unit Value Beginning                      $10.000  $10.403 $10.743 $11.481
  Accumulation Unit Value Ending                         $10.403  $10.743 $11.481 $12.623
  Number of Units Outstanding at End of Year                   0      348     335     321
-----------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - II
  Accumulation Unit Value Beginning                      $10.000  $11.014 $11.165 $12.949
  Accumulation Unit Value Ending                         $11.014  $11.165 $12.949 $13.040
  Number of Units Outstanding at End of Year                   0      764     737     706
-----------------------------------------------------------------------------------------
Van Eck Worldwide Absolute Return Fund
  Accumulation Unit Value Beginning                      $10.000  $ 9.835 $ 9.634 $10.233
  Accumulation Unit Value Ending                         $ 9.835  $ 9.634 $10.233 $10.407
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Eck Worldwide Emerging Markets Fund
  Accumulation Unit Value Beginning                      $10.000  $12.005 $15.491 $21.124
  Accumulation Unit Value Ending                         $12.005  $15.491 $21.124 $28.413
  Number of Units Outstanding at End of Year                   0      135     130     124
-----------------------------------------------------------------------------------------
Van Eck Worldwide Hard Assets Fund
  Accumulation Unit Value Beginning                      $10.000  $12.352 $18.314 $22.288
  Accumulation Unit Value Ending                         $12.352  $18.314 $22.288 $31.665
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000  $11.019 $11.969 $12.277
  Accumulation Unit Value Ending                         $11.019  $11.969 $12.277 $14.111
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Government Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000  $10.103 $10.200 $10.281
  Accumulation Unit Value Ending                         $10.103  $10.200 $10.281 $10.753
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000  $10.991 $11.789 $13.365
  Accumulation Unit Value Ending                         $10.991  $11.789 $13.365 $13.392
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
  Accumulation Unit Value Beginning                      $10.000  $10.297 $11.624 $11.796
  Accumulation Unit Value Ending                         $10.297  $11.624 $11.796 $14.027
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
  Accumulation Unit Value Beginning                      $10.000  $12.746 $14.547 $19.578
  Accumulation Unit Value Ending                         $12.746  $14.547 $19.578 $15.830
  Number of Units Outstanding at End of Year                   0      654     582     630
-----------------------------------------------------------------------------------------



* The LBL Consultant Solutions Classic Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on February 2, 2004, except for the Premier VIT OpCap Balanced Sub-Account which was first offered under the Contracts on April 30, 2004; and the Janus Aspen Series Small Company Value - Service Shares Sub-Account and Oppenheimer MidCap/VA - Service Shares Sub-Account which were first offered under the Contracts on May 1, 2005; and the AIM V.I. Core Equity - Series II Sub-Account which was first offered under the Contracts on May 1, 2006; and the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account and Legg Mason Partners Variable Investors - Class I Sub-Account which were first offered under the Contracts on April 27, 2007.

(1)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable All Cap - Class II Sub- Account into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account.

(2)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable Investors - Class II Sub-Account into the Legg Mason Partners Variable Investors - Class I Sub-Account.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


                               92     PROSPECTUS

LBL Consultant Solution Elite Contracts - Prospectus
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Low)

                           Mortality & Expense = 1.6


--------------------------------------------------------------------------------


                                                       For the Year Ending December 31,
Sub-Accounts                                            2004     2005    2006    2007
---------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II
  Accumulation Unit Value Beginning                    $10.000  $10.710 $11.100 $12.324
  Accumulation Unit Value Ending                       $10.710  $11.100 $12.324 $12.279
  Number of Units Outstanding at End of Year            14,119   26,910  26,039  15,073
---------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II
  Accumulation Unit Value Beginning                    $10.000  $10.270 $10.962 $11.429
  Accumulation Unit Value Ending                       $10.270  $10.962 $11.429 $12.551
  Number of Units Outstanding at End of Year               209      648   1,382   1,120
---------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II
  Accumulation Unit Value Beginning                          -        - $10.000 $10.774
  Accumulation Unit Value Ending                             -        - $10.774 $11.424
  Number of Units Outstanding at End of Year                 -        -  15,396  18,197
---------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II
  Accumulation Unit Value Beginning                    $10.000  $10.953 $11.550 $12.601
  Accumulation Unit Value Ending                       $10.953  $11.550 $12.601 $13.536
  Number of Units Outstanding at End of Year             3,434    9,987  25,207  25,250
---------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class S
  Accumulation Unit Value Beginning                    $10.000  $10.070 $11.059 $11.405
  Accumulation Unit Value Ending                       $10.070  $11.059 $11.405 $13.411
  Number of Units Outstanding at End of Year             3,205    4,438   4,747   3,856
---------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class S
  Accumulation Unit Value Beginning                    $10.000  $10.186 $11.431 $13.368
  Accumulation Unit Value Ending                       $10.186  $11.431 $13.368 $17.501
  Number of Units Outstanding at End of Year             4,734    5,217  10,380  11,158
---------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class S
  Accumulation Unit Value Beginning                    $10.000  $10.593 $11.407 $12.323
  Accumulation Unit Value Ending                       $10.593  $11.407 $12.323 $15.900
  Number of Units Outstanding at End of Year            16,990   22,184  32,839  22,247
---------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $10.184 $10.390 $10.942
  Accumulation Unit Value Ending                       $10.184  $10.390 $10.942 $12.387
  Number of Units Outstanding at End of Year             6,127   16,830  20,152  18,915
---------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $11.353 $13.018 $14.260
  Accumulation Unit Value Ending                       $11.353  $13.018 $14.260 $16.442
  Number of Units Outstanding at End of Year            13,482   50,412  98,161  98,587
---------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $10.805 $11.214 $13.221
  Accumulation Unit Value Ending                       $10.805  $11.214 $13.221 $13.160
  Number of Units Outstanding at End of Year            16,904   25,309  52,728  47,153
---------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $ 9.777 $10.140 $10.623
  Accumulation Unit Value Ending                       $ 9.777  $10.140 $10.623 $13.226
  Number of Units Outstanding at End of Year             2,742    6,853   8,255   7,221
---------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $10.634 $10.930 $12.403
  Accumulation Unit Value Ending                       $10.634  $10.930 $12.403 $12.823
  Number of Units Outstanding at End of Year             7,868   38,047  65,217  59,035
---------------------------------------------------------------------------------------


                               93     PROSPECTUS

                                                                         For the Year Ending December 31,
Sub-Accounts                                                              2004    2005     2006     2007
----------------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000 $10.182 $ 10.199 $ 10.441
 Accumulation Unit Value Ending                                          $10.182 $10.199 $ 10.441 $ 10.682
 Number of Units Outstanding at End of Year                               21,758  49,266   73,225   66,985
----------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000 $ 9.933 $ 10.036 $ 10.322
 Accumulation Unit Value Ending                                          $ 9.933 $10.036 $ 10.322 $ 10.648
 Number of Units Outstanding at End of Year                               58,803  68,484  161,389  125,834
----------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000 $10.896 $ 12.723 $ 14.730
 Accumulation Unit Value Ending                                          $10.896 $12.723 $ 14.730 $ 16.948
 Number of Units Outstanding at End of Year                                3,480  16,347   67,797   84,726
----------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000 $10.591 $ 11.209 $ 12.166
 Accumulation Unit Value Ending                                          $10.591 $11.209 $ 12.166 $ 13.188
 Number of Units Outstanding at End of Year                               20,549  24,673   20,866   19,377
----------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000 $11.280 $ 11.781 $ 13.672
 Accumulation Unit Value Ending                                          $11.280 $11.781 $ 13.672 $ 15.892
 Number of Units Outstanding at End of Year                                  282   1,583    5,830    7,627
----------------------------------------------------------------------------------------------------------
Janus Aspen Series Forty Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000 $11.454 $ 12.673 $ 13.594
 Accumulation Unit Value Ending                                          $11.454 $12.673 $ 13.594 $ 18.257
 Number of Units Outstanding at End of Year                                   16   5,639   14,144   18,465
----------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000 $11.266 $ 12.183 $ 13.781
 Accumulation Unit Value Ending                                          $11.266 $12.183 $ 13.781 $ 14.517
 Number of Units Outstanding at End of Year                               12,402  48,976   59,842   53,518
----------------------------------------------------------------------------------------------------------
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000 $11.302 $ 12.323 $ 13.419
 Accumulation Unit Value Ending                                          $11.302 $12.323 $ 13.419 $ 13.998
 Number of Units Outstanding at End of Year                                9,724  16,649   21,808   20,140
----------------------------------------------------------------------------------------------------------
Janus Aspen Series Small Company Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                             - $10.000 $ 10.947 $ 13.116
 Accumulation Unit Value Ending                                                - $10.947 $ 13.116 $ 12.103
 Number of Units Outstanding at End of Year                                    -  17,047   20,417   23,686
----------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Fundamental Value Portfolio - Class I (1)
 Accumulation Unit Value Beginning                                             -       -        - $ 10.000
 Accumulation Unit Value Ending                                                -       -        - $  9.486
 Number of Units Outstanding at End of Year                                    -       -        -    4,256
----------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Global High Yield Bond Portfolio - Class II
 Accumulation Unit Value Beginning                                       $10.000 $10.836 $ 11.030 $ 11.964
 Accumulation Unit Value Ending                                          $10.836 $11.030 $ 11.964 $ 11.721
 Number of Units Outstanding at End of Year                               18,080  43,334   67,099   64,359
----------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors - Class I (2)
 Accumulation Unit Value Beginning                                             -       -        -        -
 Accumulation Unit Value Ending                                                -       -        -        -
 Number of Units Outstanding at End of Year                                    -       -        -        -
----------------------------------------------------------------------------------------------------------
MFS High Income Series - Service Class
 Accumulation Unit Value Beginning                                       $10.000 $10.617 $ 10.651 $ 11.517
 Accumulation Unit Value Ending                                          $10.617 $10.651 $ 11.517 $ 11.495
 Number of Units Outstanding at End of Year                                5,239   8,859    9,006    8,010
----------------------------------------------------------------------------------------------------------
MFS Investors Growth Stock Series - Service Class
 Accumulation Unit Value Beginning                                       $10.000 $10.437 $ 10.694 $ 11.281
 Accumulation Unit Value Ending                                          $10.437 $10.694 $ 11.281 $ 12.310
 Number of Units Outstanding at End of Year                                    0  20,459   40,226   35,303
----------------------------------------------------------------------------------------------------------


                               94     PROSPECTUS

                                                                              For the Year Ending December 31,
Sub-Accounts                                                                   2004    2005     2006    2007
--------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000 $10.775 $ 11.336 $12.558
  Accumulation Unit Value Ending                                              $10.775 $11.336 $ 12.558 $13.582
  Number of Units Outstanding at End of Year                                    1,497   2,187    2,311   2,327
--------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000 $ 9.912 $ 10.235 $11.362
  Accumulation Unit Value Ending                                              $ 9.912 $10.235 $ 11.362 $11.419
  Number of Units Outstanding at End of Year                                        0   1,241    2,619   2,212
--------------------------------------------------------------------------------------------------------------
MFS Total Return Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000 $10.748 $ 10.841 $11.896
  Accumulation Unit Value Ending                                              $10.748 $10.841 $ 11.896 $12.153
  Number of Units Outstanding at End of Year                                   24,820  43,498   48,499  36,646
--------------------------------------------------------------------------------------------------------------
MFS Value Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000 $11.139 $ 11.658 $13.810
  Accumulation Unit Value Ending                                              $11.139 $11.658 $ 13.810 $14.605
  Number of Units Outstanding at End of Year                                    1,555   7,507   10,015  11,214
--------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares (2)
  Accumulation Unit Value Beginning                                                 - $10.000 $ 11.695 $11.807
  Accumulation Unit Value Ending                                                    - $11.695 $ 11.807 $12.306
  Number of Units Outstanding at End of Year                                        -   2,405   10,770  10,772
--------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
  Accumulation Unit Value Beginning                                           $10.000 $11.354 $ 12.730 $14.688
  Accumulation Unit Value Ending                                              $11.354 $12.730 $ 14.688 $15.315
  Number of Units Outstanding at End of Year                                   12,335  23,494   32,798  24,924
--------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
  Accumulation Unit Value Beginning                                           $10.000 $11.287 $ 12.174 $13.721
  Accumulation Unit Value Ending                                              $11.287 $12.174 $ 13.721 $13.299
  Number of Units Outstanding at End of Year                                    4,631  27,646   40,614  39,454
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000 $10.348 $ 10.696 $10.745
  Accumulation Unit Value Ending                                              $10.348 $10.696 $ 10.745 $10.946
  Number of Units Outstanding at End of Year                                    4,619  28,950   45,056  43,735
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Money Market Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000 $ 9.927 $ 10.028 $10.313
  Accumulation Unit Value Ending                                              $ 9.927 $10.028 $ 10.313 $10.632
  Number of Units Outstanding at End of Year                                    4,061  17,626  110,294  72,629
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000 $10.562 $ 10.599 $10.493
  Accumulation Unit Value Ending                                              $10.562 $10.599 $ 10.493 $11.416
  Number of Units Outstanding at End of Year                                   24,840  77,486   72,477  60,196
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000 $10.250 $ 10.322 $10.538
  Accumulation Unit Value Ending                                              $10.250 $10.322 $ 10.538 $11.266
  Number of Units Outstanding at End of Year                                   19,456  47,858   83,160  81,848
--------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
  Accumulation Unit Value Beginning                                           $10.000 $10.779 $ 10.887 $11.858
  Accumulation Unit Value Ending                                              $10.779 $10.887 $ 11.858 $11.138
  Number of Units Outstanding at End of Year                                    3,706   5,953    5,951   5,481
--------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Renaissance Portfolio
  Accumulation Unit Value Beginning                                           $10.000 $11.193 $ 10.505 $11.501
  Accumulation Unit Value Ending                                              $11.193 $10.505 $ 11.501 $12.019
  Number of Units Outstanding at End of Year                                   12,083  19,478   22,405  16,051
--------------------------------------------------------------------------------------------------------------
Rydex VT Sector Rotation Fund
  Accumulation Unit Value Beginning                                           $10.000 $10.565 $ 11.810 $12.931
  Accumulation Unit Value Ending                                              $10.565 $11.810 $ 12.931 $15.601
  Number of Units Outstanding at End of Year                                      310     295    8,282   6,921
--------------------------------------------------------------------------------------------------------------


                               95     PROSPECTUS

                                                         For the Year Ending December 31,
Sub-Accounts                                              2004    2005     2006     2007
------------------------------------------------------------------------------------------
T. Rowe Price Blue Chip Growth Portfolio - II
  Accumulation Unit Value Beginning                      $10.000 $10.456 $ 10.858 $ 11.670
  Accumulation Unit Value Ending                         $10.456 $10.858 $ 11.670 $ 12.903
  Number of Units Outstanding at End of Year               6,385  40,786   75,772   81,626
------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - II
  Accumulation Unit Value Beginning                      $10.000 $11.070 $ 11.285 $ 13.162
  Accumulation Unit Value Ending                         $11.070 $11.285 $ 13.162 $ 13.329
  Number of Units Outstanding at End of Year              26,985  92,669  137,043  129,012
------------------------------------------------------------------------------------------
Van Eck Worldwide Absolute Return Fund
  Accumulation Unit Value Beginning                      $10.000 $ 9.885 $  9.738 $ 10.401
  Accumulation Unit Value Ending                         $ 9.885 $ 9.738 $ 10.401 $ 10.638
  Number of Units Outstanding at End of Year                   0   1,220    1,929    1,607
------------------------------------------------------------------------------------------
Van Eck Worldwide Emerging Markets Fund
  Accumulation Unit Value Beginning                      $10.000 $12.067 $ 15.658 $ 21.471
  Accumulation Unit Value Ending                         $12.067 $15.658 $ 21.471 $ 29.043
  Number of Units Outstanding at End of Year               1,588  12,064   13,500   16,859
------------------------------------------------------------------------------------------
Van Eck Worldwide Hard Assets Fund
  Accumulation Unit Value Beginning                      $10.000 $12.415 $ 18.511 $ 22.654
  Accumulation Unit Value Ending                         $12.415 $18.511 $ 22.654 $ 32.366
  Number of Units Outstanding at End of Year              10,175  27,980   38,120   35,969
------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000 $11.076 $ 12.098 $ 12.478
  Accumulation Unit Value Ending                         $11.076 $12.098 $ 12.478 $ 14.424
  Number of Units Outstanding at End of Year                 625   1,444    1,436      713
------------------------------------------------------------------------------------------
Van Kampen LIT Government Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000 $10.155 $ 10.309 $ 10.449
  Accumulation Unit Value Ending                         $10.155 $10.309 $ 10.449 $ 10.992
  Number of Units Outstanding at End of Year               1,515   3,666    6,825    5,828
------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000 $11.047 $ 11.915 $ 13.585
  Accumulation Unit Value Ending                         $11.047 $11.915 $ 13.585 $ 13.689
  Number of Units Outstanding at End of Year               8,999  42,450   65,009   61,062
------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
  Accumulation Unit Value Beginning                      $10.000 $10.349 $ 11.749 $ 11.990
  Accumulation Unit Value Ending                         $10.349 $11.749 $ 11.990 $ 14.338
  Number of Units Outstanding at End of Year              13,593  18,729   17,724    6,708
------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
  Accumulation Unit Value Beginning                      $10.000 $12.811 $ 14.704 $ 19.900
  Accumulation Unit Value Ending                         $12.811 $14.704 $ 19.900 $ 16.181
  Number of Units Outstanding at End of Year               8,873  41,284   69,224   49,043
------------------------------------------------------------------------------------------



* The LBL Consultant Solutions EliteContracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on February 2, 2004, except for the Premier VIT OpCap Balanced Sub-Account which was first offered under the Contracts on April 30, 2004; and the Janus Aspen Series Small Company Value - Service Shares Sub-Account and Oppenheimer MidCap/VA - Service Shares Sub-Account which were first offered under the Contracts on May 1, 2005; and the AIM V.I. Core Equity - Series II Sub-Account which was first offered under the Contracts on May 1, 2006; and the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account and Legg Mason Partners Variable Investors - Class I Sub-Account which were first offered under the Contracts on April 27, 2007.

(1)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable All Cap - Class II Sub-Account into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account.

(2)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable Investors - Class II Sub-Account into the Legg Mason Partners Variable Investors - Class I Sub-Account.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


                               96     PROSPECTUS

LBL Consultant Solution Elite Contracts - Prospectus
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (High)

                           Mortality & Expense = 2.5


--------------------------------------------------------------------------------


                                                       For the Year Ending December 31,
Sub-Accounts                                            2004     2005    2006    2007
---------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II
  Accumulation Unit Value Beginning                    $10.000  $10.621 $10.907 $12.000
  Accumulation Unit Value Ending                       $10.621  $10.907 $12.000 $11.845
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II
  Accumulation Unit Value Beginning                    $10.000  $10.184 $10.771 $11.127
  Accumulation Unit Value Ending                       $10.184  $10.771 $11.127 $12.108
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II
  Accumulation Unit Value Beginning                          -        - $10.000 $10.708
  Accumulation Unit Value Ending                             -        - $10.708 $11.250
  Number of Units Outstanding at End of Year                 -        -       0       0
---------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II
  Accumulation Unit Value Beginning                    $10.000  $10.862 $11.349 $12.269
  Accumulation Unit Value Ending                       $10.862  $11.349 $12.269 $13.058
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class S
  Accumulation Unit Value Beginning                    $10.000  $ 9.986 $10.867 $11.104
  Accumulation Unit Value Ending                       $ 9.986  $10.867 $11.104 $12.937
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class S
  Accumulation Unit Value Beginning                    $10.000  $10.101 $11.232 $13.015
  Accumulation Unit Value Ending                       $10.101  $11.232 $13.015 $16.883
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class S
  Accumulation Unit Value Beginning                    $10.000  $10.505 $11.209 $11.998
  Accumulation Unit Value Ending                       $10.505  $11.209 $11.998 $15.338
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $10.099 $10.209 $10.654
  Accumulation Unit Value Ending                       $10.099  $10.209 $10.654 $11.950
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $11.258 $12.792 $13.885
  Accumulation Unit Value Ending                       $11.258  $12.792 $13.885 $15.861
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $10.715 $11.019 $12.872
  Accumulation Unit Value Ending                       $10.715  $11.019 $12.872 $12.695
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $ 9.695 $ 9.964 $10.343
  Accumulation Unit Value Ending                       $ 9.695  $ 9.964 $10.343 $12.759
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $10.000  $10.545 $10.740 $12.076
  Accumulation Unit Value Ending                       $10.545  $10.740 $12.076 $12.370
  Number of Units Outstanding at End of Year                 0        0       0       0
---------------------------------------------------------------------------------------


                               97     PROSPECTUS

                                                                         For the Year Ending December 31,
Sub-Accounts                                                              2004     2005    2006    2007
---------------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $10.097 $10.022 $10.166
 Accumulation Unit Value Ending                                          $10.097  $10.022 $10.166 $10.305
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $ 9.850 $ 9.861 $10.049
 Accumulation Unit Value Ending                                          $ 9.850  $ 9.861 $10.049 $10.272
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $10.805 $12.502 $14.342
 Accumulation Unit Value Ending                                          $10.805  $12.502 $14.342 $16.349
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $10.502 $11.014 $11.846
 Accumulation Unit Value Ending                                          $10.502  $11.014 $11.846 $12.723
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.186 $11.576 $13.312
 Accumulation Unit Value Ending                                          $11.186  $11.576 $13.312 $15.331
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Forty Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.358 $12.453 $13.236
 Accumulation Unit Value Ending                                          $11.358  $12.453 $13.236 $17.612
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.172 $11.971 $13.418
 Accumulation Unit Value Ending                                          $11.172  $11.971 $13.418 $14.004
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.208 $12.109 $13.065
 Accumulation Unit Value Ending                                          $11.208  $12.109 $13.065 $13.504
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Small Company Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                             -  $10.000 $10.880 $12.916
 Accumulation Unit Value Ending                                                -  $10.880 $12.916 $11.809
 Number of Units Outstanding at End of Year                                    -        0       0       0
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Fundamental Value Portfolio - Class I (1)
 Accumulation Unit Value Beginning                                             -        -       - $10.000
 Accumulation Unit Value Ending                                                -        -       - $ 9.427
 Number of Units Outstanding at End of Year                                    -        -       -       0
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Global High Yield Bond Portfolio - Class II
 Accumulation Unit Value Beginning                                       $10.000  $10.746 $10.838 $11.649
 Accumulation Unit Value Ending                                          $10.746  $10.838 $11.649 $11.307
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors - Class I (2)
 Accumulation Unit Value Beginning                                             -        -       -       -
 Accumulation Unit Value Ending                                                -        -       -       -
 Number of Units Outstanding at End of Year                                    -        -       -       -
---------------------------------------------------------------------------------------------------------
MFS High Income Series - Service Class
 Accumulation Unit Value Beginning                                       $10.000  $10.529 $10.466 $11.214
 Accumulation Unit Value Ending                                          $10.529  $10.466 $11.214 $11.089
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
MFS Investors Growth Stock Series - Service Class
 Accumulation Unit Value Beginning                                       $10.000  $10.350 $10.508 $12.000
 Accumulation Unit Value Ending                                          $10.350  $10.508 $10.983 $11.845
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------


                               98     PROSPECTUS

                                                                              For the Year Ending December 31,
Sub-Accounts                                                                   2004     2005    2006    2007
--------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000  $10.685 $11.139 $10.983
  Accumulation Unit Value Ending                                              $10.685  $11.139 $12.227 $11.876
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000  $ 9.830 $10.057 $11.063
  Accumulation Unit Value Ending                                              $ 9.830  $10.057 $11.063 $11.016
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
MFS Total Return Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000  $10.659 $10.652 $11.582
  Accumulation Unit Value Ending                                              $10.659  $10.652 $11.582 $11.723
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
MFS Value Series - Service Class
  Accumulation Unit Value Beginning                                           $10.000  $11.046 $11.455 $13.447
  Accumulation Unit Value Ending                                              $11.046  $11.455 $13.447 $14.090
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares (2)
  Accumulation Unit Value Beginning                                                 -  $10.000 $11.623 $11.627
  Accumulation Unit Value Ending                                                    -  $11.623 $11.627 $12.007
  Number of Units Outstanding at End of Year                                        -        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
  Accumulation Unit Value Beginning                                           $10.000  $11.259 $12.509 $14.301
  Accumulation Unit Value Ending                                              $11.259  $12.509 $14.301 $14.774
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
  Accumulation Unit Value Beginning                                           $10.000  $11.193 $11.962 $13.360
  Accumulation Unit Value Ending                                              $11.193  $11.962 $13.360 $12.830
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000  $10.262 $10.511 $10.462
  Accumulation Unit Value Ending                                              $10.262  $10.511 $10.462 $10.559
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Money Market Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000  $ 9.844 $ 9.854 $10.042
  Accumulation Unit Value Ending                                              $ 9.844  $ 9.854 $10.042 $10.257
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000  $10.474 $10.415 $10.217
  Accumulation Unit Value Ending                                              $10.474  $10.415 $10.217 $11.013
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $10.000  $10.164 $10.142 $10.260
  Accumulation Unit Value Ending                                              $10.164  $10.142 $10.260 $10.868
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
  Accumulation Unit Value Beginning                                           $10.000  $10.713 $10.721 $11.571
  Accumulation Unit Value Ending                                              $10.713  $10.721 $11.571 $10.768
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Renaissance Portfolio
  Accumulation Unit Value Beginning                                           $10.000  $11.099 $10.322 $11.198
  Accumulation Unit Value Ending                                              $11.099  $10.322 $11.198 $11.595
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------
Rydex VT Sector Rotation Fund
  Accumulation Unit Value Beginning                                           $10.000  $10.477 $11.604 $12.590
  Accumulation Unit Value Ending                                              $10.477  $11.604 $12.590 $15.050
  Number of Units Outstanding at End of Year                                        0        0       0       0
--------------------------------------------------------------------------------------------------------------


                               99     PROSPECTUS

                                                         For the Year Ending December 31,
Sub-Accounts                                              2004     2005    2006    2007
-----------------------------------------------------------------------------------------
T. Rowe Price Blue Chip Growth Portfolio - II
  Accumulation Unit Value Beginning                      $10.000  $10.369 $10.670 $11.362
  Accumulation Unit Value Ending                         $10.369  $10.670 $11.362 $12.447
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - II
  Accumulation Unit Value Beginning                      $10.000  $10.978 $11.089 $12.815
  Accumulation Unit Value Ending                         $10.978  $11.089 $12.815 $12.858
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Eck Worldwide Absolute Return Fund
  Accumulation Unit Value Beginning                      $10.000  $ 9.803 $ 9.568 $10.127
  Accumulation Unit Value Ending                         $ 9.803  $ 9.568 $10.127 $10.262
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Eck Worldwide Emerging Markets Fund
  Accumulation Unit Value Beginning                      $10.000  $11.966 $15.386 $20.905
  Accumulation Unit Value Ending                         $11.966  $15.386 $20.905 $28.017
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Eck Worldwide Hard Assets Fund
  Accumulation Unit Value Beginning                      $10.000  $12.311 $18.189 $22.057
  Accumulation Unit Value Ending                         $12.311  $18.189 $22.057 $31.224
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000  $10.984 $11.888 $12.149
  Accumulation Unit Value Ending                         $10.984  $11.888 $12.149 $13.914
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Government Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000  $10.070 $10.130 $10.174
  Accumulation Unit Value Ending                         $10.070  $10.130 $10.174 $10.603
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000  $10.955 $11.708 $13.227
  Accumulation Unit Value Ending                         $10.955  $11.708 $13.227 $13.206
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
  Accumulation Unit Value Beginning                      $10.000  $10.263 $11.545 $11.674
  Accumulation Unit Value Ending                         $10.263  $11.545 $11.674 $13.832
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
  Accumulation Unit Value Beginning                      $10.000  $12.705 $14.448 $19.375
  Accumulation Unit Value Ending                         $12.705  $14.448 $19.375 $15.610
  Number of Units Outstanding at End of Year                   0        0       0       0
-----------------------------------------------------------------------------------------



* The LBL Consultant Solutions Elite Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on February 2, 2004, except for the Premier VIT OpCap Balanced Sub-Account which was first offered under the Contracts on April 30, 2004; and the Janus Aspen Series Small Company Value - Service Shares Sub-Account and Oppenheimer MidCap/VA - Service Shares Sub-Account which were first offered under the Contracts on May 1, 2005; and the AIM V.I. Core Equity - Series II Sub-Account which was first offered under the Contracts on May 1, 2006; and the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account and Legg Mason Partners Variable Investors - Class I Sub-Account which were first offered under the Contracts on April 27, 2007.

(1)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable All Cap - Class II Sub- Account into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account.

(2)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable Investors - Class II Sub-Account into the Legg Mason Partners Variable Investors - Class I Sub-Account.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


                              100     PROSPECTUS

LBL Consultant Solution Plus Contracts - Prospectus
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Low)

                          Mortality & Expense = 1.45


--------------------------------------------------------------------------------


                                                           For the Year Ending December 31,
Sub-Accounts                                             2004      2005       2006       2007
------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II
  Accumulation Unit Value Beginning                    $ 10.000 $   10.725 $   11.133 $   12.379
  Accumulation Unit Value Ending                       $ 10.725 $   11.133 $   12.379 $   12.352
  Number of Units Outstanding at End of Year            168,023    344,954    418,263    293,495
------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II
  Accumulation Unit Value Beginning                    $ 10.000 $   10.284 $   10.994 $   11.479
  Accumulation Unit Value Ending                       $ 10.284 $   10.994 $   11.479 $   12.626
  Number of Units Outstanding at End of Year             25,081     74,461    125,960    110,380
------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II
  Accumulation Unit Value Beginning                           -          - $   10.000 $   10.785
  Accumulation Unit Value Ending                              -          - $   10.785 $   11.454
  Number of Units Outstanding at End of Year                  -          -    274,689    276,101
------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II
  Accumulation Unit Value Beginning                    $ 10.000 $   10.968 $   11.584 $   12.657
  Accumulation Unit Value Ending                       $ 10.968 $   11.584 $   12.657 $   13.617
  Number of Units Outstanding at End of Year            184,194    295,988    442,279    404,724
------------------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class S
  Accumulation Unit Value Beginning                    $ 10.000 $   10.084 $   11.091 $   11.455
  Accumulation Unit Value Ending                       $ 10.084 $   11.091 $   11.455 $   13.491
  Number of Units Outstanding at End of Year            162,285    310,193    291,942    242,972
------------------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class S
  Accumulation Unit Value Beginning                    $ 10.000 $   10.200 $   11.464 $   13.427
  Accumulation Unit Value Ending                       $ 10.200 $   11.464 $   13.427 $   17.606
  Number of Units Outstanding at End of Year             27,034     85,491    127,011    140,144
------------------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class S
  Accumulation Unit Value Beginning                    $ 10.000 $   10.608 $   11.441 $   12.377
  Accumulation Unit Value Ending                       $ 10.608 $   11.441 $   12.377 $   15.995
  Number of Units Outstanding at End of Year            133,976    327,548    436,382    397,229
------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $ 10.000 $   10.198 $   10.420 $   10.991
  Accumulation Unit Value Ending                       $ 10.198 $   10.420 $   10.991 $   12.461
  Number of Units Outstanding at End of Year             99,090    153,559    196,893    181,005
------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $ 10.000 $   11.368 $   13.056 $   14.324
  Accumulation Unit Value Ending                       $ 11.368 $   13.056 $   14.324 $   16.540
  Number of Units Outstanding at End of Year            162,203    636,774  1,038,503    915,580
------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $ 10.000 $   10.820 $   11.246 $   13.279
  Accumulation Unit Value Ending                       $ 10.820 $   11.246 $   13.279 $   13.239
  Number of Units Outstanding at End of Year            264,960    642,154    914,542    882,993
------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $ 10.000 $    9.791 $   10.170 $   10.671
  Accumulation Unit Value Ending                       $  9.971 $   10.170 $   10.671 $   13.305
  Number of Units Outstanding at End of Year             95,874    162,979    179,143    176,462
------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
  Accumulation Unit Value Beginning                    $ 10.000 $   10.648 $   10.961 $   12.458
  Accumulation Unit Value Ending                       $ 10.648 $   10.961 $   12.458 $   12.899
  Number of Units Outstanding at End of Year            357,590  1,013,570  1,364,532  1,221,783
------------------------------------------------------------------------------------------------


                              101     PROSPECTUS

                                                                             For the Year Ending December 31,
Sub-Accounts                                                               2004      2005       2006       2007
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $   10.196 $   10.229 $   10.487
 Accumulation Unit Value Ending                                          $ 10.196 $   10.229 $   10.487 $   10.746
 Number of Units Outstanding at End of Year                               362,442    877,078  1,278,546  1,490,496
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $    9.947 $   10.065 $   10.367
 Accumulation Unit Value Ending                                          $  9.947 $   10.065 $   10.367 $   10.712
 Number of Units Outstanding at End of Year                               499,789  1,298,309  1,929,547  1,860,555
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $   10.911 $   12.760 $   14.796
 Accumulation Unit Value Ending                                          $ 10.911 $   12.760 $   14.796 $   17.049
 Number of Units Outstanding at End of Year                               112,867    307,437    827,908    807,662
------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $   10.605 $   11.241 $   12.220
 Accumulation Unit Value Ending                                          $ 10.605 $   11.241 $   12.220 $   13.267
 Number of Units Outstanding at End of Year                               110,575    317,819    474,671    419,411
------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $   11.296 $   11.815 $   13.733
 Accumulation Unit Value Ending                                          $ 11.296 $   11.815 $   13.733 $   15.987
 Number of Units Outstanding at End of Year                                17,349     78,760    125,898    130,612
------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Forty Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $   11.470 $   12.710 $   13.654
 Accumulation Unit Value Ending                                          $ 11.470 $   12.710 $   13.654 $   18.366
 Number of Units Outstanding at End of Year                                29,307    109,414    160,923    194,043
------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $   11.282 $   12.219 $   13.842
 Accumulation Unit Value Ending                                          $ 11.282 $   12.219 $   13.842 $   14.604
 Number of Units Outstanding at End of Year                               130,218    435,715    636,948    603,783
------------------------------------------------------------------------------------------------------------------
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $   11.318 $   12.359 $   13.478
 Accumulation Unit Value Ending                                          $ 11.318 $   12.359 $   13.478 $   14.082
 Number of Units Outstanding at End of Year                                47,209    136,370    168,301    157,185
------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Small Company Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                              - $   10.000 $   10.959 $   13.149
 Accumulation Unit Value Ending                                                 - $   10.959 $   13.149 $   12.153
 Number of Units Outstanding at End of Year                                     -     52,116    208,907    204,185
------------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Fundamental Value Portfolio - Class I (1)
 Accumulation Unit Value Beginning                                              -          -          - $   10.000
 Accumulation Unit Value Ending                                                 -          -          - $    9.496
 Number of Units Outstanding at End of Year                                     -          -          -     77,930
------------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Global High Yield Bond Portfolio - Class II
 Accumulation Unit Value Beginning                                       $ 10.000 $   10.851 $   11.062 $   12.018
 Accumulation Unit Value Ending                                          $ 10.851 $   11.062 $   12.018 $   11.791
 Number of Units Outstanding at End of Year                               233,161    729,975  1,048,615  1,007,552
------------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors - Class I (2)
 Accumulation Unit Value Beginning                                              -          -          -          -
 Accumulation Unit Value Ending                                                 -          -          -          -
 Number of Units Outstanding at End of Year                                     -          -          -          -
------------------------------------------------------------------------------------------------------------------
MFS High Income Series - Service Class
 Accumulation Unit Value Beginning                                       $ 10.000 $   10.632 $   10.682 $   11.568
 Accumulation Unit Value Ending                                          $ 10.632 $   10.682 $   11.568 $   11.563
 Number of Units Outstanding at End of Year                               173,571    363,031    409,143    406,241
------------------------------------------------------------------------------------------------------------------
MFS Investors Growth Stock Series - Service Class
 Accumulation Unit Value Beginning                                       $ 10.000 $   10.452 $   10.725 $   11.331
 Accumulation Unit Value Ending                                          $ 10.452 $   10.725 $   11.331 $   12.384
 Number of Units Outstanding at End of Year                                27,908    288,901    530,447    487,942
------------------------------------------------------------------------------------------------------------------


                              102     PROSPECTUS

                                                                                 For the Year Ending December 31,
Sub-Accounts                                                                    2004     2005      2006       2007
---------------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Service Class
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.790 $   11.369 $   12.614
  Accumulation Unit Value Ending                                              $ 10.790 $ 11.369 $   12.614 $   13.663
  Number of Units Outstanding at End of Year                                    31,444   69,837     75,414     71,252
---------------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Service Class
  Accumulation Unit Value Beginning                                           $ 10.000 $  9.926 $   10.265 $   11.413
  Accumulation Unit Value Ending                                              $  9.926 $ 10.265 $   11.413 $   11.488
  Number of Units Outstanding at End of Year                                    79,708  115,243    143,917    133,227
---------------------------------------------------------------------------------------------------------------------
MFS Total Return Series - Service Class
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.763 $   10.872 $   11.948
  Accumulation Unit Value Ending                                              $ 10.763 $ 10.872 $   11.948 $   12.225
  Number of Units Outstanding at End of Year                                   270,271  649,848    786,417    733,113
---------------------------------------------------------------------------------------------------------------------
MFS Value Series - Service Class
  Accumulation Unit Value Beginning                                           $ 10.000 $ 11.154 $   11.692 $   13.872
  Accumulation Unit Value Ending                                              $ 11.154 $ 11.692 $   13.872 $   14.693
  Number of Units Outstanding at End of Year                                    52,533  155,911    185,240    178,813
---------------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares (2)
  Accumulation Unit Value Beginning                                                  - $ 10.000 $   11.707 $   11.837
  Accumulation Unit Value Ending                                                     - $ 11.707 $   11.837 $   12.356
  Number of Units Outstanding at End of Year                                         -   31,034     86,941     79,497
---------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $ 11.369 $   12.767 $   14.753
  Accumulation Unit Value Ending                                              $ 11.369 $ 12.767 $   14.753 $   15.406
  Number of Units Outstanding at End of Year                                   135,685  311,510    416,951    390,850
---------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $ 11.303 $   12.209 $   13.782
  Accumulation Unit Value Ending                                              $ 11.303 $ 12.209 $   13.782 $   13.379
  Number of Units Outstanding at End of Year                                   148,467  444,920    658,435    616,978
---------------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.363 $   10.728 $   10.793
  Accumulation Unit Value Ending                                              $ 10.363 $ 10.728 $   10.793 $   11.011
  Number of Units Outstanding at End of Year                                    72,884  336,138    524,188    473,852
---------------------------------------------------------------------------------------------------------------------
PIMCO VIT Money Market Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $  9.941 $   10.057 $   10.359
  Accumulation Unit Value Ending                                              $  9.941 $ 10.057 $   10.359 $   10.696
  Number of Units Outstanding at End of Year                                   306,156  529,839    727,162    706,907
---------------------------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.577 $   10.630 $   10.540
  Accumulation Unit Value Ending                                              $ 10.577 $ 10.630 $   10.540 $   11.484
  Number of Units Outstanding at End of Year                                   266,929  855,244  1,126,346  1,038,569
---------------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.264 $   10.352 $   10.585
  Accumulation Unit Value Ending                                              $ 10.264 $ 10.352 $   10.585 $   11.333
  Number of Units Outstanding at End of Year                                   326,918  781,636  1,399,499  1,362,786
---------------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.790 $   10.914 $   11.906
  Accumulation Unit Value Ending                                              $ 10.790 $ 10.914 $   11.906 $   11.200
  Number of Units Outstanding at End of Year                                    49,506   88,648    102,842    100,376
---------------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Renaissance Portfolio
  Accumulation Unit Value Beginning                                           $ 10.000 $ 11.208 $   10.535 $   11.552
  Accumulation Unit Value Ending                                              $ 11.208 $ 10.535 $   11.552 $   12.091
  Number of Units Outstanding at End of Year                                    99,659  156,525    181,544    133,825
---------------------------------------------------------------------------------------------------------------------
Rydex VT Sector Rotation Fund
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.579 $   11.844 $   12.989
  Accumulation Unit Value Ending                                              $ 10.579 $ 11.844 $   12.989 $   15.694
  Number of Units Outstanding at End of Year                                     9,293   42,301     96,320    104,063
---------------------------------------------------------------------------------------------------------------------


                              103     PROSPECTUS

                                                             For the Year Ending December 31,
Sub-Accounts                                               2004      2005       2006       2007
--------------------------------------------------------------------------------------------------
T. Rowe Price Blue Chip Growth Portfolio - II
  Accumulation Unit Value Beginning                      $ 10.000 $   10.470 $   10.890 $   11.722
  Accumulation Unit Value Ending                         $ 10.470 $   10.890 $   11.722 $   12.980
  Number of Units Outstanding at End of Year              118,706    568,834  1,046,476    921,017
--------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - II
  Accumulation Unit Value Beginning                      $ 10.000 $   11.086 $   11.318 $   13.221
  Accumulation Unit Value Ending                         $ 11.086 $   11.318 $   13.221 $   13.409
  Number of Units Outstanding at End of Year              386,880  1,352,680  1,710,177  1,570,162
--------------------------------------------------------------------------------------------------
Van Eck Worldwide Absolute Return Fund
  Accumulation Unit Value Beginning                      $ 10.000 $    9.899 $    9.766 $   10.447
  Accumulation Unit Value Ending                         $  9.899 $    9.766 $   10.447 $   10.701
  Number of Units Outstanding at End of Year               17,544     49,850     69,904     67,655
--------------------------------------------------------------------------------------------------
Van Eck Worldwide Emerging Markets Fund
  Accumulation Unit Value Beginning                      $ 10.000 $   12.083 $   15.703 $   21.566
  Accumulation Unit Value Ending                         $ 12.083 $   15.703 $   21.566 $   29.216
  Number of Units Outstanding at End of Year               16,416    107,894    197,437    217,317
--------------------------------------------------------------------------------------------------
Van Eck Worldwide Hard Assets Fund
  Accumulation Unit Value Beginning                      $ 10.000 $   12.432 $   18.565 $   22.754
  Accumulation Unit Value Ending                         $ 12.432 $   18.565 $   22.754 $   32.560
  Number of Units Outstanding at End of Year               30,408    144,710    196,815    208,194
--------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
  Accumulation Unit Value Beginning                      $ 10.000 $   11.091 $   12.133 $   12.534
  Accumulation Unit Value Ending                         $ 11.091 $   12.133 $   12.534 $   14.510
  Number of Units Outstanding at End of Year               21,341     28,367     38,306     38,611
--------------------------------------------------------------------------------------------------
Van Kampen LIT Government Portfolio - Class II
  Accumulation Unit Value Beginning                      $ 10.000 $   10.169 $   10.339 $   10.496
  Accumulation Unit Value Ending                         $ 10.169 $   10.339 $   10.496 $   11.057
  Number of Units Outstanding at End of Year              196,904    330,133    394,113    382,399
--------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
  Accumulation Unit Value Beginning                      $ 10.000 $   11.063 $   11.950 $   13.645
  Accumulation Unit Value Ending                         $ 11.063 $   11.950 $   13.645 $   13.771
  Number of Units Outstanding at End of Year              187,532    597,525    965,056    913,686
--------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
  Accumulation Unit Value Beginning                      $ 10.000 $   10.364 $   11.783 $   12.043
  Accumulation Unit Value Ending                         $ 10.364 $   11.783 $   12.043 $   14.424
  Number of Units Outstanding at End of Year               43,290    100,577    118,076    101,174
--------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
  Accumulation Unit Value Beginning                      $ 10.000 $   12.829 $   14.747 $   19.988
  Accumulation Unit Value Ending                         $ 12.829 $   14.747 $   19.988 $   16.278
  Number of Units Outstanding at End of Year              290,164    680,199    844,038    713,922
--------------------------------------------------------------------------------------------------



* The LBL Consultant Solutions Plus Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on February 2, 2004, except for the Premier VIT OpCap Balanced Sub-Account which was first offered under the Contracts on April 30, 2004; and the Janus Aspen Series Small Company Value - Service Shares Sub-Account and Oppenheimer MidCap/VA - Service Shares Sub-Account which were first offered under the Contracts on May 1, 2005; and the AIM V.I. Core Equity - Series II Sub-Account which was first offered under the Contracts on May 1, 2006; and the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account and Legg Mason Partners Variable Investors - Class I Sub-Account which were first offered under the Contracts on April 27, 2007.

(1)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable All Cap - Class II Sub- Account into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account.

(2)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable Investors - Class II Sub-Account into the Legg Mason Partners Variable Investors - Class I Sub-Account.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


                              104     PROSPECTUS

LBL Consultant Solution Plus Contracts - Prospectus
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (High)

                          Mortality & Expense = 2.35


--------------------------------------------------------------------------------


                                                       For the Year Ending December 31,
Sub-Accounts                                            2004     2005    2006    2007
---------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II
 Accumulation Unit Value Beginning                     $10.000  $10.636 $10.939 $12.053
 Accumulation Unit Value Ending                        $10.636  $10.939 $12.053 $11.917
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II
 Accumulation Unit Value Beginning                     $10.000  $10.198 $10.803 $11.177
 Accumulation Unit Value Ending                        $10.198  $10.803 $11.177 $12.181
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II
 Accumulation Unit Value Beginning                           -        - $10.000 $10.719
 Accumulation Unit Value Ending                              -        - $10.719 $11.279
 Number of Units Outstanding at End of Year                  -        -       0       0
---------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II
 Accumulation Unit Value Beginning                     $10.000  $10.877 $11.383 $12.324
 Accumulation Unit Value Ending                        $10.877  $11.383 $12.324 $13.137
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class S
 Accumulation Unit Value Beginning                     $10.000  $10.000 $10.899 $11.154
 Accumulation Unit Value Ending                        $10.000  $10.899 $11.154 $13.015
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class S
 Accumulation Unit Value Beginning                     $10.000  $10.115 $11.265 $13.074
 Accumulation Unit Value Ending                        $10.115  $11.265 $13.074 $16.985
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class S
 Accumulation Unit Value Beginning                     $10.000  $10.520 $11.242 $12.051
 Accumulation Unit Value Ending                        $10.520  $11.242 $12.051 $15.431
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $10.000  $10.113 $10.239 $10.702
 Accumulation Unit Value Ending                        $10.113  $10.239 $10.702 $12.022
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $10.000  $11.274 $12.829 $13.947
 Accumulation Unit Value Ending                        $11.274  $12.829 $13.947 $15.957
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $10.000  $10.730 $11.051 $12.930
 Accumulation Unit Value Ending                        $10.730  $11.051 $12.930 $12.772
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $10.000  $ 9.709 $ 9.993 $10.390
 Accumulation Unit Value Ending                        $ 9.709  $ 9.993 $10.390 $12.836
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $10.000  $10.560 $10.771 $12.130
 Accumulation Unit Value Ending                        $10.560  $10.771 $12.130 $12.444
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------


                              105     PROSPECTUS

                                                                         For the Year Ending December 31,
Sub-Accounts                                                              2004     2005    2006    2007
---------------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $10.112 $10.051 $10.211
 Accumulation Unit Value Ending                                          $10.112  $10.051 $10.211 $10.367
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $ 9.864 $ 9.890 $10.095
 Accumulation Unit Value Ending                                          $ 9.864  $ 9.890 $10.095 $10.334
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $10.820 $12.539 $14.406
 Accumulation Unit Value Ending                                          $10.820  $12.539 $14.406 $16.448
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $10.517 $11.046 $11.899
 Accumulation Unit Value Ending                                          $10.517  $11.046 $11.899 $12.799
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.202 $11.610 $13.372
 Accumulation Unit Value Ending                                          $11.202  $11.610 $13.372 $15.423
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Forty Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.374 $12.490 $13.295
 Accumulation Unit Value Ending                                          $11.374  $12.490 $13.295 $17.719
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.188 $12.007 $13.478
 Accumulation Unit Value Ending                                          $11.188  $12.007 $13.478 $14.089
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.224 $12.144 $13.124
 Accumulation Unit Value Ending                                          $11.224  $12.144 $13.124 $13.585
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Small Company Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                             -  $10.000 $10.891 $12.949
 Accumulation Unit Value Ending                                                -  $10.891 $12.949 $11.858
 Number of Units Outstanding at End of Year                                    -        0       0       0
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Fundamental Value Portfolio - Class I (1)
 Accumulation Unit Value Beginning                                             -        -       - $10.000
 Accumulation Unit Value Ending                                                -        -       - $ 9.436
 Number of Units Outstanding at End of Year                                    -        -       -       0
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Global High Yield Bond Portfolio - Class II
 Accumulation Unit Value Beginning                                       $10.000  $10.761 $10.870 $11.701
 Accumulation Unit Value Ending                                          $10.761  $10.870 $11.701 $11.376
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors - Class I (2)
 Accumulation Unit Value Beginning                                             -        -       -       -
 Accumulation Unit Value Ending                                                -        -       -       -
 Number of Units Outstanding at End of Year                                    -        -       -       -
---------------------------------------------------------------------------------------------------------
MFS High Income Series - Service Class
 Accumulation Unit Value Beginning                                       $10.000  $10.544 $10.497 $11.264
 Accumulation Unit Value Ending                                          $10.544  $10.497 $11.264 $11.156
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
MFS Investors Growth Stock Series - Service Class
 Accumulation Unit Value Beginning                                       $10.000  $10.365 $10.539 $12.053
 Accumulation Unit Value Ending                                          $10.365  $10.539 $11.033 $11.917
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------


                              106     PROSPECTUS

                                                                              For the Year Ending December 31,
Sub-Accounts                                                                   2004     2005    2006    2007
--------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Service Class
 Accumulation Unit Value Beginning                                            $10.000  $10.700 $11.172 $11.033
 Accumulation Unit Value Ending                                               $10.700  $11.172 $12.282 $11.947
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Service Class
 Accumulation Unit Value Beginning                                            $10.000  $ 9.844 $10.086 $11.112
 Accumulation Unit Value Ending                                               $ 9.844  $10.086 $11.112 $11.082
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
MFS Total Return Series - Service Class
 Accumulation Unit Value Beginning                                            $10.000  $10.674 $10.684 $11.634
 Accumulation Unit Value Ending                                               $10.674  $10.684 $11.634 $11.794
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
MFS Value Series - Service Class
 Accumulation Unit Value Beginning                                            $10.000  $11.061 $11.489 $13.507
 Accumulation Unit Value Ending                                               $11.061  $11.489 $13.507 $14.175
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares (2)
 Accumulation Unit Value Beginning                                                  -  $10.000 $11.635 $11.657
 Accumulation Unit Value Ending                                                     -  $11.635 $11.657 $12.056
 Number of Units Outstanding at End of Year                                         -        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value Beginning                                            $10.000  $11.275 $12.546 $14.365
 Accumulation Unit Value Ending                                               $11.275  $12.546 $14.365 $14.863
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value Beginning                                            $10.000  $11.209 $11.997 $13.420
 Accumulation Unit Value Ending                                               $11.209  $11.997 $13.420 $12.907
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
 Accumulation Unit Value Beginning                                            $10.000  $10.276 $10.541 $10.509
 Accumulation Unit Value Ending                                               $10.276  $10.541 $10.509 $10.623
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Money Market Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                            $10.000  $ 9.858 $ 9.883 $10.087
 Accumulation Unit Value Ending                                               $ 9.858  $ 9.883 $10.087 $10.318
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                            $10.000  $10.489 $10.446 $10.263
 Accumulation Unit Value Ending                                               $10.489  $10.446 $10.263 $11.079
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                            $10.000  $10.178 $10.172 $10.306
 Accumulation Unit Value Ending                                               $10.178  $10.172 $10.306 $10.934
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
 Accumulation Unit Value Beginning                                            $10.000  $10.724 $10.749 $11.618
 Accumulation Unit Value Ending                                               $10.724  $10.749 $11.618 $10.829
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Renaissance Portfolio
 Accumulation Unit Value Beginning                                            $10.000  $11.115 $10.352 $11.248
 Accumulation Unit Value Ending                                               $11.115  $10.352 $11.248 $11.665
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
Rydex VT Sector Rotation Fund
 Accumulation Unit Value Beginning                                            $10.000  $10.491 $11.638 $12.647
 Accumulation Unit Value Ending                                               $10.491  $11.638 $12.647 $15.141
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------


                              107     PROSPECTUS

                                                         For the Year Ending December 31,
Sub-Accounts                                              2004     2005    2006    2007
-----------------------------------------------------------------------------------------
T. Rowe Price Blue Chip Growth Portfolio - II
 Accumulation Unit Value Beginning                       $10.000  $10.383 $10.701 $11.413
 Accumulation Unit Value Ending                          $10.383  $10.701 $11.413 $12.523
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - II
 Accumulation Unit Value Beginning                       $10.000  $10.993 $11.121 $12.873
 Accumulation Unit Value Ending                          $10.993  $11.121 $12.873 $12.936
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Eck Worldwide Absolute Return Fund
 Accumulation Unit Value Beginning                       $10.000  $ 9.817 $ 9.596 $10.172
 Accumulation Unit Value Ending                          $ 9.817  $ 9.596 $10.172 $10.324
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Eck Worldwide Emerging Markets Fund
 Accumulation Unit Value Beginning                       $10.000  $11.983 $15.431 $20.999
 Accumulation Unit Value Ending                          $11.983  $15.431 $20.999 $28.186
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Eck Worldwide Hard Assets Fund
 Accumulation Unit Value Beginning                       $10.000  $12.329 $18.243 $22.156
 Accumulation Unit Value Ending                          $12.329  $18.243 $22.156 $31.412
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
 Accumulation Unit Value Beginning                       $10.000  $10.999 $11.923 $12.204
 Accumulation Unit Value Ending                          $10.999  $11.923 $12.204 $13.998
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Government Portfolio - Class II
 Accumulation Unit Value Beginning                       $10.000  $10.084 $10.160 $10.220
 Accumulation Unit Value Ending                          $10.084  $10.160 $10.220 $10.667
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value Beginning                       $10.000  $10.971 $11.743 $13.286
 Accumulation Unit Value Ending                          $10.971  $11.743 $13.286 $13.286
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
 Accumulation Unit Value Beginning                       $10.000  $10.278 $11.579 $11.726
 Accumulation Unit Value Ending                          $10.278  $11.579 $11.726 $13.915
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
 Accumulation Unit Value Beginning                       $10.000  $12.722 $14.491 $19.462
 Accumulation Unit Value Ending                          $12.722  $14.491 $19.462 $15.704
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------



* The LBL Consultant Solutions Plus Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on February 2, 2004, except for the Premier VIT OpCap Balanced Sub-Account which was first offered under the Contracts on April 30, 2004; and the Janus Aspen Series Small Company Value - Service Shares Sub-Account and Oppenheimer MidCap/VA - Service Shares Sub-Account which were first offered under the Contracts on May 1, 2005; and the AIM V.I. Core Equity - Series II Sub-Account which was first offered under the Contracts on May 1, 2006; and the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account and Legg Mason Partners Variable Investors - Class I Sub-Account which were first offered under the Contracts on April 27, 2007.

(1)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable All Cap - Class II Sub- Account into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account.

(2)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable Investors - Class II Sub-Account into the Legg Mason Partners Variable Investors - Class I Sub-Account.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


                              108     PROSPECTUS

LBL Consultant Solution Select Contracts - Prospectus
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Low)

                           Mortality & Expense = 1.7


--------------------------------------------------------------------------------


                                                        For the Year Ending December 31,
Sub-Accounts                                             2004     2005    2006     2007
-----------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II
 Accumulation Unit Value Beginning                     $ 10.000 $ 10.701 $11.079 $ 12.288
 Accumulation Unit Value Ending                        $ 10.701 $ 11.079 $12.288 $ 12.230
 Number of Units Outstanding at End of Year              11,482   24,729   8,519   26,372
-----------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II
 Accumulation Unit Value Beginning                     $ 10.000 $ 10.260 $10.940 $ 11.395
 Accumulation Unit Value Ending                        $ 10.260 $ 10.940 $11.395 $ 12.501
 Number of Units Outstanding at End of Year              15,284   18,497   4,420    9,752
-----------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II
 Accumulation Unit Value Beginning                            -        - $10.000 $ 10.767
 Accumulation Unit Value Ending                               -        - $10.767 $ 11.405
 Number of Units Outstanding at End of Year                   -        -   3,608   16,749
-----------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II
 Accumulation Unit Value Beginning                     $ 10.000 $ 10.943 $11.528 $ 12.564
 Accumulation Unit Value Ending                        $ 10.943 $ 11.528 $12.564 $ 13.482
 Number of Units Outstanding at End of Year               2,665    3,174  10,458   12,802
-----------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class S
 Accumulation Unit Value Beginning                     $ 10.000 $ 10.061 $11.038 $ 11.371
 Accumulation Unit Value Ending                        $ 10.061 $ 11.038 $11.371 $ 13.357
 Number of Units Outstanding at End of Year              13,364   13,863  10,863   10,486
-----------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class S
 Accumulation Unit Value Beginning                     $ 10.000 $ 10.177 $11.409 $ 13.328
 Accumulation Unit Value Ending                        $ 10.177 $ 11.409 $13.328 $ 17.432
 Number of Units Outstanding at End of Year               2,386   39,056   4,489   18,890
-----------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class S
 Accumulation Unit Value Beginning                     $ 10.000 $ 10.584 $11.385 $ 12.286
 Accumulation Unit Value Ending                        $ 10.584 $ 11.385 $12.286 $ 15.837
 Number of Units Outstanding at End of Year              27,739   54,020   5,659   32,351
-----------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $ 10.000 $ 10.174 $10.369 $ 10.910
 Accumulation Unit Value Ending                        $ 10.174 $ 10.369 $10.910 $ 12.338
 Number of Units Outstanding at End of Year              20,705   26,325  19,985   10,303
-----------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $ 10.000 $ 11.342 $12.993 $ 14.218
 Accumulation Unit Value Ending                        $ 11.342 $ 12.993 $14.218 $ 16.377
 Number of Units Outstanding at End of Year              45,341  144,919  32,667   80,603
-----------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $ 10.000 $ 10.795 $11.192 $ 13.182
 Accumulation Unit Value Ending                        $ 10.795 $ 11.192 $13.182 $ 13.108
 Number of Units Outstanding at End of Year              46,651   93,792  19,478   98,411
-----------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $ 10.000 $  9.768 $10.120 $ 10.592
 Accumulation Unit Value Ending                        $  9.768 $ 10.120 $10.592 $ 13.173
 Number of Units Outstanding at End of Year              28,770   55,605  11,849   75,363
-----------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $ 10.000 $ 10.624 $10.908 $ 12.366
 Accumulation Unit Value Ending                        $ 10.624 $ 10.908 $12.366 $ 12.772
 Number of Units Outstanding at End of Year             125,438  263,983  43,696  211,816
-----------------------------------------------------------------------------------------


                              109     PROSPECTUS

                                                                          For the Year Ending December 31,
Sub-Accounts                                                               2004     2005    2006     2007
-----------------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.173 $10.180 $ 10.410
 Accumulation Unit Value Ending                                          $ 10.173 $ 10.180 $10.410 $ 10.639
 Number of Units Outstanding at End of Year                                48,708  101,437  31,813   90,643
-----------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $  9.924 $10.016 $ 10.291
 Accumulation Unit Value Ending                                          $  9.924 $ 10.016 $10.291 $ 10.606
 Number of Units Outstanding at End of Year                               168,709  228,196  33,135  258,815
-----------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.886 $12.698 $ 14.687
 Accumulation Unit Value Ending                                          $ 10.886 $ 12.698 $14.687 $ 16.880
 Number of Units Outstanding at End of Year                                28,247   49,873  16,491   84,356
-----------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.581 $11.187 $ 12.130
 Accumulation Unit Value Ending                                          $ 10.581 $ 11.187 $12.130 $ 13.136
 Number of Units Outstanding at End of Year                                10,013   17,505   1,999   14,877
-----------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $ 11.270 $11.758 $ 13.632
 Accumulation Unit Value Ending                                          $ 11.270 $ 11.758 $13.632 $ 15.829
 Number of Units Outstanding at End of Year                                27,022    6,336   2,516    6,797
-----------------------------------------------------------------------------------------------------------
Janus Aspen Series Forty Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $ 11.443 $12.649 $ 13.554
 Accumulation Unit Value Ending                                          $ 11.443 $ 12.649 $13.554 $ 18.185
 Number of Units Outstanding at End of Year                                 1,269   11,195   2,354   13,531
-----------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $ 11.256 $12.159 $ 13.740
 Accumulation Unit Value Ending                                          $ 11.256 $ 12.159 $13.740 $ 14.459
 Number of Units Outstanding at End of Year                                11,610   21,644  10,246   34,280
-----------------------------------------------------------------------------------------------------------
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $ 10.000 $ 11.292 $12.299 $ 13.379
 Accumulation Unit Value Ending                                          $ 11.292 $ 12.299 $13.379 $ 13.943
 Number of Units Outstanding at End of Year                                 4,773   28,781     901   13,792
-----------------------------------------------------------------------------------------------------------
Janus Aspen Series Small Company Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                              - $ 10.000 $10.940 $ 13.093
 Accumulation Unit Value Ending                                                 - $ 10.940 $13.093 $ 12.071
 Number of Units Outstanding at End of Year                                     -    3,239   2,462   12,418
-----------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Fundamental Value Portfolio - Class I (1)
 Accumulation Unit Value Beginning                                              -        -       - $ 10.000
 Accumulation Unit Value Ending                                                 -        -       - $  9.479
 Number of Units Outstanding at End of Year                                     -        -       -      553
-----------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Global High Yield Bond Portfolio - Class II
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.826 $11.008 $ 11.929
 Accumulation Unit Value Ending                                          $ 10.286 $ 11.008 $11.929 $ 11.675
 Number of Units Outstanding at End of Year                                17,645   46,676  15,302   47,449
-----------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors - Class I (2)
 Accumulation Unit Value Beginning                                              -        -       -        -
 Accumulation Unit Value Ending                                                 -        -       -        -
 Number of Units Outstanding at End of Year                                     -        -       -        -
-----------------------------------------------------------------------------------------------------------
MFS High Income Series - Service Class
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.608 $10.631 $ 11.483
 Accumulation Unit Value Ending                                          $ 10.608 $ 10.631 $11.483 $ 11.449
 Number of Units Outstanding at End of Year                                23,363   20,622   6,286   23,290
-----------------------------------------------------------------------------------------------------------
MFS Investors Growth Stock Series - Service Class
 Accumulation Unit Value Beginning                                       $ 10.000 $ 10.428 $10.673 $ 11.248
 Accumulation Unit Value Ending                                          $ 10.428 $ 10.673 $11.248 $ 12.262
 Number of Units Outstanding at End of Year                                 1,297   14,429   7,739   18,306
-----------------------------------------------------------------------------------------------------------


                              110     PROSPECTUS

                                                                               For the Year Ending December 31,
Sub-Accounts                                                                    2004     2005    2006     2007
----------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Service Class
 Accumulation Unit Value Beginning                                            $ 10.000 $ 10.765 $11.314 $ 12.521
 Accumulation Unit Value Ending                                               $ 10.765 $ 11.314 $12.521 $ 13.528
 Number of Units Outstanding at End of Year                                      1,311    5,472   1,693    3,450
----------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Service Class
 Accumulation Unit Value Beginning                                            $ 10.000 $  9.903 $10.215 $ 11.329
 Accumulation Unit Value Ending                                               $  9.903 $ 10.215 $11.329 $ 11.374
 Number of Units Outstanding at End of Year                                      6,659    7,704   2,187   10,252
----------------------------------------------------------------------------------------------------------------
MFS Total Return Series - Service Class
 Accumulation Unit Value Beginning                                            $ 10.000 $ 10.739 $10.820 $ 11.861
 Accumulation Unit Value Ending                                               $ 10.739 $ 10.820 $11.861 $ 12.104
 Number of Units Outstanding at End of Year                                     19,818   51,781  18,099   20,247
----------------------------------------------------------------------------------------------------------------
MFS Value Series - Service Class
  Accumulation Unit Value Beginning                                           $ 10.000 $ 11.128 $11.635 $ 13.770
  Accumulation Unit Value Ending                                              $ 11.128 $ 11.635 $13.770 $ 14.547
  Number of Units Outstanding at End of Year                                     3,382    5,222   2,124    8,826
----------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares (2)
  Accumulation Unit Value Beginning                                                  - $ 10.000 $11.687 $ 11.787
  Accumulation Unit Value Ending                                                     - $ 11.687 $11.787 $ 12.272
  Number of Units Outstanding at End of Year                                         -    7,856   7,348    5,022
----------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $ 11.343 $12.706 $ 14.644
  Accumulation Unit Value Ending                                              $ 11.343 $ 12.706 $14.644 $ 15.254
  Number of Units Outstanding at End of Year                                    62,080   86,497  10,134  111,096
----------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $ 11.277 $12.150 $ 13.681
  Accumulation Unit Value Ending                                              $ 11.277 $ 12.150 $13.681 $ 13.246
  Number of Units Outstanding at End of Year                                    35,420   81,846  11,584   44,402
----------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.339 $10.676 $ 10.714
  Accumulation Unit Value Ending                                              $ 10.339 $ 10.676 $10.714 $ 10.902
  Number of Units Outstanding at End of Year                                     9,772   47,366   8,948   33,647
----------------------------------------------------------------------------------------------------------------
PIMCO VIT Money Market Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $  9.918 $10.009 $ 10.283
  Accumulation Unit Value Ending                                              $  9.918 $ 10.009 $10.283 $ 10.590
  Number of Units Outstanding at End of Year                                   158,641  150,481  27,607   32,822
----------------------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.552 $10.579 $ 10.462
  Accumulation Unit Value Ending                                              $ 10.552 $ 10.579 $10.462 $ 11.371
  Number of Units Outstanding at End of Year                                    42,470  122,346  16,994   42,156
----------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.240 $10.302 $ 10.507
  Accumulation Unit Value Ending                                              $ 10.240 $ 10.302 $10.507 $ 11.221
  Number of Units Outstanding at End of Year                                    58,540   76,949  28,759   79,939
----------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.772 $10.868 $ 11.826
  Accumulation Unit Value Ending                                              $ 10.772 $ 10.868 $11.826 $ 11.096
  Number of Units Outstanding at End of Year                                     5,494    6,958     560    7,098
----------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Renaissance Portfolio
  Accumulation Unit Value Beginning                                           $ 10.000 $ 11.182 $10.484 $ 11.467
  Accumulation Unit Value Ending                                              $ 11.182 $ 10.484 $11.467 $ 11.971
  Number of Units Outstanding at End of Year                                    31,488   23,563   6,181   12,010
----------------------------------------------------------------------------------------------------------------
Rydex VT Sector Rotation Fund
  Accumulation Unit Value Beginning                                           $ 10.000 $ 10.555 $11.787 $ 12.893
  Accumulation Unit Value Ending                                              $ 10.555 $ 11.787 $12.893 $ 15.539
  Number of Units Outstanding at End of Year                                       418    4,603   5,562    6,080
----------------------------------------------------------------------------------------------------------------


                              111     PROSPECTUS

                                                         For the Year Ending December 31,
Sub-Accounts                                              2004     2005    2006    2007
-----------------------------------------------------------------------------------------
T. Rowe Price Blue Chip Growth Portfolio - II
  Accumulation Unit Value Beginning                      $10.000 $ 10.446 $10.837 $11.636
  Accumulation Unit Value Ending                         $10.446 $ 10.837 $11.636 $12.852
  Number of Units Outstanding at End of Year               6,370   57,136  16,451  54,684
-----------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - II
  Accumulation Unit Value Beginning                      $10.000 $ 11.060 $11.263 $13.123
  Accumulation Unit Value Ending                         $11.060 $ 11.263 $13.123 $13.276
  Number of Units Outstanding at End of Year              57,291  110,586  28,044  72,693
-----------------------------------------------------------------------------------------
Van Eck Worldwide Absolute Return Fund
  Accumulation Unit Value Beginning                      $10.000 $  9.876 $ 9.719 $10.370
  Accumulation Unit Value Ending                         $ 9.876 $  9.719 $10.370 $10.595
  Number of Units Outstanding at End of Year               1,961    2,232   8,505   5,710
-----------------------------------------------------------------------------------------
Van Eck Worldwide Emerging Markets Fund
  Accumulation Unit Value Beginning                      $10.000 $ 12.055 $15.627 $21.408
  Accumulation Unit Value Ending                         $12.055 $ 15.627 $21.408 $28.927
  Number of Units Outstanding at End of Year               2,104   18,780   5,890  22,998
-----------------------------------------------------------------------------------------
Van Eck Worldwide Hard Assets Fund
  Accumulation Unit Value Beginning                      $10.000 $ 12.403 $18.475 $22.587
  Accumulation Unit Value Ending                         $12.403 $ 18.475 $22.587 $32.238
  Number of Units Outstanding at End of Year               6,528   31,637  59,022  35,164
-----------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000 $ 11.066 $12.075 $12.441
  Accumulation Unit Value Ending                         $11.066 $ 12.075 $12.441 $14.367
  Number of Units Outstanding at End of Year               1,962    3,009   3,261  10,156
-----------------------------------------------------------------------------------------
Van Kampen LIT Government Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000 $ 10.145 $10.289 $10.419
  Accumulation Unit Value Ending                         $10.145 $ 10.289 $10.419 $10.948
  Number of Units Outstanding at End of Year              28,946   43,426   5,556  21,802
-----------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
  Accumulation Unit Value Beginning                      $10.000 $ 11.037 $11.892 $13.544
  Accumulation Unit Value Ending                         $11.037 $ 11.892 $13.544 $13.635
  Number of Units Outstanding at End of Year              16,781   31,692  12,839  34,015
-----------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
  Accumulation Unit Value Beginning                      $10.000 $ 10.340 $11.726 $11.954
  Accumulation Unit Value Ending                         $10.340 $ 11.726 $11.954 $14.281
  Number of Units Outstanding at End of Year               2,987    7,296   1,579   1,834
-----------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
  Accumulation Unit Value Beginning                      $10.000 $ 12.799 $14.675 $19.841
  Accumulation Unit Value Ending                         $12.799 $ 14.675 $19.841 $16.117
  Number of Units Outstanding at End of Year              40,344   59,925  23,273  49,639
-----------------------------------------------------------------------------------------



* The LBL Consultant Solutions Select Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on February 2, 2004, except for the Premier VIT OpCap Balanced Sub-Account which was first offered under the Contracts on April 30, 2004; and the Janus Aspen Series Small Company Value - Service Shares Sub-Account and Oppenheimer MidCap/VA - Service Shares Sub-Account which were first offered under the Contracts on May 1, 2005; and the AIM V.I. Core Equity - Series II Sub-Account which was first offered under the Contracts on May 1, 2006; and the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account and Legg Mason Partners Variable Investors - Class I Sub-Account which were first offered under the Contracts on April 27, 2007.

(1)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable All Cap - Class II Sub- Account into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account.

(2)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable Investors - Class II Sub-Account into the Legg Mason Partners Variable Investors - Class I Sub-Account.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


                              112     PROSPECTUS

LBL Consultant Solution Select Contracts - Prospectus
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (High)

                           Mortality & Expense = 2.6


--------------------------------------------------------------------------------


                                                       For the Year Ending December 31,
Sub-Accounts                                            2004     2005    2006    2007
---------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II
 Accumulation Unit Value Beginning                     $10.000  $10.611 $10.886 $11.964
 Accumulation Unit Value Ending                        $10.611  $10.886 $11.964 $11.798
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II
 Accumulation Unit Value Beginning                     $10.000  $10.175 $10.750 $11.094
 Accumulation Unit Value Ending                        $10.175  $10.750 $11.094 $12.059
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II
 Accumulation Unit Value Beginning                           -        - $10.000 $10.700
 Accumulation Unit Value Ending                              -        - $10.700 $11.230
 Number of Units Outstanding at End of Year                  -        -       0       0
---------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II
 Accumulation Unit Value Beginning                     $10.000  $10.852 $11.327 $12.233
 Accumulation Unit Value Ending                        $10.852  $11.327 $12.233 $13.005
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class S
 Accumulation Unit Value Beginning                     $10.000  $ 9.977 $10.846 $11.071
 Accumulation Unit Value Ending                        $ 9.977  $10.846 $11.071 $12.885
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class S
 Accumulation Unit Value Beginning                     $10.000  $10.092 $11.210 $12.977
 Accumulation Unit Value Ending                        $10.092  $11.210 $12.977 $16.815
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class S
 Accumulation Unit Value Beginning                     $10.000  $10.495 $11.187 $11.962
 Accumulation Unit Value Ending                        $10.495  $11.187 $11.962 $15.277
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $10.000  $10.089 $10.189 $10.622
 Accumulation Unit Value Ending                        $10.089  $10.189 $10.622 $11.902
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $10.000  $11.247 $12.767 $13.843
 Accumulation Unit Value Ending                        $11.247  $12.767 $13.843 $15.798
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $10.000  $10.705 $10.997 $12.834
 Accumulation Unit Value Ending                        $10.705  $10.997 $12.834 $12.644
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $10.000  $ 9.686 $ 9.944 $10.313
 Accumulation Unit Value Ending                        $ 9.686  $ 9.944 $10.313 $12.707
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value Beginning                     $10.000  $10.535 $10.719 $12.040
 Accumulation Unit Value Ending                        $10.535  $10.719 $12.040 $12.320
 Number of Units Outstanding at End of Year                  0        0       0       0
---------------------------------------------------------------------------------------


                              113     PROSPECTUS

                                                                         For the Year Ending December 31,
Sub-Accounts                                                              2004     2005    2006    2007
---------------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $10.088 $10.002 $10.136
 Accumulation Unit Value Ending                                          $10.088  $10.002 $10.136 $10.263
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $ 9.841 $ 9.842 $10.020
 Accumulation Unit Value Ending                                          $ 9.841  $ 9.842 $10.020 $10.231
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Service Class 2
 Accumulation Unit Value Beginning                                       $10.000  $10.795 $12.477 $14.299
 Accumulation Unit Value Ending                                          $10.795  $12.477 $14.299 $16.284
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $10.493 $10.992 $11.810
 Accumulation Unit Value Ending                                          $10.493  $10.992 $11.810 $12.672
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.176 $11.553 $13.273
 Accumulation Unit Value Ending                                          $11.176  $11.553 $13.273 $15.270
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Forty Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.348 $12.429 $13.197
 Accumulation Unit Value Ending                                          $11.348  $12.429 $13.197 $17.542
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.162 $11.948 $13.378
 Accumulation Unit Value Ending                                          $11.162  $11.948 $13.378 $13.948
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
 Accumulation Unit Value Beginning                                       $10.000  $11.198 $12.085 $13.026
 Accumulation Unit Value Ending                                          $11.198  $12.085 $13.026 $13.450
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Janus Aspen Series Small Company Value Portfolio - Service Shares
 Accumulation Unit Value Beginning                                             -  $10.000 $10.873 $12.894
 Accumulation Unit Value Ending                                                -  $10.873 $12.894 $11.777
 Number of Units Outstanding at End of Year                                    -        0       0       0
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Fundamental Value Portfolio - Class I (1)
 Accumulation Unit Value Beginning                                             -        -       - $10.000
 Accumulation Unit Value Ending                                                -        -       - $ 9.420
 Number of Units Outstanding at End of Year                                    -        -       -       0
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Global High Yield Bond Portfolio - Class II
 Accumulation Unit Value Beginning                                       $10.000  $10.735 $10.817 $11.614
 Accumulation Unit Value Ending                                          $10.735  $10.817 $11.614 $11.262
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors - Class I (2)
 Accumulation Unit Value Beginning                                             -        -       -       -
 Accumulation Unit Value Ending                                                -        -       -       -
 Number of Units Outstanding at End of Year                                    -        -       -       -
---------------------------------------------------------------------------------------------------------
MFS High Income Series - Service Class
 Accumulation Unit Value Beginning                                       $10.000  $10.519 $10.446 $11.180
 Accumulation Unit Value Ending                                          $10.519  $10.446 $11.180 $11.044
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------
MFS Investors Growth Stock Series - Service Class
 Accumulation Unit Value Beginning                                       $10.000  $10.341 $10.488 $11.964
 Accumulation Unit Value Ending                                          $10.341  $10.488 $10.951 $11.798
 Number of Units Outstanding at End of Year                                    0        0       0       0
---------------------------------------------------------------------------------------------------------


                              114     PROSPECTUS

                                                                              For the Year Ending December 31,
Sub-Accounts                                                                   2004     2005    2006    2007
--------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Service Class
 Accumulation Unit Value Beginning                                            $10.000  $10.675 $11.117 $10.951
 Accumulation Unit Value Ending                                               $10.675  $11.117 $12.191 $11.828
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Service Class
 Accumulation Unit Value Beginning                                            $10.000  $ 9.821 $10.037 $11.030
 Accumulation Unit Value Ending                                               $ 9.821  $10.037 $11.030 $10.972
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
MFS Total Return Series - Service Class
 Accumulation Unit Value Beginning                                            $10.000  $10.649 $10.631 $11.548
 Accumulation Unit Value Ending                                               $10.649  $10.631 $11.548 $11.676
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
MFS Value Series - Service Class
 Accumulation Unit Value Beginning                                            $10.000  $11.036 $11.433 $13.407
 Accumulation Unit Value Ending                                               $11.036  $11.433 $13.407 $14.033
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares (2)
 Accumulation Unit Value Beginning                                                  -  $10.000 $11.615 $11.607
 Accumulation Unit Value Ending                                                     -  $11.615 $11.607 $11.974
 Number of Units Outstanding at End of Year                                         -        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value Beginning                                            $10.000  $11.249 $12.485 $14.258
 Accumulation Unit Value Ending                                               $11.249  $12.485 $14.258 $14.715
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value Beginning                                            $10.000  $11.183 $11.939 $13.320
 Accumulation Unit Value Ending                                               $11.183  $11.939 $13.320 $12.778
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
 Accumulation Unit Value Beginning                                            $10.000  $10.252 $10.490 $10.431
 Accumulation Unit Value Ending                                               $10.252  $10.490 $10.431 $10.517
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Money Market Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                            $10.000  $ 9.835 $ 9.835 $10.012
 Accumulation Unit Value Ending                                               $ 9.835  $ 9.835 $10.012 $10.215
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                            $10.000  $10.464 $10.395 $10.186
 Accumulation Unit Value Ending                                               $10.464  $10.395 $10.186 $10.969
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                            $10.000  $10.155 $10.122 $10.230
 Accumulation Unit Value Ending                                               $10.155  $10.122 $10.230 $10.824
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
 Accumulation Unit Value Beginning                                            $10.000  $10.706 $10.703 $11.539
 Accumulation Unit Value Ending                                               $10.706  $10.703 $11.539 $10.728
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Renaissance Portfolio
 Accumulation Unit Value Beginning                                            $10.000  $11.089 $10.302 $11.164
 Accumulation Unit Value Ending                                               $11.089  $10.302 $11.164 $11.548
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------
Rydex VT Sector Rotation Fund
 Accumulation Unit Value Beginning                                            $10.000  $10.467 $11.582 $12.553
 Accumulation Unit Value Ending                                               $10.467  $11.582 $12.553 $14.990
 Number of Units Outstanding at End of Year                                         0        0       0       0
--------------------------------------------------------------------------------------------------------------


                              115     PROSPECTUS

                                                         For the Year Ending December 31,
Sub-Accounts                                              2004     2005    2006    2007
-----------------------------------------------------------------------------------------
T. Rowe Price Blue Chip Growth Portfolio - II
 Accumulation Unit Value Beginning                       $10.000  $10.359 $10.649 $11.329
 Accumulation Unit Value Ending                          $10.359  $10.649 $11.329 $12.398
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - II
 Accumulation Unit Value Beginning                       $10.000  $10.968 $11.067 $12.777
 Accumulation Unit Value Ending                          $10.968  $11.067 $12.777 $12.807
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Eck Worldwide Absolute Return Fund
 Accumulation Unit Value Beginning                       $10.000  $ 9.794 $ 9.549 $10.097
 Accumulation Unit Value Ending                          $ 9.794  $ 9.549 $10.097 $10.221
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Eck Worldwide Emerging Markets Fund
 Accumulation Unit Value Beginning                       $10.000  $11.955 $15.355 $20.843
 Accumulation Unit Value Ending                          $11.955  $15.355 $20.843 $27.905
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Eck Worldwide Hard Assets Fund
 Accumulation Unit Value Beginning                       $10.000  $12.300 $18.154 $21.992
 Accumulation Unit Value Ending                          $12.300  $18.154 $21.992 $31.099
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
 Accumulation Unit Value Beginning                       $10.000  $10.973 $11.864 $12.113
 Accumulation Unit Value Ending                          $10.973  $11.864 $12.113 $13.859
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Government Portfolio - Class II
 Accumulation Unit Value Beginning                       $10.000  $10.061 $10.110 $10.144
 Accumulation Unit Value Ending                          $10.061  $10.110 $10.144 $10.561
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value Beginning                       $10.000  $10.945 $11.685 $13.187
 Accumulation Unit Value Ending                          $10.945  $11.685 $13.187 $13.153
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
 Accumulation Unit Value Beginning                       $10.000  $10.254 $11.522 $11.639
 Accumulation Unit Value Ending                          $10.254  $11.522 $11.639 $13.776
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
 Accumulation Unit Value Beginning                       $10.000  $12.693 $14.420 $19.318
 Accumulation Unit Value Ending                          $12.693  $14.420 $19.318 $15.547
 Number of Units Outstanding at End of Year                    0        0       0       0
-----------------------------------------------------------------------------------------



* The LBL Consultant Solutions Select Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on February 2, 2004, except for the Premier VIT OpCap Balanced Sub-Account which was first offered under the Contracts on April 30, 2004; and the Janus Aspen Series Small Company Value - Service Shares Sub-Account and Oppenheimer MidCap/VA - Service Shares Sub-Account which were first offered under the Contracts on May 1, 2005; and the AIM V.I. Core Equity - Series II Sub-Account which was first offered under the Contracts on May 1, 2006; and the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account and Legg Mason Partners Variable Investors - Class I Sub-Account which were first offered under the Contracts on April 27, 2007.

(1)Effective April 27, 2007, the Legg Mason Partners Variable All Cap Portfolio
   - Class II was reorganized into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable All Cap - Class II Sub- Account into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account.

(2)Effective April 27, 2007, the Legg Mason Partners Variable Investors Portfolio - Class II was reorganized into the Legg Mason Partners Variable Investors Portfolio - Class I. Accordingly, on April 27, 2007, we combined the Legg Mason Partners Variable Investors - Class II Sub-Account into the Legg Mason Partners Variable Investors - Class I Sub-Account.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


                              116     PROSPECTUS

LBL6535-4

[LOGO]

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totaling approximately $31,000.00 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees--$0.00; cost of printing and engraving--$25,000.00 (approximate); legal fees--$5,000.00 (approximate) and accounting fees--$1,000.00 (approximate). All amounts are estimated.

Item 15. Indemnification of Directors and Officers

The Articles of Incorporation of Lincoln Benefit Life Company (Depositor) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

Under the terms of the form of Underwriting Agreement, the Depositor agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Depositor will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or gross negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exh. No. Description
-------- ------------------------------------------------------------------------------------------------------------
 1       Principal Underwriting Agreement (1)

 3 (a)   Articles of Incorporation (2)

 3 (b)   Bylaws (2)

 4 (a)   Form of Variable Annuity Contract (3)

 4 (b)   Form of Application (3)

 5       Opinion and Consent of Counsel Regarding Legality (4)

 23      Consent of Independent Registered Public Accounting Firm (filed herewith)

 99(a)   Powers of Attorney for Lawrence W. Dahl, John C. Lounds, Samuel H. Pilch, John C. Pintozzi, Kevin R. Slawin,
         Steven C. Verney, Douglas B. Welch (5)

 99(b)   Power of Attorney for James E. Hohman (6)

--------
(1) Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999

(2) Incorporated herein by reference to the Registration Statement on Form S-6 for the Lincoln Benefit Life Variable Life Account (File No. 333-47717) filed March 11, 1998

(3) Incorporated herein by reference to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-109688, 811-07924) filed October 14, 2003

(4) Incorporated herein by reference to the Registration Statement on Form S-3 for Lincoln Benefit Life Company (File No. 333-111553) filed December 24, 2003.

(5) Incorporated herein by reference to the Post-Effective Amendment No.4 to the Registration Statement on Form S-3 for Lincoln Benefit Life Company (File No. 333-111553) filed April 19, 2006.

(6) Incorporated herein by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form S-3 for Lincoln Benefit Life Company (File No. 333-111553) filed April 19, 2007.

Item 17. Undertakings.

(a)The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (i), (ii) and
(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

As required by the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on April 25, 2008.

                         LINCOLN BENEFIT LIFE COMPANY
                                 (Registrant)

                                                   * By: /s/  Lawrence W. Dahl
                                                  -----------------------------
                                                        Lawrence W. Dahl
                                                  President and Chief Operating
                                                             Officer

                         LINCOLN BENEFIT LIFE COMPANY
                                  (Depositor)

                                                   *By: /s/  Lawrence W. Dahl
                                                  -----------------------------
                                                        Lawrence W. Dahl
                                                  President and Chief Operating
                                                             Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons and in the capacities and on April 25, 2008.

(Signature) (Title)


*/s/  Lawrence W. Dahl  President, Chief Operating
----------------------- Officer & Director
   Lawrence W. Dahl     (Principal Executive Officer)

 */s/  Samuel H. Pilch  Group Vice President &
----------------------- Controller
    Samuel H. Pilch     (Principal Accounting Officer)

*/s/  Steven C. Verney  Treasurer
----------------------- (Principal Financial Officer)
   Steven C. Verney

 */s/  John C. Lounds   Director, Vice President
-----------------------
    John C. Lounds

*/s/  Douglas B. Welch  Director, Vice President
-----------------------
   Douglas B. Welch

*/s/  John C. Pintozzi  Director, Senior Vice
----------------------- President and
   John C. Pintozzi     Chief Financial Officer

 */s/  Kevin R. Slawin  Director, Vice President
-----------------------
    Kevin R. Slawin

  */s/  John E. Smith   Director, Vice President
-----------------------
     John E. Smith

*/s/  James E. Hohmann  Director, Chairman of the
----------------------- Board and
   James E. Hohmann     Chief Executive Officer

/s/  Michael J. Velotta Director, Senior Vice
----------------------- President,
  Michael J. Velotta    General Counsel and Secretary
--------
* By Michael J. Velotta, pursuant to Power of Attorney.

                                   EXHIBITS

      Exhibit No. Description
      ----------- --------------------------------------------------------
           23     Consent of Independent Registered Public Accounting Firm